Exhibit 10.5

CONTRIBUTION AGREEMENT

DATED AS OF APRIL 14, 2014

BY AND AMONG

CITY OFFICE REIT OPERATING PARTNERSHIP, L.P.,

a Maryland limited partnership,

CITY OFFICE REIT, INC.

a Maryland corporation,

CIO OP LIMITED PARTNERSHIP,

a Delaware limited partnership,

CIO REIT STOCK LIMITED PARTNERSHIP,

a Delaware limited partnership,

SECOND CITY CAPITAL PARTNERS II, LIMITED PARTNERSHIP,

a Delaware limited partnership

AND

SECOND CITY GENERAL PARTNER II, L.P.,

a Delaware limited partnership

2

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Section 8.09.	RULES OF CONSTRUCTION	40
Section 8.10.	EQUITABLE REMEDIES	40
Section 8.11.	DESCRIPTIVE HEADINGS	41
Section 8.12.	NO PERSONAL LIABILITY CONFERRED	41
Section 8.13.	AMENDMENT; WAIVER	41
Section 8.14.	SUPPLEMENT TO SCHEDULES	41

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List of Exhibits

Exhibit A	Properties
Exhibit B	Contributing Ownership Interests
Exhibit C	Formation Transactions
Exhibit D	Amended and Restated Partnership Agreement of the Operating Partnership
Exhibit E	Form of Limited REIT Indemnity
Exhibit F	Form of Assignment and Assumption Agreement

List of Schedules

Schedule 1.02(a)	Reimbursable Leases
Schedule 1.02(b)	Balance Sheet
Schedule 1.02(b)(i)	Net Working Capital
Schedule 1.05	Central Fairwinds Property
Schedule 1.05(vii)	Net Operating Income
Schedule 3.03	Summary of Required Consents
Schedule 4.04(a)(i)	Owned Real Property
Schedule 4.04(a)(ii)	Rights to Acquire Property
Schedule 4.04(c)	Schedule of Title Insurance Policies
Schedule 4.04(d)	Material Agreements
Schedule 4.04(e)	Leases
Schedule 4.04(g)	Material Defects
Schedule 4.11	Compliance with Laws
Schedule 4.14	Environmental Conditions
Schedule 4.15	Tangible Personal Property
Schedule 4.16	Zoning
Schedule 4.18	Existing Loans

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Defined Terms

TERM	SECTION
A&R OP Agreement	Section 1.02
Adjustable Consideration	Section 1.02
Adjustable Contributors	Section 1.02
Advisory Agreement	Section 1.05
Affiliate	Section 8.02
Agreement	Introduction
Amberglen	Section 2.01
Assignment and Assumption Agreement	Section 2.03
Base NOI Threshold	Section 1.05
Business Day	Section 8.02
CERCLA	Section 8.02
CIO GP	Recitals
Claw-back Amount	Section 1.05
Closing	Section 2.02
Closing Date	Section 2.02
Closing Date Net Working Capital	Section 1.02
Code	Section 8.02
Contribution Transactions	Exhibit C
Contributor	Recitals
Contributor Indemnified Party	Section 5.01
Determination Materials	Section 1.02
Earn-Out Payment	Section 1.05
Earn-Out Payment Date	Section 1.05
Earn-Out Term	Section 1.05
Earn-Out Threshold	Section 1.05
Earn-Out NOI	Section 1.05
Eligible New Lease	Section 1.05
Environmental Laws	Section 8.02
Environmental Permits	Section 8.02
Existing Leases	Section 1.05
Existing Loan Document	Section 4.18
Existing Loans	Section 4.18
Final Earn-Out Payment	Section 1.05
Final Resolution Date	Section 1.02
Financial Statements	Section 4.19
Formation Transactions	Recitals
Formation Transaction Documents	Section 8.02
Fund Material Adverse Effect	Section 2.01
GAAP	Section 8.02
Gibralt	Section 2.01
Governmental Authority	Section 8.02
Guggenheim Financing	Section 8.02
Hazardous Materials	Section 8.02
Income Test	Section 1.05
Indemnified Party	Article V
Indemnifying Party	Article V
Independent Accounting Firm	Section 1.02
Initial Property Assets	Section 4.08
Initial Property Owner	Recitals
Initial Public Offering	Recitals
Law	Section 8.02
Leases	Section 4.04

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Liens	Section 8.02
Losses	Article V
Minority Interest Consideration	Section 1.02
Minority Partners	Section 2.01
Minority Partner Interests	Recitals
net operating income	Section 1.05
Natixis	Section 8.02
Natixis Guaranty	Section 8.02
Natixis Loan Agreement	Section 8.02
Net Working Capital	Section 1.02
Objection Notice	Section 1.02
Occupancy	Section 1.05
Offering Price	Recitals
OP Indemnified Party	Section 5.01
OP Material Adverse Effect	Section 8.02
OP Units	Recitals
Operating Partnership	Introduction
Operating Partnership Agreement	Section 1.05
Order	Section 8.02
Outside Date	Section 2.06
Ownership Interests	Recitals
Party	Introduction
Permitted Lien	Section 8.02
Person	Section 8.02
Post-Closing Period	Section 1.02
Properties	Recitals
Reimbursable Leases	Section 1.02
REIT	Introduction
REIT Common Stock	Section 8.02
Release	Section 8.02
SCGP	Introduction
SCGP Consideration	Section 1.02
SCGP Ownership Interests	Recitals
Schedule Supplement	Section 8.14
SCLP	Introduction
SCLP Consideration	Section 1.02
Securities Act	Section 8.02
Solvent	Section 4.09
Sub 1	Introduction
Sub 1 Consideration	Section 1.02
Sub 1 Ownership Interests	Section 1.02
Sub 2	Introduction
Sub 2 Consideration	Section 1.02
Sub 2 Ownership Interests	Section 1.02
Subsidiary	Section 8.02
Tax	Section 8.02
Tax Return	Section 8.02
Third Party Claims	Article V
Total Consideration	Section 1.02
Qualifying Change of Control	Section 1.05
Year 1	Section 1.05
Year 1 Threshold	Section 1.05
Year 2	Section 1.05
Year 2 Threshold	Section 1.05
Year 3	Section 1.05
Year 3 Threshold	Section 1.05
Year 4	Section 1.05
Year 4 Threshold	Section 1.05
Year 5	Section 1.05

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT is made and entered into as of April 14, 2014 (this “Agreement”), by and among City Office REIT Operating Partnership, L.P., a Maryland limited partnership (the “Operating Partnership”), City Office REIT, Inc., a Maryland corporation (the “REIT”), CIO REIT Stock Limited Partnership, a Delaware limited partnership (“Sub 1”), CIO OP Limited Partnership, a Delaware limited partnership (“Sub 2”), Second City Capital Partners II, Limited Partnership, a Delaware limited partnership (“SCLP”) and Second City General Partner II, Limited Partnership, a Delaware limited partnership (“SCGP”) (each of Sub 1, Sub 2, SCLP and SCGP, a “Contributor,” and collectively, the “Contributors”). Each of the Contributors, the REIT and the Operating Partnership is sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the REIT, as sole general partner of the Operating Partnership, desires to consolidate the ownership of a portfolio of properties identified on Exhibit A (each a “Property” and, collectively, the “Properties”) through a series of transactions whereby the Operating Partnership will, through a series of contributions, acquire all of the interests held by the Contributors in each entity identified as an initial property owner on such exhibit (each, an “Initial Property Owner,” and collectively, the “Initial Property Owners”), which owns or holds, directly or indirectly, fee simple or leasehold interests in the Properties;

WHEREAS, SCLP owns the Minority Partner Interests (as hereinafter defined) in each Initial Property Owner, as set forth on Exhibit B;

WHEREAS, SCGP owns 100% of the issued and outstanding equity securities in each entity set forth on Exhibit B (collectively, the “GP Holder Stock”) as the holder of a general partner interest in an Initial Property Owner (each a “GP Interest Holder” and collectively, the “GP Interest Holders”)

WHEREAS, the transactions contemplated by this Agreement and certain other restructuring transactions to be completed prior to or on the Closing Date as set forth on Exhibit C (collectively, the “Formation Transactions”) are related to the proposed initial public offering (the “Initial Public Offering”) of common stock (the “REIT Common Stock”) of the REIT;

WHEREAS, SCLP desires to, and the Operating Partnership desires SCLP to, contribute to the Operating Partnership, all of SCLP’s right, title and interest in and to the Minority Partner Interests, free and clear of all Liens (except for Permitted Liens) including, without limitation, all of its voting rights and interests in the capital, profits and losses of each Initial Property Owner in which it holds a Minority Partner Interest or any property distributable therefrom, constituting all of its interests in and to each Initial Property Owner (such rights, title and interests in and to each Initial Property Owner are collectively referred to as the “Minority Partner Interests”) on the terms and subject to the conditions set forth herein;

WHEREAS, SCLP will transfer the Minority Partner Interests to the Operating Partnership in exchange for cash;

WHEREAS, in order to facilitate the contribution of the balance of the Ownership Interests (as defined below) to the Operating Partnership, (i) SCGP and SCLP have formed Sub 1 as a Delaware limited partnership, the sole general partner of which is SCGP with a 0.01% partnership interest as general partner, and the sole limited partner of which is SCLP with a 99.99% partnership interest as limited partner and (ii) SCGP and SCLP have formed Sub 2 as a Delaware limited partnership, the sole general partner of which is SCGP with a 0.01% partnership interest as general partner and the sole limited partner of which is SCLP with a 99.99% partnership interest as limited partner.

WHEREAS, SCLP shall contribute 34.93% of the limited partner interest in each Initial Property Owner (the “Initial Property Ownership Interests”) to Sub 1 (collectively, the “Sub 1 Ownership Interests”), and SCLP shall contribute 65.07% of the Initial Property Ownership Interests to Sub 2 (collectively, the “Sub 2 Ownership Interests”; the Sub 2 Ownership Interests, the Sub 1 Ownership Interests, the Minority Partner Interests and the GP Holder Stock being collectively referred to as the “Ownership Interests”).

WHEREAS, Sub 1 desires to, and the REIT desires Sub 1 to, contribute the Sub 1 Ownership Interests to the REIT, free and clear of all Liens (except for Permitted Liens) on the terms and subject to the conditions set forth herein;

WHEREAS, Sub 1 will transfer the Sub 1 Ownership Interests to the REIT in exchange for REIT Common Stock;

WHEREAS, Sub 2 desires to, and the Operating Partnership desires Sub 2 to, contribute the Sub 2 Ownership Interests to the Operating Partnership, free and clear of all Liens (except for Permitted Liens) on the terms and subject to the conditions set forth herein;

WHEREAS, Sub 2 will transfer the Sub 2 Ownership Interests to the Operating Partnership in exchange for units of limited partnership interest (“OP Units”) in the Operating Partnership, with each OP Unit being equal to the Offering Price;

WHEREAS, SCGP desires to, and the Operating Partnership desires SCGP to, contribute to the Operating Partnership, all of SCGP’s GP Holder Stock, free and clear of all Liens (except for Permitted Liens) on the terms and subject to the conditions set forth herein;

WHEREAS, SCGP will transfer the GP Holder Stock to the Operating Partnership in exchange for OP Units;

WHEREAS, pursuant to the Operating Partnership Agreement, the Operating Partnership has accepted the Sub 1 interests from the REIT in exchange for OP Units;

WHEREAS, the parties have agreed to document the transfers of the Ownership Interests described above by directed transfers from SCLP and SCGP to the Operating Partnership; and

WHEREAS, all necessary approvals have been obtained by the parties to this Agreement to consummate the transactions contemplated herein and the other Formation Transactions.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

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ARTICLE I

CONTRIBUTION

Section 1.01. CONTRIBUTION TRANSACTION. At the Closing and subject to the terms and conditions contained in this Agreement:

(a) SCLP shall and does, effective as of the Closing, hereby assign, set over and transfer to the Operating Partnership, absolutely and unconditionally and free and clear of all Liens, except for Permitted Liens, the Minority Partner Interests, in exchange for the consideration set forth in Section 1.02.

(b) SCLP shall and does, effective as of the Closing, hereby assign, set over and transfer the Sub 1 Ownership Interests to Sub 1, and the Sub 2 Ownership Interests to Sub 2.

(c) Sub 1 shall and does, effective as of the Closing, hereby assign, set over and transfer to the REIT, absolutely and unconditionally and free and clear of all Liens, except for Permitted Liens, the Sub 1 Ownership Interests, in exchange for the consideration set forth in Section 1.02.

(d) Sub 2 shall and does, effective as of the Closing, hereby assign, set over and transfer to the Operating Partnership, absolutely and unconditionally and free and clear of all Liens, except for Permitted Liens, the Sub 2 Ownership Interests, in exchange for the consideration set forth in Section 1.02.

(e) SCGP shall and does, effective as of the Closing, hereby assign, set over and transfer to the Operating Partnership, absolutely and unconditionally and free and clear of all Liens, except for Permitted Liens, all of SCGP’s right title and interest in and to the GP Holder Stock, in exchange for the consideration set forth in Section 1.02.

(f) Pursuant to the Operating Partnership Agreement, the Operating Partnership has accepted the Sub 1 Ownership Interests from the REIT in exchange for OP Units;

Section 1.02. CONSIDERATION.

(a) Closing Date Consideration. At the Closing and subject to the terms and conditions contained in this Agreement, the Operating Partnership or the REIT, as the case may be, shall:

(i) in exchange for the Minority Partner Interests, the Operating Partnership shall issue to SCLP $7,705,050, which amount is subject to adjustment as set forth in this Section 1.02 (the “Minority Interest Consideration”);

(ii) in exchange for the Sub 1 Ownership Interests, the REIT shall issue to Sub 1 1,858,860 shares of REIT Common Stock (the “Sub 1 Consideration”);

(iii) in exchange for the Sub 1 Ownership Interests, the Operating Partnership shall issue to the REIT 1,858,860 OP Units (the “REIT Consideration”);

(iv) in exchange for the Sub 2 Ownership Interests, the Operating Partnership shall issue to Sub 2 3,462,364 OP Units (the “Sub 2 Consideration”); and

(v) in exchange for the GP Holder Stock, the Operating Partnership shall issue to SCGP 5,327 OP Units (the “SCGP Consideration” and together with the Minority Interest Consideration, the Sub 1 Consideration, the REIT Consideration and the Sub 2 Consideration, collectively, the “Total Consideration”).

The transfer of OP Units to the Contributors and any subsequent transfers required of the Contributors by the Formation Transactions shall be evidenced by an amendment and restatement of the Operating Partnership Agreement in the form attached as Exhibit D (the “A&R OP Agreement”). The Parties intend and agree that, in determining the cash consideration due to SCLP, there shall be deducted therefrom an amount equal to the sum of (x) any rental payments attributable to the period from and after the Closing Date to the eighteen (18) month anniversary of the Closing Date (the “Post-Closing Period”) which by the current terms of any applicable Lease at any of the Properties in effect as of January 15, 2014 (the “Reimbursable Leases”) are agreed to be abated and treated as “free rent”, (y) any amounts required by the current terms of any such Reimbursable Lease to be paid by the landlord thereunder during the Post-Closing Period as a “tenant work allowance” or to undertake tenant improvements and (z) any amounts necessary to satisfy redemption or buy-out obligations due as a result of the Formation Transactions or Initial Public Offering to the extent not paid by the applicable Initial Properties Owners on or before the Closing. The Reimbursable Leases are set forth on Schedule 1.02(a) attached hereto. For the avoidance of doubt and by way of example and not of limitation, the approximately $1,000,000 tenant improvement allowance relating to a tenant at the Cherry Creek Property listed on Exhibit A coming due in 2019 shall not be counted in determining such cash consideration. Each of Sub 1 and Sub 2 shall be deemed to bear a percentage of such adjustment to the Minority Interest Consideration in accordance with their respective percentages of the Total Consideration.

(b) Post-Closing Adjustments. The Sub 1 Consideration, the REIT Consideration and the Sub 2 Consideration (the “Adjustable Consideration”) shall be adjusted after the Closing Date as follows:

(i) Within ninety (90) days following the Closing Date, the Operating Partnership shall prepare and deliver to Sub 1, Sub 2 and the REIT (the “Adjustable Contributors”) a statement setting forth a calculation of the aggregate Net Working Capital of the Initial Property Owners and the Gibralt Initial Property Owner (as defined in the Gibralt Contribution Agreement) as of 12:01 A.M., New York City time, on the Closing Date (the “Closing Date Net Working Capital”), which calculation shall be prepared in a manner consistent and using the same methodology with the most recent available balance sheet attached hereto as, and any other adjustments shown on, Schedule 1.02(b), and, to the extent not inconsistent with said Schedule, in accordance with GAAP. For purposes of this Agreement “Net Working Capital” as of any particular date shall be calculated by subtracting (x) the aggregate balances in the current liabilities accounts identified on Schedule 1.02(b)(i) as of such date from (y) the aggregate balances of the current asset accounts listed on Schedule 1.02(b)(i) as of such date, in each case, determined in accordance with GAAP, subject to the modifications described on Schedule 1.02(b)(i).

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(ii) The Operating Partnership shall comply with the Adjustable Contributors’ reasonable requests for supporting documentation used in the preparation of the Closing Date Net Working Capital and to access the Initial Property Owners books and records pertaining thereto. Except as set forth below, the Closing Date Net Working Capital shall be deemed to be and shall be final, binding and conclusive on the parties upon the earlier of (the “Final Resolution Date”): (a) the Adjustable Contributors’ delivery of a written notice to the Operating Partnership of its approval of the Closing Date Net Working Capital; (b) the failure of the Adjustable Contributors to notify the Operating Partnership in writing in accordance with Section 1.02(b)(iii) of a dispute with the Closing Date Net Working Capital (an “Objection Notice”); and (c) the resolution of all disputes, pursuant either to Section 1.02(b)(iv) or to Section 1.02(c), by the Independent Accounting Firm.

(iii) If the Adjustable Contributors disagree with the Closing Date Net Working Capital, the Adjustable Contributors may, within thirty (30) days of the delivery by the Operating Partnership of the Closing Date Net Working Capital and such supporting documentation as requested pursuant to Section 1.02(b)(ii), deliver an Objection Notice setting forth the Adjustable Contributor’s calculation of the Closing Date Net Working Capital. Any such Objection Notice shall specify those individual line items in the Closing Date Calculations with which the Adjustable Contributors disagree and the items, facts, amounts, calculations, or valuations used to determine such line items. The Adjustable Contributors shall be deemed to have agreed with all line items or amounts contained in the Closing Date Net Working Capital and all calculations, items, facts, amounts or valuations used in determining any line item of the Closing Date Net Working Capital unless, and only to the extent, such items, facts, amounts, calculations or valuations are specifically and timely objected to in an Objection Notice. If the Adjustable Contributors do not timely deliver an Objection Notice, the Closing Date Net Working Capital determined by the Operating Partnership shall be binding and conclusive on the parties hereto.

(iv) If the Adjustable Contributors timely deliver an Objection Notice to the Operating Partnership in accordance with Section 1.02(a)(iii), the Operating Partnership and the Adjustable Contributors shall attempt in good faith to reconcile the parties’ differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If the Operating Partnership and the Adjustable Contributors are unable to reach a resolution within thirty (30) days after the delivery of the Objection Notice, the Operating Partnership and the Adjustable Contributors shall submit their respective determinations and calculations and the items remaining in dispute for resolution to BDO USA, LLP (the “Independent Accounting Firm”). The lead partner of the Independent Accounting Firm shall be named by the managing partner of the accounting firm or by such other practice ordinarily employed by the Independent Accounting Firm. While each Party represents that it is not aware of any conflicts as of the date hereof that could negatively impact the Independent Accounting Firm’s ability to serve in such capacity or to allow for the possibility of such a conflict of interest or a refusal by the designated firm to serve as the Independent Accounting Firm, if the designated accounting firm is not eligible or will not serve as the Independent Accounting Firm, the Adjustable Contributors and the Operating Partnership shall mutually agree to another independent accounting firm of international reputation and the selected firm shall be the Independent Accounting Firm.

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(v) The Independent Accounting Firm shall establish such procedures giving due regard to the intention of the Parties to resolve disputes as promptly, efficiently, and inexpensively as possible, which procedures may, but need not, be those proposed by either the Operating Partnership or the Adjustable Contributors.

(vi) If issues are submitted to the Independent Accounting Firm pursuant to this Section 1.02(b):

(A) The Operating Partnership and the Adjustable Contributors shall execute any agreement required by the Independent Accounting Firm to accept their engagement pursuant to this Section 1.02(b);

(B) The Operating Partnership and the Adjustable Contributors shall each bear one-half of the fees and costs of the Independent Accounting Firm; provided, however, that the engagement agreement referred to above may require the Parties to be bound jointly and severally to the Independent Accounting Firm for those fees and costs, and in the event Operating Partnership or the Adjustable Contributors pay to the Independent Accounting Firm any amount in excess of one-half of the fees and costs of its engagement, the other Party(ies) agree(s) to reimburse Operating Partnership and the Adjustable Contributors, as applicable, upon demand, to the extent required to equalize the payments made by Operating Partnership and the Adjustable Contributors with respect to the fees and costs of the Independent Accounting Firm.

(c) The Adjustable Contributors and the Operating Partnership shall use commercially reasonable efforts to cause the Independent Accounting Firm to resolve all disagreements as soon as practicable, but in any event within sixty (60) days after the dispute is first submitted to the Independent Accounting Firm. The Adjustable Contributors and the Operating Partnership shall each submit within twenty (20) days of the engagement of the Independent Accounting Firm its calculation of the unresolved disputed items in the Objection Notice together with such work papers, calculations and other materials that such party has determined supports such party’s calculation (the “Determination Materials”). The Independent Accounting Firm shall base its determination of the disputed amounts solely on the Determination Materials. The Independent Accounting Firm shall only consider those line items and amounts in the Closing Date Calculations to which the Adjustable Contributors have timely objected pursuant to Section 1.02(b)(iii) and which the Operating Partnership and the Adjustable Contributors have been unable to resolve. The Independent Accounting Firm shall not assign a value to any disputed item greater than the greatest value or less than the smallest value for such item assigned to it by the Operating Partnership or the Adjustable Contributors, as the case may be. The resolution of the dispute by the Independent Accounting Firm shall be final, binding and non-appealable on and by the Parties hereto.

(d) Within three (3) Business Days after the final determination of the Closing Date Net Working Capital pursuant to Section 1.02(b) or Section 1.02(c), as the case may be, (i) if the Closing Date Net Working Capital is less than $0, the Adjustable Consideration shall be decreased, dollar for dollar, by the amount by which the Closing Date Net Working Capital is less than $0, and the Adjustable Contributors shall pay to the Operating Partnership such negative amount as provided in Section 1.02(e) and (ii) if the Closing Date Net Working Capital is greater than $0, the Adjustable Consideration shall be increased, dollar for dollar, by the amount by which the Closing Date Net Working Capital is greater than $0, and the Operating Partnership shall pay to the Adjustable Contributors such positive amount as provided in Section 1.02(e), to be allocated among the Adjustable Contributors, pro rata in accordance with their respective percentages of the Adjustable Consideration.

(e) Payments pursuant to this Section 1.02 shall be deemed adjustments to the Total Consideration. The payments to be made pursuant to this Section 1.02 shall be made in cash in immediately available funds to an account designated in writing by the Operating Partnership or to one or more accounts designated by the Adjustable Contributors, as applicable. Until paid, such amounts shall bear interest determined by computing simple interest on the amount from the Closing Date to the date of payment(s) at that rate of interest identified as the “Prime Rate” of interest on the Business Day immediately preceding the date of payment(s) as published in the Money Rates section of The Wall Street Journal (United States edition) (or the rate of interest announced publicly by Citibank, N.A. from time to time as its “reference rate” (on the basis of a 365-day year) if The Wall Street Journal no longer publishes the Prime Rate).

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Section 1.03. FURTHER ACTION.

(a) If, at any time after the Closing, the Operating Partnership shall determine or be advised that any deeds, bills of sale, assignments (including any intellectual property assignments), certificates, affidavits, consents, assurances or other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Operating Partnership the right, title or interest in or to the Ownership Interests contributed by the Contributors or the interests in the Properties owned by the Initial Property Owners, the Contributors shall execute and deliver, or take such commercially reasonable actions as are within their respective control to cause to be executed and delivered, all such deeds, bills of sale, assignments (including any intellectual property assignments), certificates, affidavits, consents, assurances and do or take such commercially reasonable actions as are within their respective control to cause to be done, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Ownership Interests or otherwise to carry out this Agreement; provided, that the Contributors shall not be obligated to take any action or execute any document if the additional actions or documents impose additional liabilities, obligations, covenants, responsibilities, representations or warranties on the Contributors that are not contemplated by this Agreement. Without limiting the foregoing, the Parties shall within thirty (30) days after the Closing, and from time to time thereafter as any Party shall request, reconcile cash amounts received by any Party after Closing and to make such monetary adjustments between them as shall be required to allocate to the Operating Partnership or the applicable Subsidiary all rents and other monies received for periods on or after the Closing and to the Contributors all rents and other monies received for periods prior to the Closing. Rental payments received after the Closing shall be allocated first to the rental payments due for the month in which the Closing occurs (prorated on a per diem basis), then any rentals due for the period after the Closing and any excess shall be applied to any rental amounts owing to the Contributors for any period prior to the Closing.

(b) The Operating Partnership agrees to apply, promptly after the Closing, to Natixis to assume the obligations under the Natixis Guaranty and to execute and/or deliver to Natixis and the Contributors such information (including without limitation financial information), agreements, documents and instruments as required by Natixis or otherwise reasonably requested by SCGP or reasonably necessary or advisable to evidence the release of SCLP from its obligations under or pursuant to the Natixis Guaranty and the substitution of the Operating Partnership as the guarantor with respect to the applicable obligations under the Natixis Loan Agreement originally covered by the Natixis Guaranty.

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Section 1.04. TREATMENT AS CONTRIBUTION.

(a) Each transfer, assignment and exchange by Sub 2, SCGP or the REIT effectuated pursuant to this Agreement shall constitute a “Capital Contribution” by such entity to the Operating Partnership as defined in Article I of the A&R OP Agreement. The transfer, assignment and exchange by SCLP effectuated pursuant to this Agreement shall not constitute a Capital Contribution pursuant to the A&R OP Agreement but shall be treated as a sale. Each transfer, assignment and exchange by Sub 2 and SCGP is intended to be governed by Section 721(a) of the Code. Each transfer, assignment and exchange by SCLP and Sub 1 is intended to be governed by Section 1001 of the Code.

(b) The Contributors, the Operating Partnership and the REIT agree to the tax treatment described in Section 1.04(a), and each Contributor, the Operating Partnership and the REIT shall file their respective Tax Returns consistent with such treatment, unless otherwise required by applicable Law.

Section 1.05. CENTRAL FAIRWINDS EARN-OUT.

(a) For purposes of this Section 1.05:

(i) “Base NOI Threshold” means, with respect to the applicable determination date below, as follows:

Determination Date	Base NOI Threshold

For any Earn-Out Payment made as of any date up to and including the first anniversary of the Closing Date	$1,250,000 plus the Earn-Out NOI, if any, used in calculating Earn-Out Payments made prior to the first anniversary of the Closing Date (the “Year 1 Threshold”)

For any Earn-Out Payment made as of any date following the first anniversary of the Closing Date up to and including the second anniversary of the Closing Date (“Year 2”)	The product of (x) 1.02 and (y) the Year 1 Threshold plus (z) the Earn-Out NOI, if any, used in calculating the Earn-Out Payments made during Year 2 (the “Year 2 Threshold”).

For any Earn-Out Payment made as of any date following the second anniversary of the Closing Date up to and including the third anniversary of the Closing Date (“Year 3”)	The product of (x) 1.02 and (y) the Year 2 Threshold plus (z) the Earn-Out NOI, if any, used in calculating the Earn-Out Payments made during Year 3 (the “Year 3 Threshold”).

For any Earn-Out Payment made as of any date following the third anniversary of the Closing Date up to and including the fourth anniversary of the Closing Date (“Year 4”)	The product of (x) 1.02 and (y) the Year 3 Threshold plus (z) the Earn-Out NOI, if any, used in calculating the Earn-Out Payments made during Year 4 (the “Year 4 Threshold”).

For any Earn-Out Payment made as of any date following the fourth anniversary of the Closing Date up to and including the fifth anniversary of the Closing Date (“Year 5”)	The product of (x) 1.02 and (y) the Year 4 Threshold plus (z) the Earn-Out NOI, if any, used in calculating the Earn-Out Payments made during Year 5.

(ii) “Eligible New Lease” means a real property lease or an amendment thereof, excluding Existing Leases (but including amendments to Existing Leases or new leases of space currently shown as unleased on Schedule 1.05 (“Unleased Space”) for the expansion of tenants under Existing Leases entered into during the Earn-Out Term at the Central Fairwinds property (as described on Exhibit A), which lease or amendment has

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the following characteristics (the “Leasing Criteria”): (i) the initial lease term shall be at least four (4) years; (ii) the aggregate scheduled rental payments during the initial term shall exceed the direct leasing costs associated with the lease; and (iii) the lease shall have been approved by three quarters of the independent directors of the REIT prior to execution of such lease or amendment if such lease (A) requires $200,000 or more in leasing costs or (B) relates to 10,000 or more square feet of net rentable space. The Leasing Criteria shall cease to apply for, and shall not be a condition to the treatment of any lease or amendment to lease qualifying as, an Eligible New Lease if such lease or amendment is entered into following a Qualifying Change in Control of the REIT. For the avoidance of doubt, an expansion of a tenant into Unleased Space shall be treated as an Eligible New Lease whether or not provided for in an Existing Lease and whether or not memorialized in a separate writing.

(iii) “Earn-Out NOI” means the dollar amount of the direct increase in net operating income to the owner of the Central Fairwinds property for the current year resulting from or relating to Eligible New Leases (including any parking rental income associated with an Eligible New Lease with a rental term for parking in excess of four (4) years) using the first year’s rental rate under the applicable lease(s) and the direct incremental operating costs for the current year of the leased space resulting from such Eligible New Leases. In determining net operating income for the application of these tests, the Operating Partnership shall (i) include in its calculation of net operating income the contractual rent payable under any Eligible New Lease without reduction for any rent abatement or free rent, and (ii) otherwise consistent with cash accounting and the methodology used by the Contributors in developing the current budget for the Central Fairwinds property. The Central Fairwinds property shall not be burdened by the application of any internal REIT management fees, general REIT overhead allocation or other non-direct property expenses.

(iv) “Earn-Out Term” means the period from the Closing Date until the fifth (5th) anniversary of the Closing Date, as the period may be extended pursuant to Section 1.05(c) below.

(v) “Earn-Out Threshold” means the attainment of property wide Occupancy at the Central Fairwinds property equaling or exceeding 70%, and, if applicable, thereafter the attainment of Occupancy equaling or exceeding 80%, and, if applicable, thereafter the attainment of Occupancy equaling or exceeding, 90%.

(vi) “Existing Leases” means those leases in-place as of January 15, 2014 and identified on Schedule 1.05.

(vii) “net operating income” as of any particular period, shall be calculated for the Central Fairwinds property consistent with cash accounting and the methodology used by the Contributors in developing the current budget for the Central Fairwinds property as shown on Schedule 1.05(vii). The Central Fairwinds property shall not be burdened by the application of any internal REIT management fees, general REIT overhead allocation or other non-direct property expenses.

(viii) “Occupancy” means as of any particular date, (x) the total net rentable square feet of the Central Fairwinds property that is leased to tenants pursuant to leases for which rent obligations have commenced, which shall for all purposes be the net rentable square footage as set forth on Schedule 1.05 divided by (y) the total net rentable area of the property as measured in square feet as set forth on Schedule 1.05.

(ix) “Qualifying Change of Control” means the direct or indirect acquisition by any Person, or group of Persons, acting jointly or in concert (other than SCLP, Gibralt or any of their respective Affiliates), of voting control or direction over more than 50% of the votes attaching, collectively, to the outstanding voting shares of the REIT.

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(b) The Operating Partnership agrees and confirms that it shall make one or more additional payments (each, an “Earn-Out Payment”) to Sub 1, Sub 2 or SCGP or their respective Affiliates during the Earn-Out Term if and when the owner of the Central Fairwinds property enters into one or more Eligible New Leases that results in the achievement of the applicable Earn-Out Threshold. Additionally, within thirty (30) days following the fifth (5th) anniversary of the Closing Date, the Operating Partnership shall conduct the calculation set forth in Section 1.05(c) for the Eligible New Leases entered into since the date that the last Earn-Out Threshold was met, if any, which are in addition to the Eligible New Leases used in calculating the most recent prior Earn-Out Payment (such calculated amount, if any, the “Final Earn-Out Payment”). For purposes of determining the Occupancy with respect to the Final Earn-Out Payment, the Occupancy shall be calculated as the lower of the Occupancy on the fifth (5th) anniversary of the Closing Date or on the 30th day following the fifth (5th) anniversary of the Closing Date. For illustrative purposes, if Occupancy is 88% on the fifth (5th) anniversary of the Closing Date and 87% on the thirtieth day following the fifth anniversary of the Closing Date, and the most recent prior Earn-Out Threshold achieved was 82%, the Final Earn-Out Payment would be calculated utilizing the Eligible New Leases that resulted in Occupancy increasing from 82% to 87%.

(c) Each Earn-Out Payment shall be calculated by (i) dividing (A) Earn-Out NOI by (B) 7.75%, and (ii) subtracting from the quotient determined pursuant to (i) above any direct out-of-pocket third-party costs incurred in connection with such additional lease up, including, but not limited to, third-party leasing commissions, tenant inducements and free rent. Further, in calculating each Earn-Out Payment, if the tenant under any New Eligible Lease that was included in the calculation of any Earn-Out Payment, defaults in the payment of rent for a period of sixty (60) consecutive days or more, an amount equal to the Earn-Out Payment received by SCLP on that affected Eligible New Lease (the “Claw-back Amount”) shall be deducted from future Earn-Out Payments; provided, however, that if the non-paying tenant is replaced prior to the later of the next applicable Earn-Out Payment determination date or the first (1st) anniversary of termination of the lease of such non-paying tenant, whether before or after the end of the Earn-Out Term, then the deducted amount (net of any incremental costs relating to the new lease) shall be included in the next Earn-Out Payment and the same shall no longer constitute a Claw-back Amount. If upon the expiration of the Earn-Out Term, the Operating Partnership has not been able to offset any Claw-back Amount against Earn-Out Payments, the Contributors shall each make a payment to the Operating Partnership equal to its pro rata portion of any Claw-back Amount then unpaid in cash, OP Units or REIT Common Stock, at the option of such Contributor, which payment shall be due within thirty (30) days of the expiration of the Earn-Out Term. Any OP Units or REIT Common Stock delivered in accordance with the preceding sentence shall be valued in the manner described in Section 1.05(d). Notwithstanding anything to the contrary herein, payment of any Earn-Out Payment otherwise earned hereunder shall be deferred if the trailing twelve month net operating income to the owner of the Central Fairwinds property for the most recent quarter ended prior to the applicable determination date is less than the applicable Base NOI Threshold (the “Income Test”). The deferral shall continue until such time as the trailing twelve month net operating income to the owner of the Central Fairwinds property at any fiscal quarter end exceeds the applicable Base NOI Threshold, whether the same occurs before or within one year after the end of the Earn-Out Term, at which time the deferred Earn-Out Payment shall become immediately payable.

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(d) The Operating Partnership shall have the right to pay up to 100% of any Earn-Out Payment in the form of REIT Common Stock in the case of payments due to Sub 1 and unrestricted and convertible OP Units in the case of payments due to Sub 2, with the remainder of the Earn-Out Payments (if any) to be paid in cash. If any portion of an Earn-Out Payment is made in the form of OP Units, the OP Units shall be valued at a value per unit equal to the 20-day volume-weighted average trading price of the REIT Common Stock on the New York Stock Exchange or such other principal stock exchange on which the REIT Common Stock is then traded for the twenty (20) day period immediately preceding the date of issuance of the common units.

(e) The calculation of the amount of each Earn-Out Payment and supporting data and documentation shall be made by the Operating Partnership, approved by the Audit Committee of the REIT and delivered to the Contributors together with all back-up information within thirty (30) days of achieving the applicable Earn-Out Threshold or with respect to the Final Earn-Out Payment, thirty (30) days following the fifth (5th) anniversary date of the Closing Date, or such later date on which the Income Test is achieved. The Contributors shall notify the Operating Partnership of any objections to the calculation of the Earn-Out Payment within thirty (30) days after receipt of the calculation. If the Contributors do not object within such thirty (30) day period, the Operating Partnership’s calculation of the Earn-Out Payment shall be final and binding on the parties and the applicable Earn-Out Payment shall be due within three (3) Business Days following the expiration of such thirty (30) day period. If a Contributor shall so notify the Operating Partnership of its objection within such thirty (30) day period, the Operating Partnership shall pay to such Contributor or its designee the undisputed portion of the Earn-Out Payment within three (3) Business Days of the expiration of such thirty (30) day period, and either party may elect to resolve the calculation of the disputed portion of the Earn-Out Payment through the process pursuant to Section 1.05(h) below.

(f) The Operating Partnership agrees to provide to each Contributor information regarding the leasing activities at the Central Fairwinds property on a quarterly basis during the Earn-Out Term.

(g) If the Operating Partnership shall directly or indirectly sell, transfer or otherwise dispose of the Central Fairwinds property during the Earn-Out Term, the Operating Partnership shall, at its option, (i) require the purchaser thereof to assume the obligation to make any Earn-Out Payment(s) thereafter payable as and when due in accordance with the provisions of this Agreement absent the transfer; provided that the Operating Partnership shall not be relieved of its obligations hereunder in the event the purchaser fails to timely pay any such Earn-out Payments, or (ii) pay the Contributors the Earn-Out Payment(s), payable at the time of the sale of the Central Fairwinds property, based on an assumed occupancy level of 90% at such sale date and market rent rates, tenant inducements, free rent and leasing commissions as reasonably agreed to with the Audit Committee of the REIT and otherwise complying with the calculations in Section 1.05(c) above. Any failure to resolve shall be resolved through the process pursuant to Section 1.05(h).

(h) Any dispute with respect to the amount of, or the means of calculating any Earn-Out Payment shall be resolved in accordance with the procedures outlined in Section 1.02(b) hereof. The determination of the Independent Accounting Firm shall be final and binding on the Contributors and the Operating Partnership and any Earn-Out Payment determined by the Independent Accounting Firm to be due, shall be paid within three (3) Business Days of such final determination.

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Section 1.06. OP LEASE RESPONSIBILITY. With respect to any lease entered into by the Initial Property Owners or the Contributors at any of the Properties from and after January 15, 2014, the Operating Partnership confirms and agrees that it shall be responsible for and shall pay, or shall reimburse the Contributors for any amounts paid by them in respect of, (i) any amounts required by the terms of any such lease to be paid by the landlord thereunder as a “tenant work allowance” or to undertake tenant improvements or (ii) any leasing commissions, legal fees or other out-of-pocket costs paid or payable by the landlord under any such lease.

ARTICLE II

CLOSING

Section 2.01. CONDITIONS PRECEDENT.

(a) Condition to Each Party’s Obligations. The respective obligation of each Party to effect the contributions contemplated by this Agreement and to consummate the other transactions contemplated hereby to occur on the Closing Date is subject to the satisfaction or waiver (subject to the last sentence of Section 2.01(a)(i) below) of the following conditions:

(i) Registration Statement. The registration statement relating to the Initial Public Offering shall have been declared effective under the Securities Act and will not be the subject of any stop order or proceedings by the Securities and Exchange Commission seeking a stop order. This condition may not be waived by any Party.

(ii) No Injunction. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of any of the transactions contemplated in this Agreement or any of the other Formation Transactions nor shall any litigation with or before a Governmental Authority of competent jurisdiction that seeks the foregoing then be pending.

(iii) Guggenheim Financing. The Guggenheim Financing shall have been closed and the transactions contemplated thereby consummated.

(iv) Natixis Notice. Any and all required notices and informational deliveries required under the Natixis Loan Agreement shall have been made and accepted by Natixis.

(v) Formation Transactions. The Formation Transactions set forth on Exhibit C shall have been consummated not later than concurrently with the Closing.

(b) Conditions to Obligations of the Operating Partnership. The obligations of the Operating Partnership to effect the contributions contemplated by this Agreement and to consummate the other transactions contemplated hereby to occur on the Closing Date are further subject to satisfaction of the following conditions (any of which may be waived by the Operating Partnership in whole or in part):

(i) Representations and Warranties. The representations and warranties of each Contributor contained in this Agreement shall be true and correct in all material

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respects at and as of the Closing (except to the extent that any such representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of such earlier date).

(ii) Performance by each Contributor. Each Contributor shall have performed and complied with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(iii) Consents, Licenses, Etc. All necessary consents and approvals, including of any Governmental Authorities or third parties, for each Contributor to consummate the transactions contemplated hereby and the other Formation Transactions shall have been obtained. The Operating Partnership shall have received all licenses, permits, certificates, approvals and other authorizations from the appropriate Governmental Authorities that are necessary in connection with the transfer of the Ownership Interests, the operation of the Properties and the transactions contemplated by this Agreement.

(iv) No Material Adverse Change. There shall not have occurred between the date hereof and the Closing Date any material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Contributors, the Initial Property Owners and the Properties, taken as a whole (a “Fund Material Adverse Effect”); provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Fund Material Adverse Effect: (1) any material adverse change to the extent attributable to the announcement or pendency of the transactions contemplated by this Agreement; (2) any material adverse change attributable to conditions affecting (x) the industries in which the Contributors or the Initial Property Owners participate (including fluctuating conditions resulting from cyclicality, seasonality or weather patterns affecting the business of the Contributors or the Initial Property Owner, including their respective tenants and suppliers) or (y) the United States economy as a whole; provided that such changes do not affect the Properties in a disproportionate manner; (3) any material adverse change resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; (4) any material adverse change arising from or relating to any change in accounting requirements or principles or any change in Laws or the interpretation or enforcement thereof; or (5) any Permitted Lien.

(v) Initial Public Offering Closing. The closing of the Initial Public Offering shall occur substantially concurrently with the Closing.

(vi) Bankruptcy and Similar Events. There shall not have been filed, by or against any Contributor or any Initial Property Owner a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, or the appointment of a receiver or trustee, or seeking liquidation or dissolution or similar relief under Title 11 of the United States Code, as amended from time to time, or similar insolvency law, which has not been dismissed before the Closing Date.

(vii) Formation Transactions. The Formation Transactions shall have been or shall be scheduled to be consummated substantially concurrently in accordance with the timing set forth in the respective Formation Transaction Documents.

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(viii) Approval of Formation Transactions. The transactions contemplated hereby and the other Formation Transactions shall have been approved or consented to in writing by the general partner and, to the extent required, the holders of the requisite limited partner interests of each Contributor.

(ix) Working Capital. The Initial Property Owners, in the aggregate, shall have Net Working Capital of not less than zero, as of the Closing Date.

(x) Tenant Reserves. The Initial Property Owners, in the aggregate, shall have sufficient available funds from cash reserves, loan reserves or other financing agreements as of the Closing Date to satisfy all contractual obligations for tenant improvements as of the Closing Date.

(c) Conditions to Obligations of the Contributors. The obligations of each Contributor are further subject to satisfaction of the following conditions (any of which may be waived by such Contributor in whole or in part):

(i) Representations and Warranties. The representations and warranties of the Operating Partnership contained in this Agreement shall be true and correct at and as of the Closing (except to the extent that any such representation or warranty speaks as of an earlier date, in which case it must be true and correct only as of such earlier date).

(ii) Performance by the Operating Partnership and the REIT. The Operating Partnership and the REIT shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(iii) Consents, Licenses, Etc. All necessary consents and approvals, including of any Governmental Authorities or third parties, for each Contributor to consummate the transactions contemplated hereby and the other Formation Transactions shall have been obtained. The REIT and the Operating Partnership shall have received all licenses, permits, certificates, approvals and other authorizations from the appropriate Governmental Authorities that are necessary in connection with the transfer of the Ownership Interests, the operation of the Properties and the transactions contemplated by this Agreement.

(iv) Advisory Agreement. The Advisory Agreement by and among the Operating Partnership, the REIT and City Office Real Estate Management, Inc. shall have been executed.

(v) Excepted Holder Agreement. The Excepted Holder Agreements by and among the REIT, Sub 1, Sub 2 and SCGP shall have been executed.

(vi) Tax Protection Agreements. The Tax Protection Agreements by and among the Operating Partnership, Sub 2, SCGP, Daniel Rapaport, GCC Amberglen Investments Limited Partnership (“Amberglen”) and Gibralt US, Inc. (“Gibralt”) shall have been executed.

(vii) Gibralt Contribution Agreement. The Contribution Agreement (the “Gibralt Contribution Agreement”) by and among the Operating Partnership, Gibralt and Amberglen, and all documents and instruments contemplated thereby, shall have been executed.

(viii) Post Closing Limited REIT Indemnity. The REIT and the Operating Partnership shall have executed and delivered to Central Fairwinds 135, LLC, a Florida

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limited liability company and CC Tower Feldman Partners LLC, a Florida limited liability company (collectively, the “Minority Partners”) an indemnity agreement substantially in form of Exhibit E attached hereto.

Section 2.02. TIME AND PLACE. Unless this Agreement shall have been terminated pursuant to Section 2.05, and subject to satisfaction or waiver of the conditions in Section 2.01, the closing of the transfers contemplated by Sections 1.01 and 1.02 and the other transactions contemplated hereby (the “Closing”) shall occur substantially concurrently with closing of, and the receipt by the REIT of the proceeds from, the Initial Public Offering (the “Closing Date”). The Closing shall take place at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 or such other place as mutually determined by the parties hereto. The transfers described in Sections 1.01 and 1.02 and all closing deliveries shall be deemed to have occurred concurrently on the Closing Date at the Closing for all purposes.

Section 2.03. CLOSING DELIVERABLES.

(a) At or prior to the Closing, each Contributor shall deliver, or cause to be delivered, to the Operating Partnership all documents necessary or appropriate to consummate the Closing, including the following, all in form and substance reasonably acceptable to the Operating Partnership:

(i) an Assignment and Assumption Agreement in substantially the form set forth in Exhibit F attached hereto transferring all of such Contributor’s right, title and interest in and to each Initial Property Owner to the Operating Partnership or the REIT, as applicable (“Assignment and Assumption Agreement”);

(ii) A certificate from such Contributor certifying to the Operating Partnership (i) the accuracy of such Contributor’s representations and warranties made by Contributor hereunder, and (ii) the accuracy and current enforceability of the organizational documents for the applicable Initial Property Owner and (iii) the absence of any Fund Material Adverse Effect;

(iii) all documents and instruments, if any, necessary to reflect the change in the general partner and limited partners of each Initial Property Owner in its state of formation and each state in which an Initial Property Owner is qualified;

(iv) an affidavit certifying that such Contributor is not a “foreign person,” as that term is defined by Section 1445 of the Code;

(v) all documents required by a lender in connection with the assumption or prepayment of any existing loan at or prior to Closing, duly executed by each applicable party;

(vi) a duly executed copy of the A&R OP Agreement; and

(vii) any other documents reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Ownership Interests, free and clear of all Liens (other than Permitted Liens) and to effectuate the transactions contemplated hereby.

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(b) At or prior to the Closing, the Operating Partnership or the REIT, as applicable shall deliver, or cause to be delivered, to each Contributor all documents necessary or appropriate to consummate the Closing, including the following, all in form and substance reasonably acceptable to each Contributor:

(i) an Assignment and Assumption Agreement;

(ii) the Minority Interest Consideration due to SCLP pursuant to Section 1.02 hereof;

(iii) the Sub 1 Consideration due to Sub 1 pursuant to Section 1.02 hereof;

(iv) the Sub 2 Consideration due to Sub 2 pursuant to Section 1.02 hereof;

(v) the SCGP Consideration due to SCGP pursuant to Section 1.02 hereof;

(vi) a duly executed copy of the A&R OP Agreement; and

(vii) any other documents reasonably requested by any Contributor as may be reasonably necessary or proper to effectuate the transactions contemplated hereby.

Section 2.04. CLOSING COSTS. If the Closing occurs, the REIT and the Operating Partnership shall reimburse Gibralt, Amberglen and each Contributor hereunder for the reasonable and documented out of pocket expenses incurred by it in connection with the Formation Transactions (including the related financing and refinancing costs) and the Initial Public Offering (excluding the underwriting discount); provided, however, that such reimbursement shall not in the aggregate exceed $8,450,000.

Section 2.05. TERM OF THE AGREEMENT. This Agreement shall terminate automatically if the contributions contemplated by this Agreement shall not have been consummated on or prior to the December 31, 2014 (such date is hereinafter referred to as the “Outside Date”), unless extended in writing by the parties to this Agreement.

Section 2.06. EFFECT OF TERMINATION. In the event of termination of this Agreement for any reason, all obligations on the part of the Operating Partnership and each Contributor under this Agreement shall terminate, except as otherwise provided herein.

Section 2.07. TAX WITHHOLDING. The Operating Partnership shall be entitled to deduct and withhold, from the consideration payable pursuant to this Agreement to each Contributor, such amounts as the Operating Partnership is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Operating Partnership, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Contributor in respect of which such deduction and withholding was made by the Operating Partnership.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP AND THE REIT

Each of the REIT and the Operating Partnership hereby represents and warrants to and covenants with each Contributor as follows:

Section 3.01. ORGANIZATION; AUTHORITY. The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the Law of the State of Maryland. The REIT is a corporation duly organized, validly existing and in good standing under the Law of the State of Maryland. The Operating Partnership has all requisite power and authority to (a) enter into this Agreement and each other agreement, document and instrument contemplated hereby, (b) carry out the transactions contemplated hereby and thereby, (c) own, lease or operate its property, to enter into and consummate the Guggenheim Financing, (d) guarantee the obligations under the Natixis Loan Agreement covered as of the date hereof by the Natixis Guaranty, and (e) carry on its business as presently conducted. The REIT has all requisite power and authority to (a) enter into this Agreement and each other agreement, document and instrument contemplated hereby and (b) carry out the transactions contemplated hereby and thereby. To the extent required under applicable Law, each of the Operating Partnership and the REIT is qualified to do business and are in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have an OP Material Adverse Effect.

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Section 3.02. DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and each other agreement, document and instrument contemplated hereby by the Operating Partnership or the REIT has been duly and validly authorized by all necessary action of the Operating Partnership or the REIT, respectively. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium or other similar Law relating to creditors’ rights and remedies generally and (ii) as to enforceability, to general principles of equity and the remedy of specific performance and injunctive and other forms of equitable relief (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the commission, tribunal or adjudicative body before which any proceeding therefor may be brought. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the REIT pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the REIT, each enforceable against the REIT in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium or other similar Law relating to creditors’ rights and remedies generally and (ii) as to enforceability, to general principles of equity and the remedy of specific performance and injunctive and other forms of equitable relief (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.03. CONSENTS AND APPROVALS. Except as set forth on Schedule 3.03, no material consent, waiver, approval or authorization of, or filing with, any Person or Governmental Authority or under any applicable Law is required to be obtained by the REIT or the Operating Partnership in connection with the execution, delivery and performance of this Agreement, the transactions contemplated hereby or the other Formation Transactions.

Section 3.04. NO VIOLATION. None of the execution, delivery or performance of this Agreement, or any agreement contemplated hereby between the parties to this Agreement or the consummation of the transactions contemplated hereby or thereby (including the other Formation Transactions) does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under (a) the organizational documents of the Operating Partnership or the REIT, (b) any term or provision of any judgment, order, writ, injunction, or decree binding on the Operating Partnership or the REIT or (c) any other agreement to which the Operating Partnership or the REIT is a party.

Section 3.05. VALIDITY OF OP UNITS. The OP Units to be issued to Sub 2, SCGP and the REIT pursuant to this Agreement have been duly authorized by the Operating Partnership and, when issued against the consideration therefor, will be validly issued by the Operating Partnership, free and clear of all Liens (other than Liens created by the A&R OP Agreement).

Section 3.06. VALIDITY OF REIT COMMON STOCK. The REIT Common Stock to be issued to Sub 1 pursuant to this Agreement has been duly authorized by the REIT and, when issued against the consideration therefor, will be validly issued by the REIT, free and clear of all Liens (except Permitted Liens).

Section 3.07. LITIGATION. There is no action, suit or proceeding pending or, to the Operating Partnership’s knowledge, threatened against the Operating Partnership which, if adversely determined, would be reasonably expected to have an OP Material Adverse Effect or which would reasonably be expected to impair the ability of the Operating Partnership to execute or deliver, or perform its obligations under, this Agreement and each other agreement, document and instrument executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby. There is no action, suit or proceeding pending or, to the REIT’s knowledge, threatened against the REIT which, if adversely determined, would be reasonably expected to have an OP Material Adverse Effect or which would reasonably be expected to impair the ability of the REIT to execute or deliver, or perform its obligations under, this Agreement and each other agreement, document and instrument executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.

Section 3.08. OP AGREEMENT. Attached as Exhibit D hereto is a true and complete copy of the A&R OP Agreement of Limited Partnership of the Operating Partnership to be entered into between SCGP, Sub 2 and the REIT on the Closing.

Section 3.09. LIMITED ACTIVITIES. Except for activities directly connected to the Formation Transactions, neither the REIT nor the Operating Partnership has not engaged in any business or incurred any obligations.

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Section 3.10. NO BROKER. Neither the REIT nor the Operating Partnership has entered into, and each of the REIT and the Operating Partnership hereby covenants that it will not enter into, any agreement, arrangement or understanding with any Person which would reasonably be expected to result in the obligation of a Contributor or any Affiliates thereof to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the REIT or the Operating Partnership.

Section 3.11. NO OTHER REPRESENTATIONS OR WARRANTIES. Other than the representations and warranties expressly set forth in this Article III, none of the Operating Partnership, the REIT or any other Person has made or makes any express or implied representation or warranty, either written or oral, on behalf of the REIT or the Operating Partnership or any representation or warranty arising from statute or otherwise in Law and the REIT and the Operating Partnership hereby disclaims any other representations or warranties, whether made or purported to be by the REIT or the Operating Partnership, or any of its officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any agreement, document or instrument contemplated to be delivered by the Operating Partnership, by the REIT, by this Agreement or the Formation Transactions, or the transactions contemplated hereby or thereby. The Contributors acknowledge and agree that they have not relied and are not relying upon any representations or warranties other than those contained in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

Each Contributor hereby represents and warrants to the Operating Partnership and agrees with the Operating Partnership as follows:

Section 4.01. ORGANIZATION; AUTHORITY.

(a) Each Contributor is a limited partnership duly organized, validly existing and in good standing under the Law of the State of Delaware. Each Contributor has all requisite power and authority to enter this Agreement and each other agreement, document and instrument contemplated hereby and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified could not result in a Fund Material Adverse Effect.

(b) Each Initial Property Owner (i) is a limited partnership duly organized, validly existing and in good standing under the Law of the State indicated on Exhibit A, (ii) has all limited partnership power and authority to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable Law, and (iii) is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, properties or results of operations of such Initial Property Owner.

Section 4.02. DUE AUTHORIZATION. The execution, delivery and performance by the Contributor of this Agreement and the other Formation Transaction Documents (including any agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to this Agreement or the other Formation Transaction Documents) to which it is a party have been duly and

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validly authorized by all necessary actions required of the Contributor. This Agreement, the other Formation Transaction Documents to which such Contributor is a party and each agreement, document and instrument executed and delivered by or on behalf of the Contributor or any Initial Property Owner pursuant to this Agreement or the other Formation Transaction Documents constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Contributor or such Initial Property Owner, each enforceable against the Contributor or such Initial Property Owner in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium or other similar Law relating to creditors’ rights and remedies generally and (ii) as to enforceability, to general principles of equity and the remedy of specific performance and injunctive and other forms of equitable relief (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.03. OWNERSHIP OF OWNERSHIP INTERESTS. Each Contributor is the sole record and beneficial owner of the Ownership Interests set forth on Exhibit B and has the exclusive power and authority to transfer, sell, assign and convey to the Operating Partnership such Ownership Interests free and clear of any Liens, except for Permitted Liens, and, upon delivery of the consideration for such Ownership Interests as provided herein, the Operating Partnership will acquire good and valid title thereto, free and clear of any Liens, except for Permitted Liens and Liens created by the A&R OP Agreement. Except as provided for or contemplated by this Agreement or any other agreement, document or instrument contemplated hereby, there are no rights, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or understandings of any kind outstanding (a) relating to the Ownership Interests or (b) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the interests which comprise such Ownership Interests or any securities or obligations of any kind convertible into any of the interests which comprise such Ownership Interests or other equity interests or profit participation of any kind in the Initial Property Owners. All of the issued and outstanding Ownership Interests have been duly authorized and are validly issued.

Section 4.04. OWNERSHIP OF THE PROPERTIES.

(a) Except as set forth on Schedule 4.04(a)(i), each Initial Property Owner that owns any of the Property that is designated as owned real property in Exhibit A hereto has good and marketable title in fee simple to such Property free and clear of all Liens, except Permitted Liens. No Person has any right or option to acquire all or any portion of any Property, other than the Operating Partnership pursuant to this Agreement, except as set forth on Schedule 4.04(a)(ii).

(b) Except as would not reasonably be expected to have a Fund Material Adverse Effect, each Initial Property Owner that leases any of the Property that is designated as leased real property in Exhibit A hereto has a valid leasehold interest in, and enjoys peaceful and undisturbed possession (consistent with historical use) of such Property, pursuant to the terms of said Lease, in each case free and clear of all Liens, except Permitted Liens. No Initial Property Owner has received any written notice of any default under any of the real property leases pursuant to which it leases such Properties, and to the Contributors’ knowledge there is no material uncured default by any landlord thereunder.

(c) Each Initial Property Owner has in place an owner’s or leasehold owner’s policy of title insurance that is currently effective for the Property it is listed as owning on Exhibit A, insuring title in the name of such Initial Property Owner, as listed on Schedule 4.04(c) hereto.

(d) Except for matters set forth on Schedule 4.04(d) hereto and except as would not reasonably be expected to have a Fund Material Adverse Effect, (1) no Contributor, nor any of the Initial Property Owners nor any of the Properties nor, to the knowledge of any Contributor,

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any other party to any material agreement affecting any Property (other than a Lease (as such term is hereinafter defined) for space within such Property), is in default under any such material agreement affecting any Property, (2) to the knowledge of the Contributor, no event has occurred or has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would constitute a default under any such agreement, or would, individually or together with all such other events, reasonably be expected to cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any asset of the Contributor being contributed to the Operating Partnership, Initial Property Owners or the Properties and (3) to the Contributor’s knowledge, all agreements affecting any Property required for the continued ownership, use, occupancy, management, leasing and operation of such Property (exclusive of space Leases) are valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

(e) Schedule 4.04(e) sets forth information with respect to the Leases of each Property which is true and accurate in all material respects, including the tenant, lease term expiration date and current rent terms. No renewal options exist that are not otherwise specified in the Leases. Subject to the terms of any ground lease identified on Schedule 4.04(e), no party has any rights of possession or occupancy to any of the Properties, except for such rights as arise pursuant to the Leases as may be reflected in the Title Policies. Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect or that are otherwise disclosed on Schedule 4.04(e), (1) no Contributor, nor any of the Initial Property Owners nor any of the Properties nor, to the knowledge of any Contributor, any other party to any Lease, is in monetary default or material non-monetary default under such Lease, (2) no Contributor has received any written threat nor, to the Contributor’s knowledge, has any event occurred, which with or without the passage of time or the giving of notice, or both, would constitute a default under any Lease or would permit termination, modification or acceleration under such Lease and (3) no Contributor has a reason to believe or has received written notice that the leases (and all amendments thereto or modifications thereof) to which the Initial Property Owners are a party or by which the Initial Property Owners are bound or subject (collectively, the “Leases”) are not valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity. There exists no matured unfulfilled obligation on the part of any Contributor, Initial Property Owner or any Property to dedicate or grant an easement or easements over any portion or portions of any of the Property to any Governmental Authority.

(f) To each Contributor’s knowledge, all the buildings, fixtures and leasehold improvements used by any Initial Property Owner (or its agents) or any Property in connection with the use and operation of the improvements located on the Properties are located on such Property. Each of the Properties abuts on at least one side a public street or road so as to provide and permit adequate vehicular and pedestrian ingress, egress and access to such parcel, or has adequate easements across intervening property to permit adequate vehicular and pedestrian ingress, egress and access to such parcel from a public street or road.

(g) Except as shown on Schedule 4.04(g), there are no material defects in the Properties known to any Contributor or any Initial Property Owner, including all systems therein, all structural components of the buildings located thereon (including, without limitation, the roof and the exterior walls and all operating systems, including, without limitation, the air conditioning system, the heating system, the plumbing system, the electrical system, the fire alarm system, if any, and the sprinkling system, if any). To each Contributor’s knowledge, all water, sewer, electric, natural gas, telephone, drainage facilities and all other utilities required for the current use of each Property are installed to the boundary of such Property, are connected

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with valid permits, comply with all applicable governmental requirements and are adequate to service the Property for its current use, and no utility deposits are on deposit with respect to any such facilities.

Section 4.05. CONSENTS AND APPROVALS. Except as shall have been obtained or satisfied on or prior to the Closing Date, no consent, waiver, approval, authorization, order, license, permit or registration of, qualification, designation, declaration or filing with, any Person or any Governmental Authority or under any applicable Laws is required to be obtained by a Contributor or any Initial Property Owner in connection with the execution, delivery and performance of this Agreement, the other Formation Transaction Documents to which a Contributor or any Initial Property Owner is a party and the transactions contemplated hereby and thereby.

Section 4.06. NO VIOLATION. None of the execution, delivery or performance of this Agreement or any agreement contemplated hereby between the parties to this Agreement, including the Formation Transaction Documents, or the consummation of the transactions contemplated hereby or thereby (including the other Formation Transactions) does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancelation or other right under, (a) the organizational documents of any Contributor (b) any agreement, document or instrument to which any Contributor is a party or by which any Contributor or its assets or properties is bound or (c) any term or provision of any judgment, order, writ, injunction or decree binding on any Contributor (or its assets or properties), except, in the case of (b) and (c), any such breaches or defaults that would not reasonably be expected to have a Fund Material Adverse Effect.

Section 4.07. NON-FOREIGN PERSON. Each Contributor is a United States person (as defined in Section 7701(a)(30) of the Code).

Section 4.08. TAXES. Except as would not have a Fund Material Adverse Effect, (a) all Tax Returns and reports required to be filed with respect to the Properties and all other assets owned by the Initial Property Owners immediately prior to the transactions contemplated by this agreement (collectively, the “Initial Property Assets”) have been timely filed (after giving effect to any applicable filing extension periods) and all such returns and reports are accurate and complete in all material respects, (b) all Taxes required to be paid prior to the date hereof with respect to the Initial Property Assets have been paid and (c) no deficiencies for any Taxes have been proposed, asserted or assessed with respect to the Initial Property Assets, and no requests for waivers of the time to assess any such Taxes are pending.

Section 4.09. SOLVENCY. Each Contributor has been and will be Solvent at all times prior to and for the 90-day period following the transfer of the Ownership Interests to the Operating Partnership. For purposes hereof, “Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including, without duplication, contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such contingent or unliquidated liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 4.10. LITIGATION. There is no action, suit or proceeding pending or, to such Contributor’s knowledge, threatened against such Contributor which, if adversely determined, (i) would reasonably be expected to impair the ability of such Contributor to execute or deliver, or perform its

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obligations under, this Agreement and each other agreement, document and instrument executed by it pursuant to this Agreement, the Formation Transaction Documents or to consummate the transactions contemplated hereby or thereby or the other Formation Transactions or (ii) would reasonably be expected to result in a Fund Material Adverse Effect.

Section 4.11. COMPLIANCE WITH LAWS. Except as set forth on Schedule 4.11, to the knowledge of the Contributors, the Properties have been maintained in compliance in all material respects with all applicable laws, ordinances, rules, regulations, codes, orders and statutes (including, without limitation, those currently relating to fire safety, conservation, parking, Americans with Disabilities Act of 1990, as amended, zoning and building laws) whether federal, state or local, except where the failure to so comply would not reasonably be expected to have a Fund Material Adverse Effect. No Contributor or Initial Property Owner has received written notice that any such Property is not in compliance as set forth in the preceding sentence. Compliance with Environmental Laws is not addressed by this Section 4.11, but rather solely by Section 4.14.

Section 4.12. EMINENT DOMAIN. There is no pending or, to any Contributor’s knowledge, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, in respect of all or any material portion of the Properties.

Section 4.13. LICENSES AND PERMITS. All notices, licenses, permits, certificates and authorizations required for the continued ownership use, occupancy, management, leasing and operation of the Properties have been obtained or can be obtained without material cost, are in full force and effect, are in good standing and will not be terminated as a result of the change in ownership contemplated under the Formation Transactions or the transactions contemplated by this Agreement, except in each case for items that, if not so obtained, obtainable or transferred, would not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect. None of the Contributors or the Initial Property Owners, or, to the knowledge of the Contributors, any third party has taken any action that (or failed to take any action the omission of which) would result in the revocation of any such notice, license, permit, certificate or authorization where such revocation or revocations would, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect, nor has any Contributor received any written notice of violation from any Governmental Authority or written notice of the intention of any entity or Person to revoke any such notice, license, permit, certificate or authorization, that in each case has not been cured or otherwise resolved to the satisfaction of such Governmental Authority or other entity and except as would not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect.

Section 4.14. ENVIRONMENTAL COMPLIANCE. Except as set forth on Schedule 4.14, to the knowledge of the Contributors, the Initial Property Owners and their Subsidiaries are currently in compliance with all Environmental Laws and Environmental Permits, except where the failure to so comply would not have a Fund Material Adverse Effect. No Contributor has received any written notice from the United States Environmental Protection Agency or any other federal, state, county or municipal entity or agency that regulates Hazardous Materials or public health risks or other environmental matters or any other private party or Person claiming any current violation of, or requiring current compliance with, any Environmental Laws or Environmental Permits or demanding payment or contribution for any Release or other environmental damage in, on, under, or upon any of the Properties. No litigation in which a Contributor or any Initial Property Owner is a named party is pending with respect to Hazardous Materials located in, on, under or upon any of the Properties, and, to any such Contributor’s knowledge, no investigation in such respect is pending and no such litigation or investigation has been threatened in writing in the last twelve months by any Governmental Entity or any third party. To the knowledge of the Contributors, except as set forth on Schedule 4.14, there are no environmental conditions existing at, on, under, upon or affecting the Properties or any portion thereof that would reasonably be likely to result in any claim, liability or obligation under any Environmental Laws or Environmental Permit or any claim by any third party that would have a Fund Material Adverse Effect.

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Section 4.15. TANGIBLE PERSONAL PROPERTY. To each Contributor’s knowledge, except as set forth on Schedule 4.15, or as would not reasonably be expected to have a Fund Material Adverse Effect, each Initial Property Owner and its Subsidiaries’ interests in any fixtures or personal property that are reflected on the financial statements of such entity as owned by such entity, are owned free and clear of all Liens other than Permitted Liens or pursuant to the Existing Loans and are in good working condition, normal wear and tear excepted.

Section 4.16. ZONING. Except as set forth on Schedule 4.16 the zoning of each parcel comprising the Properties permits the presently existing improvements and the continuation of the business presently being conducted on such parcel; no Contributor has received (i) any written notice (which remains uncured) from any Governmental Authority stating that any of the Properties is currently violating any zoning, land use or other similar rules or ordinances in any material respect, or (ii) any written notice of any pending or threatened proceedings for the rezoning (i.e., as opposed to the current zoning) of any of the Properties or any portion thereof except, in each case as would not have a Fund Material Adverse Effect.

Section 4.17. INVESTMENT INTENT. Each Contributor acknowledges that the offering and issuance of the REIT Common Stock or the OP Units, as applicable, to be acquired pursuant to this Agreement are intended to be exempt from registration under the Securities Act and that the Operating Partnership’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Contributor contained herein. In furtherance thereof, each Contributor represents and warrants to the Operating Partnership as follows:

(a) Such Contributor is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

(b) Such Contributor is acquiring the OP Units solely for its own account for the purpose of investment and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution of any thereof in violation of the federal securities Law.

(c) Such Contributor is knowledgeable, sophisticated and experienced in business and financial matters; such Contributor has previously invested in securities similar to the OP Units or REIT Common Stock and fully understands the limitations on transfer imposed by the federal securities Law. Such Contributor is able to bear the economic risk of holding the OP Units or REIT Common Stock for an indefinite period and is able to afford the complete loss of its investment in the OP Units or REIT Common Stock; such Contributor has received and reviewed all information and documents about or pertaining to the Operating Partnership and the business and prospects of the Operating Partnership and the issuance of the OP Units or REIT Common Stock as such Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the REIT and the Operating Partnership and the business and prospects of the REIT and the Operating Partnership which such Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the OP Units or REIT Common Stock; and such Contributor understands and has taken cognizance of all risk factors related to the purchase of the OP Units or REIT Common Stock. Such Contributor is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of such Contributor’s advisors (including tax advisors), and not upon that of the REIT or the Operating Partnership or any of the REIT’s or Operating Partnership’s Affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated hereby.

(d) Such Contributor acknowledges that the OP Units or REIT Common Stock have not been registered under the Securities Act and, therefore, may not be sold unless registered under the Securities Act or an exemption from registration is available.

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Section 4.18. EXISTING LOANS. Schedule 4.18 lists, as of the date hereof, all secured loans presently encumbering the Properties or any direct or indirect interest in any Initial Property Owners and any unsecured loans relating thereto to be assumed by the REIT or any Subsidiary of the REIT or otherwise to subsist at and after the Closing (collectively, the “Existing Loans”). Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect or that are otherwise disclosed on Schedule 4.18, no monetary default (beyond applicable notice and cure periods) by any party exists under any of the Existing Loans and the documents entered into in connection therewith (collectively, the “Existing Loan Documents”) and no material non-monetary default (beyond applicable notice and cure periods) by any party exists under any of such Existing Loan Documents.

Section 4.19. FINANCIAL STATEMENTS. The consolidated financial statements of each Contributor, the Initial Property Owners or the Properties delivered to the Operating Partnership (collectively the “Financial Statements”) have been prepared in all material respects in accordance with GAAP during the periods involved (except as may be indicated in the notes thereto), subject, in the case of unaudited statements, to normal year-end audit adjustments, and fairly present in all material respects the financial condition and results of operations of the Contributor, the Initial Property Owners or the Properties as of the dates indicated therein and for the periods ended as indicated therein. No Initial Property Owner has any liability or obligation (whether absolute, accrued, contingent or otherwise) of the type required by GAAP to be reflected in the Financial Statements, except (i) as set forth on the March 31, 2014 balance sheet of the applicable Initial Property Owner; or (ii) incurred since March 31, 2014 in the ordinary course of business in accordance with past practice and in an amount that is not, individually or in the aggregate, material to such Initial Property Owner. The accounts receivable presently owed to each Initial Property Owner are current and, to the knowledge of the Contributors, collectible in the ordinary course, without resort to third party collections, net of any reserves applicable thereto, and, subject to such reserves, shall be collected in full in the ordinary course consistent with the past practice of the Initial Property Owner. There is no contest, claim, or right of set off, other than rebates in the ordinary course of business consistent with past practice, under any contract with any obligor of an account receivable relating to the amount or validity of such account receivable.

Section 4.20. INSURANCE. Each Contributor or the respective Initial Property Owner has in place the public liability, casualty and other insurance coverage with respect to each of the Properties owned by it as the Contributor or Initial Property Owner reasonably deems necessary and in all cases including such coverage as is required under the terms of any continuing loan or Lease. Each of the insurance policies with respect to each Property is in full force and effect in all material respects and all premiums due and payable thereunder have been fully paid when due. To the knowledge of the Contributors, neither any Contributor nor an Initial Property Owner has received from any insurance company any notices of cancellation or intent to cancel any insurance.

Section 4.21. EMPLOYEES. None of the Initial Property Owners has or has ever had any employees.

Section 4.22. NO BROKER. Except those fees, commissions or similar payments payable in connection with the Initial Public Offering and the new financing transaction set forth in the registration statement related thereto, the Contributors have not entered into, and they covenant that they will not enter into, any agreement, arrangement or understanding with any Person which will result in the obligation of the REIT, the Operating Partnership or any Affiliate to pay any finder’s fee, brokerage commission or similar payment in connection with the transaction contemplated by this Agreement or based upon arrangements made by or on behalf of such Contributor.

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Section 4.23. NO OTHER REPRESENTATIONS OR WARRANTIES. Other than the representations and warranties expressly set forth in this Article IV and any other agreement entered into by the Contributors in connection with the Formation Transactions, including the Formation Transaction Documents and the Underwriting Agreement of the REIT, no Contributor nor any other Person has made or makes any express or implied representation or warranty, either written or oral, on behalf of a Contributor including any representation as to the future revenue, profitability or success of the Initial Property Owners, or any representation or warranty arising from statute or otherwise in Law and the Contributors hereby disclaim any other representations or warranties, whether made or purported to be by the Contributors (or any of them), or any of their respective officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any agreement, document or instrument contemplated to be delivered by the Contributors, or any of them, by this Agreement or the Formation Transactions, or the transactions contemplated hereby or thereby. The Operating Partnership acknowledges and agrees that it has not relied and is not relying upon any representations or warranties other than those contained in this Article IV.

ARTICLE V

INDEMNIFICATION

Section 5.01. INDEMNIFICATION.

(a) The Contributors shall indemnify, hold harmless and defend the Operating Partnership and the REIT, and their respective officers, directors, employees, stockholders, partners, agents and affiliates (each an “OP Indemnified Party” and collectively the “OP Indemnified Parties”), from and against any and all charges, complaints, claims, actions, causes of action, losses, damages, liabilities and expenses, including, without limitation, interest, penalties, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) asserted against, imposed upon or incurred by the OP Indemnified Party, to the extent resulting from any breach of a representation, warranty or covenant of the Contributors contained in this Agreement. In each case, the Contributors shall only bear the fees, costs or expenses in connection with the employment of one counsel (regardless of the number of OP Indemnified Parties). SCLP covenants to indemnify, hold harmless and defend the OP Indemnified Parties from and against all Losses incurred in excess of $250,000 in connection with the minority interest redemption or buy-out provision contained in Section 5.9 of the Amended and Restated Limited Partnership Agreement of SCCP Central Valley Limited Partnership pertaining to the Property known as Corporate Parkway (the “Buyout Indemnity”). In addition, SCLP covenants to indemnify, hold harmless and defend the OP Indemnified Parties from and against all transaction expenses incurred in connection with the proposed Refinancing of the Property known as AmberGlen in excess of $475,000 (the “Refinancing Indemnity”). The Operating Partnership shall have the right to set-off any amounts due to the Operating Partnership pursuant to the Refinancing Indemnity against any payments due, if any, to the contributors pursuant to Section 1.02(d).

(b) The Contributors shall also indemnify and hold harmless the OP Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the OP Indemnified Parties to the extent resulting from any third-party claim relating to the Ownership Interests such Contributor contributed which arise from matters that occurred prior to Closing.

(c) The Operating Partnership shall indemnify, hold harmless and defend the Contributors and their respective officers, directors, employees, stockholders, partners, agents and affiliates (each a “Contributor Indemnified Party” and collectively the “Contributor Indemnified Parties”; the OP Indemnified Parties and the Contributor Indemnified Parties each an “Indemnified Party” and collectively the “Indemnified Parties”), from and against Losses asserted against, imposed upon or incurred by the Contributor Indemnified Party, to the extent resulting from any third party claims arising under the Natixis Guaranty from and after the Closing Date until the Operating Partnership has replaced SCLP as guarantor thereunder. In each case, Operating Partnership shall only bear the fees, costs or expenses in connection with the employment of one counsel (regardless of the number of Contributor Indemnified Parties).

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(d) With respect to any claim of an Indemnified Party pursuant to this Section 5.01, to the extent available, such Indemnified Party agrees to use diligent good faith efforts to pursue and collect any and all available proceeds and benefits of any right to defense under any insurance policy that covers the matter which is the subject of the indemnification prior to seeking indemnification from the other party (such party, the “Indemnifying Party”) until all proceeds and benefits, if any, to which the Indemnified Party is entitled pursuant to such insurance policy having been exhausted; provided, however, that the Indemnified Party may make a claim under this Section 5.01 even if an insurance coverage dispute is pending, in which case, if the Indemnified Party later receives insurance proceeds with respect to any Losses paid by the Indemnifying Party for the benefit of any Indemnified Party, then the Indemnified Party shall promptly reimburse the Indemnifying Party in an amount equivalent to such proceeds in excess of any deductible amount up to the amount actually paid (or deemed paid) by the Indemnifying Party to the Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by the Indemnifying Party with respect to insurance coverage disputes shall constitute Losses paid by the Indemnifying Party for purposes of Section 5.01(a) hereof).

(e) As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Section 5.01, the Indemnified Party shall give written notice thereof to the Indemnifying Party, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 5.01(f) hereof; provided that failure to give notice to the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to any Indemnified Party, unless, and only to the extent that, such failure (a) shall have caused prejudice to the defense of such claim or (b) shall have materially increased the costs or potential liability of the Indemnifying Party by reason of the inability or failure of the Indemnifying Party (due to such lack of prompt notice) to be involved in any investigations or negotiations regarding any such claim. Such notice shall describe in reasonable detail the facts known to such Indemnified Party giving rise to such claim, and the amount or good faith estimate of the amount of Losses arising therefrom, and shall identify specifically the basis under which indemnification is sought pursuant to Section 5.01(a), (b) or (c) above, as applicable. Unless prohibited by law, such Indemnified Party shall deliver to the Indemnifying Party, promptly after such Indemnified Party’s receipt thereof, copies of all notices and documents received by such Indemnified Party relating to such claim. The Indemnified Party shall permit the Indemnifying Party, at the Indemnifying Party’s option and expense, to assume the defense of any such claim by counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its sole expense; and provided further, however, that the Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a full and complete release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid (or deemed paid) in full by the Indemnifying Party. If the Indemnifying Party shall not have undertaken such defense within 20 days after such notice, or within such shorter time as may be reasonable under the circumstances to the extent required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of such party’s and at such party’s sole cost and expense (subject to the limitations in Section 5.01(f) and (g) hereof).

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(f) Limitations on Indemnification.

(i) The Contributors shall not be liable for any indemnification hereunder unless and until the total amount recoverable by the Indemnified Parties under this Section 5.01 exceeds one percent (1%) of the value of the aggregate Total Consideration (valuing OP Units at a value per OP Unit equal to the Offering Price) (the “Basket”) and then only to the extent of such excess, provided that in no event shall the Contributors be liable for indemnification hereunder for an aggregate amount exceeding ten percent (10%) of the Total Consideration (valuing OP Units at a value per OP Unit equal to the Offering Price) (the “Cap”). Notwithstanding the foregoing, the Buyout Indemnity or the Refinancing Indemnity shall not be subject to the Basket or the Cap. For the avoidance of doubt the parties acknowledge that any Earn-Out Payments earned and received by the Contributors shall be included in calculation of the Total Consideration.

(ii) Notwithstanding anything contained herein to the contrary, before taking recourse against any assets of the Contributors, or any of them, and subject to the other limitations contained in this Section 5.01, the Indemnified Parties shall look, first to available insurance proceeds (including without limitation any title insurance proceeds, if applicable) pursuant to Section 5.01(d) above, and then to indemnification under this Section 5.01.

(g) Limitation Period.

(i) Any claim for indemnification under this Section 5.01 (other than with respect to the Buyout Indemnity or a breach of a covenant, which claims for indemnification may be asserted at any time) must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor on or prior to the first (1st ) anniversary of the Closing.

(ii) If an applicable claim is asserted in writing on or prior to the first (1st ) anniversary of the date of Closing (or, in the case of claims under Section 5.01(c)(ii), such date as specified in Section 5.01(g)(iii)) such claim shall survive until resolved by mutual agreement between the Contributor and the Indemnified Party or by arbitration or court proceeding.

(iii) Notwithstanding anything to the contrary contained in this Agreement, including specifically but not by way of limitation Section 5.01(g)(i) above, any claims for indemnification relating to Section 5.01(c) (other than with respect to the Buyout Indemnity or a breach of a covenant, which claims for indemnification may be asserted at any time) may be asserted in writing by the Contributor Indemnified Parties at any time until the earlier to occur of (x) the date on which SCLP is replaced, and released from any obligations, as the guarantor under the Natixis Guaranty and (y) the date on which all obligations under the Natixis Loan Agreement have been repaid in full.

(iv) Any claim for indemnification with respect to any of such matters which is not asserted by notice given as herein provided relating thereto within such specified period of survival may not be pursued and is hereby irrevocably waived as of and after such time.

(h) Delivery of Indemnification Amounts. Indemnification payments may be made by the Contributors in the form of cash or OP Units. To the extent indemnification is made through delivery by the Contributor of OP Units, such OP Units shall be valued at an amount per

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OP Unit equal to the Offering Price. The Contributors hereby authorize the REIT, as general partner of the Operating Partnership, to take all such action as may be necessary to amend the Partnership Agreement, and any exhibits or schedules thereto, to reflect the delivery of any OP Units by the Contributors to the Operating Partnership as an indemnification payment hereunder and to reflect that the Contributor has no further right, title or interest with respect to any such OP Units. Each of the Parties further agrees to treat any return of OP Units in satisfaction of indemnification obligations hereunder as an adjustment to the consideration delivered to the Contributors hereunder

Section 5.02. EXCLUSIVE REMEDY. In furtherance of the foregoing, the Indemnified Parties, and each of them, (i) hereby acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a Contributor hereto) including without limitation, any matter based on the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Contributor hereto contained herein or based on the failure of any covenant, agreement or undertaking herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Section 5.01 and (ii) hereby waives, as of the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud on the part of a Contributor) it may have against the Contributors, or any of them, arising under or based upon any federal, state, local or foreign Law, other than the right to seek indemnity pursuant to this Section 5. The foregoing sentence shall not limit the Indemnified Party’s right to specific performance or injunctive relief in connection with the breach by the Contributors of the provisions of this Agreement.

Section 5.03. TAX TREATMENT. All indemnity payments made hereunder shall be treated as adjustments to the consideration paid hereunder for United States federal income tax purposes.

ARTICLE VI

COVENANTS AND OTHER AGREEMENTS

Section 6.01. COVENANTS OF THE CONTRIBUTORS. During the period from the date hereof to the Closing Date (except as otherwise provided for or contemplated by this Agreement or in connection with the Formation Transactions), the Contributors shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause each of the Initial Property Owners to) conduct its businesses and operate and maintain the Properties in the ordinary course of business consistent with past practice, pay debt obligations as they become due and payable (except as may be being contested), and use commercially reasonable efforts to preserve intact current business organizations and preserve relationships with lenders, tenants, suppliers and others having business dealings with it, in each case consistent with past practice. From the date hereof through the Closing, except as otherwise provided for or as contemplated by this Agreement, the Formation Transactions or the other agreements, documents and instruments contemplated hereby or thereby (including for purposes hereof the Gibralt Contribution Agreement), no Contributor shall:

(a) sell, transfer or otherwise dispose of all or any portion of its Ownership Interests;

(b) (i) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Ownership Interests or make any other changes to the equity capital structure of such Contributor or the Initial Property Owners, or (ii) purchase, redeem or otherwise acquire any Ownership Interests;

33

(c) issue, deliver, sell, transfer, dispose, mortgage, pledge, assign or otherwise encumber, or cause the issuance, delivery, sale, transfer, disposition, mortgage, pledge, assignment or other encumbrance of, any limited liability company or partnership interests or other equity interests of such Contributor or of the Initial Property Owners, the Properties or other assets of such Contributor or the Initial Property Owners;

(d) amend, modify or terminate any lease, contract or other instruments relating to a Property, except in the ordinary course of business consistent with past practice;

(e) take or omit to take any action to cause any Lien to attach to any Property, except for Permitted Liens;

(f) mortgage, pledge, hypothecate, encumber (or permit to become encumbered) all or any portion of its Ownership Interests;

(g) amend the operating or partnership agreement of any Initial Property Owner or any intervening entities, except in connection with the Formation Transactions;

(h) materially alter the manner of keeping such Contributor’s or the Initial Property Owners’ books, accounts or records or the accounting practices therein reflected, except in connection with the Formation Transactions;

(i) adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization with respect to the Initial Property Owners or any intervening entities, except in connection with the Formation Transactions;

(j) file an entity classification election pursuant to Treasury Regulation Section 301.7701-3(c) on Internal Revenue Service Form 8832 (Entity Classification Election) to treat such Contributor or any Initial Property Owner as an association taxable as a corporation for United States federal income tax purposes; make or change any other Tax elections; settle or compromise any claim, notice, audit report or assessment in respect of Taxes; change any annual Tax accounting period; adopt or change any method of Tax accounting; file any amended Tax Return; enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any Tax; surrender any right to claim a Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

(k) terminate or amend any existing insurance policies affecting any Property that results in a material reduction in insurance coverage for such Property;

(l) violate or knowingly cause or permit any Initial Property Owner to violate in any material respect, or fail to use commercially reasonable efforts to cure any material violation of, any applicable Laws;

(m) approve or permit the Initial Property Owners and the “Initial Property Owner” as defined in the Gibralt Contribution Agreement to distribute cash to their limited partners or general partners in an aggregate amount exceeding $1,900,000 plus the amount of any capital contributions received by the Initial Property Owners after the date hereof;

(n) approve or permit the Initial Property Owners to distribute any non-cash property to their limited partners or general partners; or

(o) authorize, commit or agree to take any of the foregoing actions.

Section 6.02. COMMERCIALLY REASONABLE EFFORTS BY THE OPERATING PARTNERSHIP, THE REIT AND EACH CONTRIBUTOR. The Operating Partnership, the REIT and each Contributor shall use commercially reasonable efforts and cooperate with each other in (a) promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (under any applicable Law or regulation or from any Governmental Authority or third

34

party) in connection with the transactions contemplated by this Agreement and the other Formation Transactions and (b) promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits or authorizations.

Section 6.03. TAX AGREEMENT. The Operating Partnership shall account for any variation between the tax basis of any Contributed Asset and its fair market value at the time of its contribution to the Operating Partnership under the traditional method under Section 704(c) of the Code and the applicable regulations.

ARTICLE VII

WAIVERS AND CONSENTS

Effective upon the Closing of the contribution of Ownership Interests and the exchange of OP Units pursuant to Article I herein, each Contributor waives and relinquishes all rights and benefits otherwise afforded to such Contributor under any agreement applicable to or governing the rights and privileges of a holder of such Ownership Interests, including any rights of appraisal or rights of first offer or first refusal, and any and all notice provisions related thereto.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally (with written confirmation of receipt), (b) five (5) Business Days after being mailed by certified mail, return receipt requested and postage prepaid, (c) one Business Day after being sent by a nationally recognized overnight courier or (d) when transmitted by facsimile or electronic mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, in each case if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (a), (b) or (c), in each case to the parties at the following addresses (or at such other address for a Party as shall be specified by notice from such Party to the other Parties from time to time):

if to the Operating Partnership to:

c/o City Office REIT Operating Partnership, L.P.

1075 West Georgia Street, Suite 2600

Vancouver, British Columbia V6E 3C9

Canada

Facsimile: 604-661-4873

Email: tmaretic@secondcitycapital.com

Attention: Anthony Maretic

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with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Facsimile: 646-848-7697

Email: sgiove@shearman.com

Attention: Stephen T. Giove

if to the REIT to:

c/o Second City Capital Partners II, Limited Partnership

1075 West Georgia Street, Suite 2600

Vancouver, British Columbia V6E 3C9

Canada

Facsimile: 604-661-4873

Email: tmaretic@secondcitycapital.com

Attention: Anthony Maretic

if to SCLP to:

c/o Second City Capital Partners II, Limited Partnership

1075 West Georgia Street, Suite 2600

Vancouver, British Columbia V6E 3C9

Canada

Facsimile: 604-661-4873

Email: tmaretic@secondcitycapital.com

Attention: Anthony Maretic

if to Sub 1 to:

c/o Second City Capital Partners II, Limited Partnership

1075 West Georgia Street, Suite 2600

Vancouver, British Columbia V6E 3C9

Canada

Facsimile: 604-661-4873

Email: tmaretic@secondcitycapital.com

Attention: Anthony Maretic

if to Sub 2 to:

c/o Second City Capital Partners II, Limited Partnership

1075 West Georgia Street, Suite 2600

Vancouver, British Columbia V6E 3C9

Canada

Facsimile: 604-661-4873

Email: tmaretic@secondcitycapital.com

Attention: Anthony Maretic

if to SCGP to:

c/o Second City General Partner II, Limited Partnership

1075 West Georgia Street, Suite 2600

Vancouver, British Columbia V6E 3C9

Canada

Facsimile: 604-661-4873

Email: tmaretic@secondcitycapital.com

Attention: Anthony Maretic

Section 8.02. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings.

(a) “Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

(b) “Business Day” means any day that is not a Saturday, Sunday or banking holiday in the State of New York.

(c) “Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated or issued thereunder.

(d) “Environmental Law” means Laws or Orders of any Governmental Authority relating to pollution or protection of the environment or natural resources (including the generation, use, storage, management, treatment, transportation, disposal, presence, Release or threatened Release of any Hazardous Material) or occupational health and safety, such as the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et

36

seq. and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Marine Protection, Research and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.

(e) “Environmental Permits” means any and all licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents that are required under or are issued pursuant to any Environmental Laws.

(f) “Formation Transaction Documents” means the documents and agreements required or reasonably necessary to complete the Formation Transactions.

(g) “GAAP” means generally accepted accounting principles in the United States, consistently applied.

(h) “Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(i) “Guggenheim Financing” means those financing arrangements contemplated to be entered into by and between the Operating Partnership and Commercial Real Estate Finance LLC or its successors or assigns as contemplated by the “commitment letter” dated November 25, 2013.

(j) “Hazardous Material” means any material, substance or waste defined or regulated in relevant form, quantity or concentration as hazardous or toxic or as a pollutant or contaminant (or words of similar import) pursuant to any Environmental Law, including any petroleum, waste oil or petroleum constituents or by-products.

(k) “Law” means laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority.

(l) “Liens” means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.

(m) “Natixis” means Natixis Real Estate Capital LLC or such other entity or entities as shall from time to time be the “Lender” under the Natixis Loan Agreement.

(n) “Natixis Guaranty” means the Guaranty of Recourse Obligations dated as of June 7, 2013 by SCLP, as “Guarantor,” and in favor of Natixis Real Estate Capital LLC, as Lender under the Natixis Loan Agreement.

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(o) “Natixis Loan Agreement” means the Loan Agreement dated as of June 7, 2013 between SCLP and Natixis, as amended.

(p) “Offering Price” means the initial offering price of a share of REIT Common Stock in the Initial Public Offering.

(q) “Operating Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership dated as of December 16, 2013.

(r) “Order” means any order, writ, judgment, injunction, decree, ruling, assessment, stipulation, determination or award entered by or with any court or other Governmental Authority or arbitrator.

(s) “Permitted Lien” means:

(i) Liens securing Taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been made in accordance with GAAP;

(ii) zoning laws and ordinances applicable to the Properties that are not violated by the existing structures or present uses thereof or the transfer of the Properties;

(iii) Liens imposed by laws, such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business that secure payment of obligations arising in the ordinary course of business that are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in accordance with GAAP;

(iv) non-exclusive easements for public utilities and other operational purposes the full exercise of which do not materially interfere with the current use or operation of the Properties;

(v) Liens securing the Existing Loans set forth on Schedule 4.18 hereto;

(vi) the encumbrances on title to the Properties created by the Leases in effect as of the Closing Date; and

(vii) any exceptions contained the title policies listed on Schedule 4.04(c) hereto (except those relating to liens for debt being paid off as of the Closing Date).

(t) “OP Material Adverse Effect” means any material adverse change in any of the assets, business, condition (financial or otherwise), or results of operations of the Operating Partnership and its Subsidiaries, taken as a whole.

(u) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(v) “REIT Common Stock” means the common stock, par value $0.01 per share, of the REIT.

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(w) “Release” means any release, spill, emission, leaking, dumping, injection, pouring, pumping, placing, discarding, abandoning, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

(x) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(y) “Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest or (ii) (A) 10% or more of the voting power of the voting capital stock or other equity interests or (B) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture, trust or other legal entity.

(z) “Tax” means all federal, state, local and foreign income, property, withholding, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including estimated taxes, together with penalties, interest or additions to Tax with respect thereto.

(aa) “Tax Return” means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 8.03. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to each other Party.

Section 8.04. ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement, including the exhibits and schedules hereto constitute the entire agreement and supersede each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto and the Indemnified Parties.

Section 8.05. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Law of the State of New York.

Section 8.06. ASSIGNMENT. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the Parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of Law) by any Party without the prior written consent of each other Party, and any attempted assignment without such consent shall be null and void and of no force and effect, except that the Operating Partnership and each Contributor may assign its rights and obligations hereunder to an Affiliate.

Section 8.07. JURISDICTION. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (a) any New York State court sitting in the County of New York and (b) the United States District Court for the Southern District of New York, for the purposes of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of

39

its Affiliates except in such courts). Each of the Parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth in Section 8.01 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law. Each of the Parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any New York State court sitting in the County of New York or (ii) the United States District Court for the Southern District of New York, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.08. SEVERABILITY. Each provision of this Agreement will be interpreted so as to be effective and valid under applicable Law, but if any provision is held invalid, illegal or unenforceable under applicable Law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

Section 8.09. RULES OF CONSTRUCTION.

(a) The Parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(b) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any agreement, document or instrument made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless explicitly stated otherwise herein, any agreement, document, instrument or statute defined or referred to herein or in any agreement, document or instrument that is referred to herein means such agreement, document, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements, documents and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

Section 8.10. EQUITABLE REMEDIES. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other parties hereto and to enforce specifically the terms and provisions hereof in any federal or state court located in New York, this being in addition to any other remedy to which the parties are entitled under this Agreement or otherwise at law or in equity.

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Section 8.11. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 8.12. NO PERSONAL LIABILITY CONFERRED. This Agreement shall not create or permit any personal liability or obligation on the part of any officer, director, limited partner, employee or shareholder of the Operating Partnership or the Contributors.

Section 8.13. AMENDMENT; WAIVER. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 8.14. SUPPLEMENT TO SCHEDULES. From time to time prior to the Closing, the Contributors shall have the right (but not the obligation) to supplement or amend the Schedules hereto with respect to any matter hereafter arising or of which Contributors become aware after the date hereof including specifically, but not by way of limitation, information contained in any title insurance or property reports with respect to the Properties (each a “Schedule Supplement”), and each such Schedule Supplement shall be deemed to be incorporated into and to supplement and amend the Schedules as of the date hereof and the Closing Date; provided, however, that no such Schedule Supplement shall have any effect for purposes of determining the satisfaction of the conditions to Closing set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives, all as of the date first written above.

OPERATING PARTNERSHIP:

CITY OFFICE REIT OPERATING PARTNERSHIP, L.P.

By:	City Office REIT, Inc.
its Sole General Partner

By:	/s/ James Farrar
Name:
Title:

REIT:

CITY OFFICE REIT, INC.

By:	/s/ James Farrar
Name:
Title:

CONTRIBUTORS:

SECOND CITY CAPITAL PARTNERS II, LIMITED PARTNERSHIP

By:	Second City General Partner II, Limited Partnership,
its Sole General Partner

By:	Second City General Partner II, Inc.,
its Sole General Partner

By:	/s/ James Farrar
Name:
Title:

SECOND CITY GENERAL PARTNER II, LIMITED PARTNERSHIP

By:	Second City General Partner II, Inc.,
its Sole General Partner

By:	/s/ James Farrar
Name:
Title:

[signatures continued on the next page]

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CIO REIT STOCK LIMITED PARTNERSHIP

By:	Second City General Partner II, Limited Partnership,
its Sole General Partner

By:	Second City General Partner II, Inc.,
its Sole General Partner

By:	/s/ Ryan Chan
Name: Ryan Chan
Title: Chief Financial Officer

CIO OP LIMITED PARTNERSHIP

By:	Second City General Partner II, Limited Partnership,
its Sole General Partner

By:	Second City General Partner II, Inc.,
its Sole General Partner

By:	/s/ Ryan Chan
Name: Ryan Chan
Title: Chief Financial Officer

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Exhibit A

Properties

Initial Property Owner	Jurisdiction of Formation	Property Address	Leasehold or Fee Interest

Core Cherry Limited Partnership	Delaware	4300 Cherry Creek Drive South; 700 South Ash Street; and 710 South Ash Street, Denver, CO	Fee

Central Fairwinds Limited Partnership	Florida	135 W Central Blvd, Orlando, FL	Fee

City Centre STF Limited Partnership	Florida	100 Second Avenue South, St. Petersburg, FL	Fee

SCCP Boise Limited Partnership	Delaware	400 Broadway Avenue; 701 Morrison Drive; 720 Park Blvd.; and 800 Park Blvd., Boise, ID	Fee

SCCP Central Valley Limited Partnership	Delaware	3501 Corporate Parkway, Allentown, PA	Fee

Exhibit B

Contributing Ownership Interests

Initial Property Owner	Second City Capital Partners II, Limited Partnership	Second City General Partner II, Limited Partnership	CIO REIT Stock Limited Partnership	CIO OP Limited Partnership

Core Cherry Limited Partnership	NONE	100% equity interest in Core Cherry GP Co., a Delaware corporation (the general partner of Core Cherry Limited Partnership holding a 0.001% general partner)	34.92% limited partner interest	65.07% limited partner interest

Central Fairwinds Limited Partnership[1]	NONE	100% equity interest in Central Fairwinds GP Corporation, a Florida corporation (the general partner of Central Fairwinds Limited Partnership holding a 0.001% general partner interest)	31.43% limited partner interest	58.56% limited partner interest

City Centre STF Limited Partnership[2]	5% limited partner interest	100% equity interest in City Centre STF GP Corp., a Florida corporation (the general partner of City Centre STF Limited Partnership holding a 0.001% general partner interest)	31.44% limited partner interest	58.56% limited partner interest

SCCP Boise Limited Partnership	10.111% limited partner interest	100% equity interest in SCCP Boise GP Inc., a Delaware corporation (the general partner of SCCP Boise Limited Partnership holding a 0.001% general partner interest)	31.40% limited partner interest	58.49% limited partner interest

SCCP Central Valley Limited Partnership	100% of the Class B limited partnership interest	100% equity interest in SCCP Central Valley GP Corp., a Delaware corporation (the general partner of SCCP Central Valley Limited Partnership holding a 0.001% general partner interest)	34.93% limited partner interest	65.07% limited partner interest

[1]	Central Fairwinds 135, LLC, a Florida limited liability company, will retain a 10% limited partnership interest in the limited partnership.
[2]	CC Tower Feldman Partners LLC, a Florida limited liability company, will retain a 5% limited partnership interest in the limited partnership.

Exhibit C

Formation Transactions

For purposes of this Exhibit C:

“Contribution Transactions” means each of the transactions contemplated by the Contribution Agreement of which this Exhibit C forms a part.

City Centre STF Limited Partnership

Pursuant to a limited partnership interest purchase or similar agreement, prior to or substantially contemporaneously with the Contribution Transactions, Second City Capital Partners will acquire a five percent (5%) limited partnership interest in City Centre STF Limited Partnership from CC Tower Feldman Partners LLC. Following the consummation of this purchase, CC Tower Feldman will continue to hold a 5% limited partnership interest in City Centre STF Limited Partnership.

SCCP Boise Limited Partnership

Pursuant to a limited partnership interest purchase or similar agreement, prior to or substantially contemporaneously with the Contribution Transactions, Second City Capital Partners will acquire a 2.704% limited partnership interest in SCCP Boise Limited Partnership from WGP LLC. As a result of this transaction, WGP LLC will no longer hold any interest in SCCP Boise Limited Partnership.

Pursuant to a limited partnership interest purchase or similar agreement, prior to or substantially contemporaneously with the Contribution Transactions, Second City Capital Partners will acquire a 7.407% limited partnership interest in SCCP Boise Limited Partnership from GLDC (2012 Trust). As a result of this transaction, GLDC (2012 Trust) will no longer hold any interest in SCCP Boise Limited Partnership.

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Exhibit D

Amended and Restated Partnership Agreement of the Operating Partnership

[See attached.]

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

CITY OFFICE REIT OPERATING PARTNERSHIP, L.P.

a Maryland limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,

TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

dated as of April 21, 2014

Exhibits List

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF CITY OFFICE REIT OPERATING PARTNERSHIP, L.P.

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CITY OFFICE REIT OPERATING PARTNERSHIP, L.P., dated as of April 21, 2014, is made and entered into by and among CITY OFFICE REIT, INC., a Maryland corporation, as the General Partner and the Persons from time to time party hereto, as limited partners.

WHEREAS, a Certificate of Limited Partnership of the Partnership was filed with the State Department of Assessments and Taxation of Maryland on December 12, 2013 (the “Formation Date”), and the General Partner, as initial general partner of the Partnership and Second City Capital Partners II, Limited Partnership, as the initial limited partner of the Partnership entered into an original agreement of limited partnership of the Partnership effective as of the Formation Date (the “Original Partnership Agreement”); and

WHEREAS, the General Partner, Second City Capital Partners II, Limited Partnership and the remainder of the Partners (as hereinafter defined) now desire to amend and restate the Original Partnership Agreement, remove Second City Capital Partners II, Limited Partnership as a limited partner and admit the Persons signatory hereto as limited partners of the Partnership by entering into this Agreement (as hereinafter defined);

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” means the Maryland Revised Uniform Limited Partnership Act, Title 10 of the Corporations and Associations Article of the Annotated Code of Maryland, as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7 hereof.

“Additional Funds” has the meaning set forth in Section 4.3.A hereof.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a limited partner pursuant to the Act and Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account as of the end of the relevant Partnership Year or other applicable period, after giving effect to the following adjustments:

(i) increase such Capital Account by any amounts that such Partner is obligated to restore pursuant to this Agreement upon liquidation of such Partner’s Partnership Interest or that such Partner is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) decrease such Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year or other applicable period.

“Adjustment Event” has the meaning set forth in Section 16.3 hereof.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i) the General Partner (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii) the General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares, or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares (other than REIT Shares issuable pursuant to a Qualified DRIP/COPP), at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights (or, if applicable, the later time that the Distributed Rights become exercisable), to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii) the General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the applicable record date by a fraction (a) the numerator of which shall be such Value of a REIT Share as of the record date and (b) the denominator of which shall be the Value of a REIT Share as of the record date less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Partnership Interests to the extent that the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects any correlative split or reverse split in respect of the Partnership Interests of such class or series. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Amended and Restated Limited Partnership Agreement of City Office REIT Operating Partnership, L.P., as now or hereafter amended, restated, modified, supplemented or replaced.

“Applicable Percentage” has the meaning set forth in Section 15.1.B hereof.

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom a Partnership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made,

(i) the sum, without duplication, of:

(1) the Partnership’s Net Income or Net Loss (as the case may be) for such period,

(2) Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

(3) the amount of any reduction in reserves of the Partnership referred to in clause (ii)(6) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

(4) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and

(5) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii) less the sum, without duplication, of:

(1) all principal debt payments made during such period by the Partnership,

(2) capital expenditures made by the Partnership during such period,

(3) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(1) or clause (ii)(2) above,

(4) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

(5) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

(6) the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the General Partner determines are necessary or appropriate in its sole and absolute discretion,

(7) any amount distributed or paid in redemption of any Limited Partner Interest or Partnership Units, including, without limitation, any Cash Amount paid, and

(8) the amount of any working capital accounts and other cash or similar balances that the General Partner determines to be necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (b) any Capital Contributions, whenever received or any payments, expenditures or investments made with such Capital Contributions.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:

(i) To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 or 6.4 hereof, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(ii) From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 or 6.4 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(iii) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(iv) In determining the amount of any liability for purposes of subsections (i) and (ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(v) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Code Section 704, and shall be interpreted and applied in a manner consistent with such Regulations. The General Partner may, in its sole discretion, (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (b) make any modifications that are necessary or appropriate in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Account Limitation” has the meaning set forth in Section 16.9.B hereof.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes or is deemed to contribute pursuant to Article 4 hereof.

“Capital Share” means a share of any class or series of stock of the General Partner now or hereafter authorized other than a REIT Share.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the SDAT, as amended from time to time in accordance with the terms hereof and the Act.

“Charity” means an entity described in Code Section 501(c)(3) or any trust all the beneficiaries of which are such entities.

“Charter” means the charter of the General Partner, within the meaning of Section 1-101(e) of the Maryland General Corporation Law.

“Closing Price” has the meaning set forth in the definition of “Value.”

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Unit Economic Balance” means (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Partnership Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.2.D hereof, divided by (ii) the number of the General Partner’s Partnership Common Units.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof. The terms “Consented” and “Consenting” have correlative meanings.

“Consent of the General Partner” means the Consent of the sole General Partner, which Consent, except as otherwise specifically required by this Agreement, may be obtained prior to or after the taking of any action for which it is required by this Agreement and may be given or withheld by the General Partner in its sole and absolute discretion.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Limited Partner in its sole and absolute discretion.

“Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of the Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the General Partner or the Limited Partners in their sole and absolute discretion; provided, however, that, if any such action affects only certain classes or series of Partnership Interests, “Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of the Partners of the affected classes or series of Partnership Interests.

“Constituent Person” has the meaning set forth in Section 16.9.F hereof.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code Section 708).

“Controlled Entity” means, as to any Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Partner or such Partner’s Family Members, (b) any trust, whether or not revocable, of which such Partner or such Partner’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Partner or its Affiliates are the general partners and in which such Partner, such Partner’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Partner or its Affiliates are the managers and in which such Partner, such Partner’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Conversion Date” has the meaning set forth in Section 16.9.B hereof.

“Conversion Notice” has the meaning set forth in Section 16.9.B hereof.

“Conversion Right” has the meaning set forth in Section 16.9.A hereof.

“Cut-Off Date” means the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Designated Partners” means, collectively, (i) the General Partner and each of its wholly-owned Subsidiaries that owns Partnership Common Units, (ii) any Controlled Entities of Second City that own Partnership Common Units and (iii) Second City, to the extent of its ownership of Partnership Common Units.

“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (ii) any entity treated as a disregarded entity for federal income tax purposes with respect to such Person, or (iii) any grantor trust if the sole owner of the assets of such trust for federal income tax purposes is such Person.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Economic Capital Account Balance” means, with respect to a Holder of LTIP Units, its Capital Account balance, plus the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to its ownership of LTIP Units.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Partnership or the General Partner, including the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, nieces and nephews and inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person and his or her spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters and nieces and nephews are beneficiaries.

“Final Adjustment” has the meaning set forth in Section 10.3.B(2) hereof.

“Forced Conversion” has the meaning set forth in Section 16.9.C hereof.

“Forced Conversion Notice” has the meaning set forth in Section 16.9.C hereof.

“Funding Debt” means any Debt incurred by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

“General Partner” means City Office REIT, Inc. and its successors and assigns as a general partner of the Partnership, in each case, that is admitted from time to time to the Partnership as a general partner, and has not ceased to be a general partner, pursuant to the Act and this Agreement, in such Person’s capacity as a general partner of the Partnership.

“General Partner Interest” means the entire Partnership Interest held by a General Partner hereof, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A General Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or any other Partnership Units.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution, as determined by the General Partner and agreed to by the contributing Person.

(b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clauses (i) through (v) below shall, except as provided below, be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(i) the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution;

(ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership;

(iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership (including the grant of a LTIP Unit); and

(v) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

Notwithstanding the foregoing, the General Partner may elect not to revalue the property of the Partnership in connection with the issuance of additional Partnership Units to the extent it determines, in its sole and absolute discretion, that revaluing the assets of the Partnership is not necessary or appropriate to reflect the relative economic interests of the Partners.

(c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee and the General Partner; provided, however, that if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

(d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Holder” means either (a) a Partner or (b) an Assignee owning a Partnership Interest.

“Incapacity” or “Incapacitated” means: (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (a) the General Partner or (b) a director of the General Partner or an officer of the Partnership or the General Partner and (ii) such other Persons (including Affiliates or employees of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the United States Internal Revenue Service.

“Limited Partner” means any Person that is admitted from time to time to the Partnership as a limited partner, and has not ceased to be a limited partner pursuant to the Act and this Agreement, of the Partnership, including any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a limited partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Section 1 of this Agreement.

“Liquidator” has the meaning set forth in Section 13.2.A hereof.

“LTIP Unit Distribution Payment Date” has the meaning set forth in Section 16.4.C hereof.

“LTIP Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein and in the Plan. LTIP Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Maryland law and this Agreement.

“Majority in Interest of the Limited Partners” means Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Limited Partners entitled to Consent to or withhold Consent from a proposed action.

“Majority in Interest of the Partners” means Partners holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners entitled to Consent to or withhold Consent from a proposed action.

“Market Price” has the meaning set forth in the definition of “Value.”

“Maryland Courts” has the meaning set forth in Section 15.9.B hereof.

“Net Income” or “Net Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or other applicable period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year or other applicable period;

(f) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g) Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Article 6 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 or 6.4 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, excluding grants under the Stock Option Plans, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.

“Optionee” means a Person to whom a stock option is granted under any Stock Option Plan.

“Original Limited Partner” means any Person that is a Limited Partner as of the close of business on the date of the closing of the issuance of REIT Shares pursuant to the initial offering of REIT Shares, and does not include any Assignee or other transferee, including, without limitation, any Substituted Limited Partner succeeding to all or any part of the Partnership Interest of any such Person.

“Ownership Limit” means the restriction or restrictions on the ownership and transfer of stock of the General Partner imposed under the Charter.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Partnership Preferred Unit, LTIP Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Common Unit.

“Partnership Employee” means an employee or other service provider of the Partnership or of a Subsidiary of the Partnership, if any, acting in such capacity.

“Partnership Equivalent Units” has the meaning set forth in Section 4.7A hereof.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units; however, notwithstanding that the General Partner, and any Limited Partner may have different rights and privileges as specified in this Agreement (including differences in rights and privileges with respect to their Partnership Interests), the Partnership Interest held by the General Partner or any other Partner and designated as being of a particular class or series shall not be deemed to be a separate class or series of Partnership Interest from a Partnership Interest having the same designation as to class and series that is held by any other Partner solely because such Partnership Interest is held by the General Partner or any other Partner having different rights and privileges as specified under this Agreement. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Preferred Unit” means a fractional, undivided share of the Partnership Interests of a particular class or series that the General Partner has authorized pursuant to Section 4.2 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units.

“Partnership Record Date” means the record date established by the General Partner for the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Partners for any other proper purpose, which, in the case of a distribution of Available Cash pursuant to Section 5.1 hereof, shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Unit” means a Partnership Common Unit, a Partnership Preferred Unit, a LTIP Unit or any other unit of the fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2 hereof.

“Partnership Unit Designation” shall have the meaning set forth in Section 4.2.A hereof.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, with respect to each Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of all classes and series held by such Partner and the denominator of which is the total number of Partnership Units of all classes and series held by all Partners; provided, however, that, to the extent applicable in context, the term “Percentage Interest” means, with respect to a Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of a specified class or series (or specified group of classes and/or series) held by such Partner and the denominator of which is the total number of Partnership Units of such specified class or series (or specified group of classes and/or series) held by all Partners.

“Permitted Transfer” has the meaning set forth in Section 11.3.A hereof.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Plan” means the City Office REIT, Inc. Equity Incentive Plan.

“Pledge” has the meaning set forth in Section 11.3.A hereof.

“Preferred Share” means a share of stock of the General Partner of any class or series now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, leasehold interests, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” means any one such asset or property.

“Proposed Section 83 Safe Harbor Regulation” has the meaning set forth in Section 16.11 hereof.

“Qualified DRIP/COPP” means a dividend reinvestment plan or a cash option purchase plan of the General Partner that permits participants to acquire REIT Shares using the proceeds of dividends paid by the General Partner or cash of the participant, respectively; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the stockholders of the General Partner the savings enjoyed by the General Partner in connection with the avoidance of stock issuance costs, and (ii) not exceed 5% of the value of a REIT Share as computed under the terms of such plan.

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Limited Partner, (b) an Assignee or (c) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Limited Partner Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the General Partner.

“Redemption” has the meaning set forth in Section 15.1.A hereof.

“Redemption Hold Period” means (a) as to an Original Limited Partner or any Assignee of an Original Limited Partner that is a Qualifying Party, a one (1) year period ending on the day before the first anniversary of the date of this Agreement and (b) as to any other Qualifying Party, a one (1) year period ending on the day before the first anniversary of such Qualifying Party’s first becoming a Holder of Partnership Common Units or LTIP Units; provided, however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten or lengthen the first Redemption Hold Period to a period of shorter or longer than one (1) year with respect to a Qualifying Party other than an Original Limited Partner or an Assignee of an Original Limited Partner.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.4.A(viii) hereof.

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Partner” means (a) the General Partner or any Affiliate of the General Partner to the extent such person has in place an election to qualify as a REIT and, (b) any Disregarded Entity with respect to any such Person.

“REIT Payment” has the meaning set forth in Section 15.12 hereof.

“REIT Requirements” has the meaning set forth in Section 5.1 hereof.

“REIT Share” means a share of common stock of the General Partner, $0.01 par value per share, but shall not include any class or series of the General Partner’s common stock classified after the date of this Agreement.

“REIT Shares Amount” means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that the General Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the General Partner’s stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner.

“Related Party” means, with respect to any Person, any other Person to whom ownership of shares of the General Partner’s stock by the first such Person would be attributed under Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318(a) (as modified by Code Section 856(d)(5)).

“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”

“Safe Harbors” has the meaning set forth in Section 11.3.C hereof.

“SDAT” means the State Department of Assessments and Taxation of Maryland.

“SEC” means the Securities and Exchange Commission.

“Second City” means Second City General Partner II, L.P., CIO OP Limited Partnership and CIO REIT Stock Limited Partnership and Gibralt US, Inc. and any Affiliate of the foregoing entities who becomes an owner of a Partnership Unit hereunder.

“Second City Nominee” or “Second City Nominees” means (i) any person designated as a nominee to the Board of Directors by Second City in accordance with Section 8.8.A, and (ii) any person designated to fill a vacancy on the Board of Directors pursuant to Section 8.8.C.

“Section 83 Safe Harbor” has the meaning set forth in Section 16.11 hereof.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Special Redemption” has the meaning set forth in Section 15.1.A hereof.

“Specified Redemption Date” means the first Business Day of the month that is least 60 calendar days after the receipt by the General Partner of a Notice of Redemption; provided, however, that no Specified Redemption Date shall occur during the first Redemption Hold Period (except pursuant to a Special Redemption).

“Stock Option Plans” means any stock option plan now or hereafter adopted by the Partnership or the General Partner.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or as a Disregarded Entity and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member or any “taxable REIT subsidiary” of the General Partner in which the Partnership owns shares of stock, unless the ownership of shares of stock of a corporation or other entity (other than a “taxable REIT subsidiary”) will not jeopardize the General Partner’s status as a REIT or any General Partner Affiliate’s status as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), in which event the term “Subsidiary” shall include such corporation or other entity.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to the Act and (i) Section 11.4 hereof or (ii) pursuant to any Partnership Unit Designation.

“Surviving Partnership” has the meaning set forth in Section 11.2.B(ii) hereof.

“Tax Items” has the meaning set forth in Section 6.5.A hereof.

“Tendered Units” has the meaning set forth in Section 15.1.A hereof.

“Tendering Party” has the meaning set forth in Section 15.1.A hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, in any case, not in the ordinary course of the Partnership’s business.

“Termination Transaction” has the meaning set forth in Section 11.2.B hereof.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary, involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, except as otherwise expressly provided, “Transfer” does not include (a) any Redemption of Partnership Common Units by the Partnership, or acquisition of Tendered Units by the General Partner, pursuant to Section 15.1, (b) any conversion of LTIP Units into Common Units pursuant to Section 16.9 or (c) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption pursuant to Section 15.1 herein, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a REIT Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Stock Option Plans shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The term “Market Price” on any date means, with respect to any class or series of outstanding REIT Shares, the Closing Price for such REIT Shares on such date. The “Closing Price” on any date means the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the Board of Directors of the General Partner or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined by the Board of Directors of the General Partner.

In the event that the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner on the basis of such quotations and other information as it considers appropriate.

“Vested LTIP Units” has the meaning set forth in Section 16.2.A hereof.

“Vesting Agreement” has the meaning set forth in Section 16.2.A hereof.

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1 Formation; Removal of Initial Limited Partner. The Partnership is a limited partnership heretofore formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes. Second City Capital Partners II, Limited Partnership is hereby removed as a limited partner of the Partnership.

Section 2.2 Name. The name of the Partnership is “City Office REIT Operating Partnership, L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

Section 2.3 Principal Office and Resident Agent; Principal Executive Office. The address of the principal office of the Partnership in the State of Maryland is located at c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201, or such other place within the State of Maryland as the General Partner may from time to time designate, and the resident agent of the Partnership in the State of Maryland is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201, or such other resident of the State of Maryland as the General Partner may from time to time designate. The principal office of the Partnership is located at c/o City Office REIT, Inc., 1075 West Georgia Street, Suite 2600, Vancouver, British Columbia V6E 3C9, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Maryland as the General Partner may from time to time designate.

Section 2.4 Power of Attorney.

A.	Each Limited Partner and Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)	execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Maryland and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(2)	execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Section 14.2 hereof or as may be otherwise expressly provided for in this Agreement.

B.

The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Person’s Partnership Interest and shall extend to such

Person’s heirs, successors, assigns and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.4.B, no Limited Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney.

Section 2.5 Term. The term of the Partnership commenced on December 12, 2013, the date that the original Certificate was accepted for record by the SDAT in accordance with the Act, and shall continue indefinitely unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

Section 2.6 Partnership Interests Are Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Maryland Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE 3

PURPOSE

Section 3.1 Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, without limitation, (i) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of the Properties, (ii) to acquire and invest in any securities and/or loans relating to the Properties, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (iv) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements, and (v) to do anything necessary or incidental to the foregoing.

Section 3.2 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, to acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

Section 3.3 Partnership Only for Purposes Specified. The Partnership shall be a limited partnership formed pursuant to the Act, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof; however, to the extent applicable, the Partnership is a “partnership at will” (and is not a partnership formed for a definite term or particular undertaking) within the meaning of the Act. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4 Representations and Warranties by the Partners.

A.

Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, (iii) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is an individual shall not be subject to the ownership restrictions set forth in clause (ii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions. Each Partner that is an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

B.	Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, (iii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner, or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company for which the General Partner, any General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is not an individual shall not be subject to the ownership restrictions set forth in clause (iii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions. Each Partner that is not an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

C.

Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that (i) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws and (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

D.	The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

E.	Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

F.	Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Partners. The Partners have heretofore made Capital Contributions to the Partnership as set forth on Exhibit C. Except as provided by law or in Section 4.2, 4.3, or 10.4 hereof, the Partners shall have no obligation or, except with the prior Consent of the General Partner, right to make any additional Capital Contributions or loans to the Partnership. The General Partner shall cause to be maintained in the principal business office of the

Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall include, among other things, a register containing the name, address, and number, class and series of Partnership Units of each Partner, and such other information as the General Partner may deem necessary or desirable (the “Register”). The Register shall not be part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Partnership Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent or approval of any other Partner. No action of any Limited Partner shall be required to amend or update the Register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Register relating to any Partner other than itself.

Section 4.2 Issuances of Additional Partnership Interests. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation:

A.

General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Partnership or (v) upon the contribution of property or assets to the Partnership. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Partnership Units) as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Partnership Unit Designation”), without the approval of any Limited Partner or any other Person. Without limiting the generality of the foregoing, the General Partner shall have authority to specify: (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share (on a pari passu, junior or preferred basis) in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Except as expressly set forth in any Partnership Unit Designation or as may otherwise be required under the Act, a Partnership Interest of any class or series other than a Partnership Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Partnership Interest, the General Partner shall update the Register and the books and records of the Partnership as appropriate to reflect such issuance.

B.	Issuances of LTIP Units. Without limiting the generality of the foregoing, from time to time, the General Partner is hereby authorized to issue LTIP Units to Persons providing services to or for the benefit of the Partnership for such consideration or for no consideration as the General Partner may determine to be appropriate and on such terms and conditions as shall be established by the General Partner, and admit such Persons as Limited Partners. Except to the extent a Capital Contribution is made with respect to a LTIP Unit, each LTIP Unit is intended to qualify as a profits interests in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the IRS with respect thereto. Except as may be provided from time to time by the General Partner with respect to one or more series of LTIP Units, LTIP Units shall have the terms set forth in Article 16.

C.	Issuances to the General Partner. No additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued to all Partners holding Partnership Common Units in proportion to their respective Percentage Interests in Partnership Common Units, (ii) (a) the additional Partnership Units are (x) Partnership Common Units issued in connection with an issuance of REIT Shares, or (y) Partnership Equivalent Units (other than Partnership Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the General Partner (other than REIT Shares), and (b) the General Partner contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in the General Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership or (iv) the additional Partnership Units are issued pursuant to Section 4.3.B, Section 4.3.E, Section 4.4 or Section 4.5.

D.	No Preemptive Rights. Except as expressly provided in this Agreement or in any Partnership Unit Designation, no Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

Section 4.3 Additional Funds and Capital Contributions.

A.	General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine, in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partner or any other Person.

B.	Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

C.	Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the General Partner (but, for this purpose, disregarding any Debt that may be deemed incurred to the General Partner by virtue of clause (iii) of the definition of Debt)) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units or REIT Shares; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

D.	General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to the General Partner if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

E.

Issuance of Securities by the General Partner. The General Partner shall not issue any additional REIT Shares, Capital Shares or New Securities unless the General Partner contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Capital Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Shares or New Securities to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Common Units, or (y) in the case of an issuance of Capital Shares or New Securities, Partnership Equivalent Units; provided, however, that notwithstanding the foregoing, (a) the General Partner may issue REIT Shares, Capital Shares or New Securities (i) pursuant to Section 4.4 or Section 15.1.B hereof, (ii) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Capital Shares or New Securities to holders of REIT Shares, Capital Shares or New Securities (as the case may be), (iii) upon a conversion, redemption or exchange of Capital Shares, (iv) upon a conversion, redemption, exchange or exercise of New Securities, or (v) in connection with an acquisition of Partnership Units or a property or other asset to be owned, directly or indirectly, by the General Partner and (b) only in the case of the proceeds of REIT Shares issued upon the exercise by the underwriters in the initial public offering of REIT Shares by the General Partner of their over-allotment option, the General Partner shall use the net cash proceeds realized therefrom to redeem Partnership Common Units held by Second City or REIT shares held by CIO REIT Stock Limited Partnership. In the event of any issuance of additional REIT Shares, Capital Shares or New Securities by the General Partner, and the contribution to the Partnership, by the General Partner, of the cash proceeds or other consideration received from such issuance (or property acquired with such proceeds), if any, if the cash proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the event that the General Partner issues any additional REIT Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is expressly authorized to issue a number of Partnership Common Units or Partnership Equivalent Units to the General Partner equal to the number of REIT Shares, Capital Shares or New Securities so issued, divided by the Adjustment Factor then in effect, in accordance with this Section 4.3.E without any further act, approval or vote of any Partner or any other Persons.

Section 4.4 Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the General Partner, the Partnership or any of their Affiliates or from issuing REIT Shares, Capital Shares or New Securities pursuant to any such plans. The General Partner may implement such plans and any actions taken under such plans (such as the grant or exercise of options to acquire REIT Shares, or the issuance of restricted REIT Shares), whether taken with respect to or by an employee or other service provider of the General Partner, the Partnership or its Subsidiaries, in a manner determined by the General Partner, which may be set forth in plan implementation guidelines that the General Partner may establish or amend from time to time. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner, amendments to this Agreement may become necessary or advisable and that any approval or Consent to any such amendments requested by the General Partner shall be deemed granted by the Limited Partners. The Partnership is expressly authorized to issue

Partnership Units (i) in accordance with the terms of any such stock incentive plans, or (ii) in an amount equal to the number of REIT Shares, Capital Shares or New Securities issued pursuant to any such stock incentive plans, without any further act, approval or vote of any Partner or any other Persons.

Section 4.5 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article 4, all amounts received or deemed received by the General Partner in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the General Partner to effect open market purchases of REIT Shares, or (b) if the General Partner elects instead to issue new REIT Shares with respect to such amounts, shall be contributed by the General Partner to the Partnership in exchange for additional Partnership Common Units. Upon such contribution, the Partnership will issue to the General Partner a number of Partnership Common Units equal to the quotient of (i) the new REIT Shares so issued, divided by (ii) the Adjustment Factor then in effect.

Section 4.6 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.7 Conversion or Redemption of Capital Shares.

A.	Conversion of Capital Shares. If, at any time, any of the Capital Shares are converted into REIT Shares, in whole or in part, then a number of Partnership Units with preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to dividends and other distributions and qualifications that are substantially the same as the preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to distributions and qualifications as those of such Capital Shares (“Partnership Equivalent Units”) (for the avoidance of doubt, Partnership Equivalent Units need not have voting rights, redemption rights or restrictions on transfer that are substantially similar to the corresponding Capital Shares) equal to the number of Capital Shares so converted shall automatically be converted into a number of Partnership Common Units equal to the quotient of (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.

B.

Redemption or Repurchase of Capital Shares or REIT Shares. Except as otherwise provided in Sections 4.3.E.(b) or 7.4.C., if, at any time, any Capital Shares are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by the General Partner, the Partnership shall, immediately prior to such redemption or repurchase of Capital Shares, redeem an equal number of Partnership Equivalent Units held by the General Partner upon the same terms and for the same price per Partnership Equivalent Unit as such Capital Shares are redeemed or repurchased. If, at any time, any REIT Shares are redeemed or otherwise repurchased by the General Partner, the Partnership shall, immediately prior to such redemption or repurchase of REIT Shares, redeem or repurchase a number of Partnership Common Units held by the General Partner equal to the quotient of (i) the REIT Shares so redeemed or repurchased, divided by (ii) the Adjustment Factor then in effect, such redemption or repurchase to be upon the same terms and for the same price per Partnership Common Unit (after giving effect to application of the Adjustment Factor) as such REIT Shares are redeemed or repurchased.

Section 4.8 Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash that the Partner would have received to the capital of the Partnership. In addition, with the Consent of the General Partner, one or more Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership (and/or a wholly-owned Subsidiary of the Partnership).

ARTICLE 5

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may cause the Partnership to distribute such amounts, at such times, as the General Partner may, in its sole and absolute discretion, determine, to the Holders as of any Partnership Record Date: (i) first, with respect to any Partnership Units that are entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date); and (ii) second, with respect to any Partnership Units that are not entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units, as applicable (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date). Distributions payable with respect to any Partnership Units, other than any Partnership Units issued to the General Partner in connection with the issuance of REIT Shares by the General Partner, that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such Partnership Units were outstanding. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the General Partner’s qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner, for so long as the General Partner has determined to qualify as a REIT, to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”) and (b) except to the extent otherwise determined by the General Partner, eliminate any federal income or excise tax liability of the General Partner. Notwithstanding anything in the foregoing to the contrary, a Holder of LTIP Units will only be entitled to distributions with respect to a LTIP Unit as set forth in Article 16 hereof and in making distributions pursuant to this Section 5.1, the General Partner of the Partnership shall take into account the provisions of Section 16.4 hereof.

Section 5.2 Distributions in Kind. Except as expressly provided herein, no right is given to any Holder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13 hereof; provided, however, that the General Partner shall not make a distribution in kind to any Holder unless the Holder has been given 90 days prior written notice of such distribution.

Section 5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state, local or non-United States tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder and paid over to the appropriate taxing authorities shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.4 Distributions upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other amounts distributed after the occurrence of a Liquidating Event, shall be distributed to the Holders in accordance with Section 13.2 hereof.

Section 5.5 Distributions to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is hereby authorized to make such revisions to this Article 5 and to Articles 6, 11 and 12 hereof as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to Holders of certain classes of Partnership Units.

Section 5.6 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

ARTICLE 6

ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such year, provided that the General Partner may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article 6, references to the term “Partnership Year” may include such shorter periods). Except as otherwise provided in this Article 6, and subject to Section 11.6.C hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 General Allocations. Except as otherwise provided in this Article 6 and Section 11.6.C hereof, Net Income and Net Loss for any Partnership Year shall be allocated to each of the Holders as follows:

A.	Net Income.

(i) First, 100% to the General Partner in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to the General Partner pursuant to clause (iii) in Section 6.2.B for all prior Partnership Years minus the cumulative Net Income allocated to the General Partner pursuant to this clause (i) for all prior Partnership Years;

(ii) Second, 100% to each Holder in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Holder pursuant to clause (ii) in Section 6.2.B for all prior Partnership Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (ii) for all prior Partnership Years; and

(iii) Third, 100% to the Holders of Partnership Common Units in accordance with their respective Percentage Interests in the Partnership Common Units.

To the extent the allocations of Net Income set forth above in any paragraph of this Section 6.2.A are not sufficient to entirely satisfy the allocation set forth in such paragraph, such allocation shall be made in proportion to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall.

B.	Net Losses.

(i) First, 100% to the Holders of Partnership Common Units in accordance with their respective Percentage Interests in the Partnership Common Units (to the extent consistent with this clause (i)) until the Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Partnership or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of all such Holders is zero;

(ii) Second, 100% to the Holders (other than the General Partner) to the extent of, and in proportion to, the positive balance (if any) in their Adjusted Capital Accounts; and

(iii) Third, 100% to the General Partner.

C.	Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.2 or 4.3, the General Partner shall make such revisions to this Section 6.2 or to Section 12.2.C or 13.2.A as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of any Partnership Unit Designation with respect to Partnership Interests then outstanding.

D.	Special Allocations with Respect to LTIP Units. In the event that Liquidating Gains are allocated under this Section 6.2.D, Net Income allocable under Section 6.2.A and any Net Losses allocable under Section 6.2.B shall be recomputed without regard to the Liquidating Gains so allocated. After giving effect to the special allocations set forth in Section 6.4.A hereof, and notwithstanding the provisions of Sections 6.2.A and 6.2.B above, any Liquidating Gains shall first be allocated to the Holders of LTIP Units until the Economic Capital Account Balances of such Holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units. Any such allocations shall be made among the Holders of LTIP Units in proportion to the amounts required to be allocated to each under this Section 6.2.D. The parties agree that the intent of this Section 6.2.D is to make the Capital Account balances of the Holders of LTIP Units with respect to their LTIP Units economically equivalent to the Capital Account balance of the General Partner with respect to its Partnership Common Units.

Section 6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

A.	Special Allocations Upon Liquidation. In the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article 13 hereof, then: (i) any Liquidating Gains shall first be allocated to each Holder of LTIP Units in accordance with the Holder’s Percentage Interest until the Economic Capital Account Balance of such Holder, to the extent attributable to the Holder’s ownership of LTIP Units, is equal to (a) the Common Unit Economic Balance, multiplied by (b) the number of such Holder’s LTIP Units; and (ii) any Net Income or Net Loss realized in connection with such transaction and thereafter (recomputed without regard to the Liquidating Gains allocated pursuant to clause (i) above) shall be specially allocated for such Partnership Year (and to the extent permitted by Code Section 761(c), for the immediately preceding Partnership Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2.A(4) hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Section 5.1 hereof. In addition, if there is an adjustment to the Gross Asset Value of the assets of the Partnership pursuant to paragraph (b) of the definition of Gross Asset Value, allocations of Net Income or Net Loss arising from such adjustment shall be allocated in the same manner as described in the prior sentence.

B.	Offsetting Allocations. Notwithstanding the provisions of Sections 6.1, 6.2.A and 6.2.B, but subject to Sections 6.3 and 6.4, in the event Net Income or items thereof are being allocated to a Partner to offset prior Net Loss or items thereof which have been allocated to such Partner (including any allocations of Net Income or items thereof pursuant to Section 6.3.A), the General Partner shall attempt to allocate such offsetting Net Income or items thereof which are of the same or similar character (including without limitation Code Section 704(b) book items versus tax items) to the original allocations with respect to such Partner.

C.	CODI Allocations. Notwithstanding anything to the contrary contained herein, if any indebtedness of the Partnership encumbering the Properties contributed to the Partnership in connection with the General Partner’s initial offering is settled or paid off at a discount, any resulting COD Income of the Partnership shall be specially allocated proportionately (as determined by the General Partner) to those Holders that were partners in entities that contributed, or were deemed to contribute, the applicable Property to the Partnership in connection with such initial offering to the extent the number of Partnership Units received by such Holders in exchange for their interests in such entities was determined, in part, by taking into account the anticipated discounted settlement or pay-off of such indebtedness. For purposes of the foregoing, “COD Income” shall mean income recognized by the Partnership pursuant to Code Section 61(a)(12).

Section 6.4 Regulatory Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

A.	Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.4.A(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.4.A(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4)

and 1.704-2(j)(2). This Section 6.4.A(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.4.A(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4.A(iv) were not in the Agreement. It is intended that this Section 6.4.A(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest (including, the Holder’s interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.4.A(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4.A(v) and Section 6.4.A(iv) hereof were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated (x) first, among the other Holders of Partnership Common Units in accordance with their respective Percentage Interests with respect to Partnership Common Units and (y) thereafter, among the Holders of other classes of Partnership Units as determined by the General Partner, subject to the limitations of this Section 6.4.A(vi).

(vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocations. The allocations set forth in Sections 6.4.A(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(ix) Forfeiture Allocations. Upon a forfeiture of any Unvested LTIP Units by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the date hereof to ensure that allocations made with respect to all unvested Partnership Interests are recognized as having economic effect under Code Section 704(b).

(x) LTIP Units. For purposes of the allocations set forth in this Section 6.4, each issued and outstanding LTIP Unit will be treated as one outstanding Partnership Common Unit.

B.	Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Partnership profits shall be equal to such Holder’s Percentage Interest with respect to Partnership Common Units (treating LTIP Units as Partnership Common Units for this purpose), except as otherwise determined by the General Partner.

Section 6.5 Tax Allocations.

A.	In General. Except as otherwise provided in this Section 6.5, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

B.	Section 704(c) Allocations. Notwithstanding Section 6.5.A hereof, Tax Items with respect to Property that is contributed to the Partnership with an initial Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. With respect to Partnership Property that is contributed to the Partnership in connection with the General Partner’s initial offering, such variation between basis and initial Gross Asset Value shall be taken into account under the “traditional method” as described in Regulations Section 1.704-3(b). With respect to other Properties, the Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner in its sole and absolute discretion. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the General Partner; provided, however, that the “traditional method” as described in Regulations Section 1.704-3(b) shall be used with respect to Partnership Property that is contributed to the Partnership in connection with the General Partner’s initial offering. Allocations pursuant to this Section 6.5.B are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, or any other items or distributions pursuant to any provision of this Agreement.

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management.

A.

Except as otherwise expressly provided in this Agreement, including any Partnership Unit Designation, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. No General Partner may be removed by the Partners, with or without cause, except with the Consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including, without limitation, Section 3.2 and Section 7.3, and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall have full and exclusive power and authority, without the consent or approval of any Limited Partner, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Partnership, to exercise or direct the exercise of all of the powers of the Partnership and a general partner under the Act and this Agreement and to effectuate the purposes of the Partnership including, without limitation:

(1)	the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Holders in such amounts as will permit the General Partner to prevent the imposition of any federal income tax on the General Partner (including, for this purpose, any excise tax pursuant to Code Section 4981), to make distributions to its stockholders and payments to any taxing authority sufficient to permit the General Partner to qualify as a REIT and maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations to conduct the activities of the Partnership;

(2)	the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3)	the taking of any and all acts to ensure that the Partnership will not be classified as a “publicly traded partnership” under Code Section 7704;

(4)	subject to Section 11.2 hereof, the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(5)

the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the assignment of any assets of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the General Partner sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the

General Partner and/or the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(6)	the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(7)	the negotiation, execution and performance of any contracts, including leases (including ground leases), easements, management agreements, rights of way and other property-related agreements, conveyances or other instruments to conduct the Partnership’s operations or implement the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Partnership’s assets;

(8)	the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

(9)	the selection and dismissal of employees of the Partnership (if any) (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;

(10)	the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership and the Partners (including, without limitation, the General Partner);

(11)	the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which the General Partner has an equity investment from time to time);

(12)

the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(13)	the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(14)	the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;

(15)	the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(16)	the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(19)	the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing;

(20)	the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof;

(21)	an election to dissolve the Partnership pursuant to Section 13.1.B hereof;

(22)	the distribution of cash to acquire Partnership Common Units held by a Limited Partner in connection with a Redemption under Section 15.1 hereof;

(23)	an election to acquire Tendered Units in exchange for REIT Shares;

(24)	the maintenance of the Register from time to time to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the Register otherwise is authorized by this Agreement; and

(25)	the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange.

B.	Each of the Limited Partners agrees that, except as provided in Section 7.3 hereof and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the General Partner under this Agreement and the Act on behalf of the Partnership without any further act, approval or vote of the Partners or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (1) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (2) the General Partner’s determination that such action, document or writing is necessary, advisable, appropriate, desirable or prudent to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under this Agreement and the Act or effectuate the purposes of the Partnership, or any other determination by the General Partner required by this Agreement in connection with the taking of such action or execution of such document or writing, and (3) the authority of such officer with respect thereto.

C.	At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.

D.	At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, determines from time to time.

E.	The determination as to any of the following matters, made by or at the direction of the General Partner consistent with this Agreement and the Act, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner: the amount of assets at any time available for distribution or the redemption of Partnership Common Units; the amount and timing of any distribution; any determination to redeem Tendered Units; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the amount of any Partner’s Capital Account, Adjusted Capital Account or Adjusted Capital Account Deficit; the amount of Net Income, Net Loss or Depreciation for any period; any special allocations of Net Income or Net Loss pursuant to Sections 6.2.C, 6.2.D, 6.3, 6.4, 6.5 or 16.5; the Gross Asset Value of any Partnership asset; the Value of any REIT Share; the timing and amount of any adjustment to the Adjustment Factor; any adjustment to the number of outstanding LTIP Units pursuant to Section 16.3; the timing, number and redemption or repurchase price of the redemption or repurchase of any Partnership Units pursuant to Section 4.7.B; any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Partnership Interest; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership or of any Partnership Interest; the number of authorized or outstanding Units of any class or series; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.

Section 7.2 Certificate of Limited Partnership. The General Partner may file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Maryland and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Maryland and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3 Restrictions on General Partner’s Authority.

A.	The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the Consent of the Limited Partners, and may not, without limitation:

(1)	take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(2)	perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

(3)	enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (a) the General Partner or the Partnership from performing its specific obligations under Section 15.1 hereof in full or (b) a Limited Partner from exercising its rights under Section 15.1 hereof to effect a Redemption in full, except, in either case, (x) with the Consent of each Limited Partner affected by the prohibition or restriction or (y) in connection with or as a result of a Termination Transaction that, in accordance with Section 11.2.B(i) and/or (ii), does not require the Consent of the Limited Partners.

B.	Except as provided in Section 7.3.C hereof, the General Partner shall not, without the prior Consent of the Partners, amend, modify or terminate this Agreement.

C.	Notwithstanding Section 7.3.B and 14.2 hereof but subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner shall have the power, without the Consent of the Partners or the consent or approval of any Limited Partner or any other Person, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)	to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)	to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest, the termination of the Partnership in accordance with this Agreement, or the adjustment of outstanding LTIP Units as contemplated by Section 16.3, and to update the Register in connection with such admission, substitution, withdrawal, Transfer or adjustment;

(3)	to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4)	to set forth or amend the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Holders of any additional Partnership Interests issued pursuant to Article 4 (including any changes contemplated by Section 5.5 above);

(5)	to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(6)	(a) to reflect such changes as are reasonably necessary for the General Partner to qualify as a REIT and maintain its status as a REIT or to satisfy the REIT Requirements, or (b) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner and any Disregarded Entity with respect to the General Partner;

(7)	to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article VI or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent otherwise provided in this Agreement and as may be permitted under applicable law);

(8)	to reflect the issuance of additional Partnership Interests in accordance with Section 4.2;

(9)	as contemplated by the last sentence of Section 4.3;

(10)	to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner and which does not violate Section 7.3.D; and

(11)	to effect or facilitate a Termination Transaction that, in accordance with Section 11.2.B(i) and/or (ii), does not require the Consent of the Limited Partners and, if the Partnership is the Surviving Partnership in any Termination Transaction, to modify Section 15.1 or any related definitions to provide that the holders of interests in such Surviving Partnership have rights that are consistent with Section 11.2B(ii).

D.

Notwithstanding Sections 7.3.B, 7.3.C (other than as set forth below in this Section 7.3.D) and 14.2 hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest),

(ii) adversely modify in any material respect the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article 5 or Section 13.2.A(4) hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2, 5.5, 7.3.C (including clause (11) thereof) and Article 6 hereof), (iv) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Section 15.1 hereof, or amend or modify any related definitions (except, in any case, as permitted pursuant to clause (11) of Section 7.3.C hereof), (v) alter or modify Section 11.2 hereof (except as permitted pursuant to clause (11) of Section 7.3.C hereof), (vi) subject to Section 7.8.I, remove the powers and restrictions related to REIT Requirements or permitting the General Partner to avoid paying tax under Code Sections 857 or 4981 contained in Sections 7.1 and 7.3, or (vii) amend this Section 7.3.D (except as permitted pursuant to clause (11) of Section 7.3.C hereof). Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 without the Consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

Section 7.4 Reimbursement of the General Partner.

A.	The General Partner shall not be compensated for its services as General Partner of the Partnership except as provided in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which the General Partner may be entitled in its capacity as the General Partner).

B.

Subject to Sections 7.4.D and 15.12 hereof, the Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s and the General Partner’s organization and the ownership of each of their assets and operations. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. The Partnership shall be liable for, and shall reimburse the General Partner, on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans, of the General Partner, or the Partnership that may provide for stock units, or phantom stock, pursuant to which employees of the General Partner, or the Partnership will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses of the General Partner or its Affiliates, (iv) any expenses (other than the purchase price) incurred by the General Partner in connection with the redemption or other repurchase of its Capital Shares, (v) all costs and expenses of the General Partner in connection with the preparation of reports and other distributions to its stockholders and any regulatory or governmental authorities or agencies and, as applicable, all costs and expenses of the General Partner as a reporting company (including, without limitation, costs of filings with the SEC), (vi) all costs and expenses of the General Partner in connection with its operation as a REIT, and (vii) all costs and expenses of the General Partner in connection with the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests and financing or refinancing of any type related to the Partnership or its assets or activities; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.5 hereof. The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

C.	If the General Partner shall elect to purchase from its stockholders Capital Shares for the purpose of delivering such Capital Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, in lieu of the treatment specified in Section 4.7.B., the purchase price paid by the General Partner for such Capital Shares shall be considered expenses of the Partnership and shall be advanced to the General Partner or reimbursed to the General Partner, subject to the condition that: (1) if such REIT Shares subsequently are sold by the General Partner, the General Partner shall pay or cause to be paid to the Partnership any proceeds received by the General Partner for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of REIT Shares for Partnership Units pursuant to Section 15.1 would not be considered a sale for such purposes); and (2) if such REIT Shares are not retransferred by the General Partner within 30 days after the purchase thereof, or the General Partner otherwise determines not to retransfer such REIT Shares, the General Partner shall cause the Partnership to redeem a number of Partnership Units determined in accordance with Section 4.7.B, as adjusted, (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units held by the General Partner).

D.

To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.12 hereof, if and to the extent any reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5 Outside Activities of the General Partner. The General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Partnership Interests, (b) the management of the business and affairs of the Partnership, (c) the operation of the General Partner as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) its operations as a REIT, (e) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type related to the Partnership or its assets or activities, and (g) such activities as are incidental thereto; provided, however, that, except as otherwise provided herein, any funds raised by the General Partner pursuant to the preceding clauses (e) and (f) shall be made available to the Partnership, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided, further that the General Partner may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership so long as the General Partner takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, the Partners shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the General Partner. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Partnership debt. The General Partner and all Disregarded Entities with respect to the General Partner, taken as a group, shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than (i) interests in Disregarded Entities with respect to the General Partner, (ii) Partnership Interests as the General Partner, (iii) a minority interest in any Subsidiary of the Partnership that the General Partner owns to maintain such Subsidiary’s status as a partnership for federal income tax purposes or otherwise, and (iv) such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1.D hereof and the requirements necessary for the General Partner to qualify as a REIT and for the General Partner to carry out its responsibilities contemplated under this Agreement and the Charter. Any Partnership Interests acquired by the General Partner, whether pursuant to the exercise by a Limited Partner of its right to Redemption, or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same terms as the class or series so acquired. Any Affiliates of the General Partner may acquire Limited Partner Interests and shall, except as expressly provided in this Agreement, be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

Section 7.6 Transactions with Affiliates.

A.	The Partnership may lend or contribute funds to, and borrow funds from, Persons in which the Partnership has an equity investment, and such Persons may borrow funds from, and lend or contribute funds to, the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

B.	Except as provided in Section 7.5 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

C.	The General Partner and its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, on terms and conditions established by the General Partner in its sole and absolute discretion.

D.	The General Partner, in its sole and absolute discretion and without the approval of the Partners or any of them or any other Persons, may propose and adopt (on behalf of the Partnership) employee benefit plans (including without limitation plans that contemplate the issuance of LTIP Units) funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the General Partner, the Partnership or any of the Partnership’s Subsidiaries.

Section 7.7 Indemnification.

A.	To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Partnership to indemnify or advance funds to any Indemnitee (x) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the General Partner or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, and (y) in connection with one or more Actions or claims brought by the Partnership or involving such Indemnitee if such Indemnitee is found liable to the Partnership on any portion of any claim in any such Action.

B.	Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7 that the Partnership indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7 with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any other Holder shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

C.	To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

D.	The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

E.

The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the

Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

F.	Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement.

G.	In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

H.	An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

I.	The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

J.	Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

K.	It is the intent of the parties that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.8 Liability of the General Partner.

A.	To the maximum extent permitted under the Act, the only duties that the General Partner owes to the Partnership, any Partner or any other Person (including any creditor of any Partner or assignee of any Partnership Interest), fiduciary or otherwise, are to perform its contractual obligations as expressly set forth in this Agreement consistently with the obligation of good faith and fair dealing, and to act with the fiduciary duties of care and loyalty which have been, in accordance with the Act, modified as set forth in this Section 7.8. The General Partner, in its capacity as such, shall have no other duty, fiduciary or otherwise, to the Partnership, any Partner or any other Person (including any creditor of any Partner or any assignee of any Partnership Interest). The provisions of this Agreement other than this Section 7.8 shall create contractual obligations of the General Partner only, and no such provision shall be interpreted to expand or modify the fiduciary duties of the General Partner under the Act.

B.	The Limited Partners agree that (i) the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s stockholders collectively and (ii) in the event of a conflict between the interests of the Partnership or any Partner, on the one hand, and the separate interests of the General Partner or its stockholders, on the other hand, the General Partner may give priority to the separate interests of the General Partner or the stockholders of the General Partner (including, without limitation, with respect to tax consequences to Limited Partners, Assignees or the General Partner’s stockholders), and, in the event of such a conflict, and any action or failure to act on the part of the General Partner that gives priority to the separate interests of the General Partner or its stockholders that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and/or the Partners or violate the obligation of good faith and fair dealing.

C.	Subject to its obligations and duties as General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The General Partner shall not be responsible to the Partnership or any Partner for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.

D.

Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, none of the directors or officers of the General Partner shall be directly liable or accountable in damages or otherwise to the Partnership, any Partners, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission or by reason of their service as such. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

E.	Notwithstanding anything herein to the contrary, except for liability for fraud, willful misconduct or gross negligence on the part of the General Partner, or pursuant to any express indemnities given to the Partnership by the General Partner pursuant to any other written instrument, the General Partner shall not have any personal liability whatsoever, to the Partnership or to the other Partners, for any action or omission taken in its capacity as the General Partner or for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, except pursuant to Section 15.1. Without limitation of the foregoing, and except for liability for fraud, willful misconduct or gross negligence, or pursuant to Section 15.1 or any such express indemnity, no property or assets of the General Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.

F.	In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it, and any action or failure to act on the part of the General Partner that does not take into account any such tax consequences that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and/or the Partners or violate the obligation of good faith and fair dealing. The General Partner and the Partnership shall not have any liability to any Partner under any circumstances as a result of any income tax liability incurred by such Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

G.

Whenever in this Agreement the General Partner is permitted or required to make a decision in its “sole and absolute discretion,” “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership or the Partners or any of them, and any such decision or determination made by the General Partner that does not consider such interests or factors affecting the Partnership or the Partners, or any of them, that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and/or the Partners. If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The General Partner’s “sole and absolute discretion,” “sole discretion” and “discretion” under this Agreement shall be exercised consistently with the duty of care and the obligation of good faith and fair dealing under the Act (as modified by this Agreement).

H.	The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. In performing its duties under this Agreement and the Act, the General Partner shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Partnership or any subsidiary of the Partnership, prepared or presented by any officer, employee or agent of the General Partner, any agent of the Partnership or any such subsidiary, or by any lawyer, certified public accountant, appraiser or other person engaged by the General Partner, the Partnership or any such subsidiary as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such information, opinion, report or statement.

I.	Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to qualify and continue to qualify as a REIT, (ii) for the General Partner otherwise to satisfy the REIT Requirements, (iii) for the General Partner to avoid incurring any taxes under Code Section 857 or Code Section 4981, or (iv) for any General Partner Affiliate to continue to qualify as a “qualified REIT subsidiary”(within the meaning of Code Section 856(i)(2)) or “taxable REIT subsidiary”(within the meaning of Code Section 856(l)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners and does not violate the duty of loyalty or any other duty or obligation, fiduciary or otherwise, of the General Partner to the Partnership or any other Partner.

J.	Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s and its officers’ and directors’ liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.10 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation of Liability. No Limited Partner shall have any liability under this Agreement except for intentional harm or gross negligence on the part of such Limited Partner or as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.

Section 8.2 Management of Business. Subject to the rights and powers of the General Partner hereunder, no Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, the Advisory Agreement and any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person. In deciding whether to take any actions in such capacity, the Limited Partners and their respective Affiliates shall be under no obligation to consider the separate interests of the Partnership or its subsidiaries and to the maximum extent permitted by applicable law shall have no fiduciary duties or similar obligations to the Partnership or any other Partners, or to any subsidiary of the Partnership, and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Partners in connection with such acts except for liability for fraud, willful misconduct or gross negligence.

Section 8.4 Return of Capital. Except pursuant to the rights of Redemption set forth in Section 15.1 hereof or in any Partnership Unit Designation, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Partnership as provided herein. Except to the extent provided in Article 5 and Article 6 hereof or otherwise expressly provided in this Agreement or in any Partnership Unit Designation, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Rights of Limited Partners Relating to the Partnership.

A.	In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, the General Partner shall deliver to each Limited Partner a copy of any information mailed or electronically delivered to all of the common stockholders of the General Partner as soon as practicable after such mailing.

B.	The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor and any change made to the Adjustment Factor shall be set forth in the quarterly report required by Section 9.3.B hereof immediately following the date such change becomes effective.

C.	Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreement to keep confidential.

D.	Upon written request by any Limited Partner, the General Partner shall cause the ownership of Partnership Units by such Limited Partner to be evidenced by a certificate for units in such form as the General Partner may determine with respect to any class of Partnership Units issued from time to time under this Agreement. Any officer of the General Partner may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Partnership alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated. Unless otherwise determined by an officer of the General Partner, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Partnership a bond in such sums as the General Partner may direct as indemnity against any claim that may be made against the Partnership.

Section 8.6 Partnership Right to Call Partnership Common Units.

Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Partnership Common Units held by Limited Partners are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Partnership Common Units by treating any Holder thereof as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 15.1 hereof for the amount of Partnership Common Units to be specified by the General Partner, by notice to such Holder that the Partnership has elected to exercise its rights under this Section 8.6. Such notice given by the General Partner to a Holder pursuant to this Section 8.6 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Holder. For purposes of this Section 8.6, (a) the General Partner may treat any Holder (whether or not otherwise a Qualifying Party) as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 15.1.F(2) and 15.1.F(3) hereof shall not apply, but the remainder of Section 15.1 hereof shall apply, mutatis mutandis.

Section 8.7 Rights as Objecting Partner.

No Limited Partner and no Holder of a Partnership Interest shall be entitled to exercise any of the rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute in connection with a merger, consolidation or conversion of the Partnership.

Section 8.8 Board Nomination Rights.

A.	Board Nominees.

(1)

So long as Second City, together with its Controlled Entities, owns (a) thirty percent (30%) or more of the outstanding REIT Shares (assuming all outstanding Partnership Common Units not held by the General Partner or any of its wholly-owned Subsidiaries that owns Partnership Common Units are tendered for Redemption and exchanged for REIT Shares, regardless of whether such Partnership Common Units are then eligible for Redemption), Second City shall have the right from time to time to designate individuals for nomination for election by the stockholders to the board of directors of the General Partner, such that the number of directors serving (or who would serve upon election), and who are or had been designated for nomination or nominated to serve by Second City, shall equal (i) if the number of directors comprising the entire board of directors of the General Partner is six or more, two; or (ii) if the number of directors comprising the entire board of directors of the General Partner is five or fewer, one; or (b) less than thirty percent (30%) but at least ten percent (10%) of the outstanding REIT Shares (assuming all outstanding Partnership Common Units not held by the General Partner or any of its wholly-owned Subsidiaries that owns Partnership Common Units are tendered for Redemption and exchanged for REIT Shares, regardless of whether such Partnership Common Units are then eligible for

Redemption), Second City shall have the right from time to time to designate individuals for nomination for election by the stockholders to the board of directors of the General Partner, such that the number of directors serving (or who would serve upon election), and who are or had been designated for nomination or nominated to serve by Second City, shall equal one. If Second City, together with its Controlled Entities, owns less than ten percent (10%) of the outstanding REIT Shares (assuming all outstanding Partnership Common Units not held by the General Partner or any of its wholly-owned Subsidiaries that owns Partnership Common Units are tendered for Redemption and exchanged for REIT Shares, regardless of whether such Partnership Common Units are then eligible for Redemption), Second City shall have no right under this Section 8.8 to designate for nomination any individual to serve on the board of directors of the General Partner. The General Partner, acting through its Board of Directors, will recommend and use all commercially reasonable good faith efforts to cause the election of each Second City Nominee designated in accordance with the foregoing. The General Partner agrees to use all reasonable efforts to solicit proxies for such Second City Nominees from all holders of REIT Shares and/or other voting stock entitled to vote thereon.

(2)	To facilitate the designation rights set forth above and the nominations contemplated thereby, the General Partner will notify Second City in writing a reasonable period of time in advance of any action to be taken by the General Partner or the Board of Directors for the purpose of nominating, electing or designating directors, which, in the case of a proxy statement, information statement or registration statement in which nominees for director would be named, shall be delivered by the General Partner to Second City no later than 30 days prior to the anticipated mailing or filing date, as applicable. Such notice shall set forth in reasonable detail the nature of the action to be taken by the General Partner or the Board of Directors, and the anticipated date thereof. Upon receipt of such notice, Second City will designate any Second City Nominees by written notice (in accordance with Article 14) as soon as reasonably practicable thereafter; provided, however, that if Second City shall have failed to designate Second City Nominees in a timely manner, Second City shall be deemed to have designated any incumbent Second City Nominees in a timely manner unless there are no remaining incumbent Second City Nominees or the incumbent Second City Nominee declines to serve, in which case the General Partner or the Board of Directors may nominate another Person.

(3)

Second City will provide the General Partner with such information about each Second City Nominee as is reasonably requested by the General Partner in order to comply with applicable disclosure rules, including without limitation, any information that a stockholder of the General Partner must provide to the General Partner in order to nominate a director under the Bylaws. Second City may not nominate any Second City Nominee who, to Second City’s knowledge after due inquiry, (i) has engaged in any of the acts described in Rule 506(d) under the Securities Act, or (ii) has engaged in any “bad boy” actions that require disclosure pursuant to Item 401(f) of Regulation S-K promulgated under the Exchange Act.

(4)	To the extent required by law or the rules of the principal securities exchange on which the REIT Shares are listed or admitted to trading, the General Partner will take such actions as necessary to ensure that a sufficient number of those members of the Board of Directors that are not Second City Nominees or members of the General Partner’s senior management shall at all times satisfy the standard of independence necessary for a director to qualify as an “Independent Director,” as such term (or any replacement term) is used under the rules and listing standards of such principal securities exchange, as such rules and listing standards may be amended from time to time (the “Independence Standard”) in order to maintain such listing.

B.	Committee Membership. Unless prohibited by law or the rules of the principal securities exchange on which the REIT Shares are listed or admitted to trading and so long as Second City shall retain designation rights under Section 8.8.A(1) to provide for at least one Second City Nominee serving as a director, then at least one Second City Nominee shall be appointed to each committee of the Board of Directors (provided that such Second City Nominee is qualified as independent under the rules, regulations or listing standards of such securities exchange, as such rules, regulations and listing standards may be amended from time to time, for service on such committee), other than any committee formed for the purpose of evaluating or negotiating any transaction with Second City.

C.	Vacancies; Removal. If a vacancy on the Board of Directors arises as a result of the death, disability or retirement, resignation or removal (with or without cause) of a Second City Nominee, or as a result of an increase in the size of the entire Board of Directors, and such vacancy results in the number of Second City Nominees then serving on the Board of Directors being less than the number that Second City would then be entitled to designate for nomination under Section 8.8.A(1) if there were an election of directors at a time which no Second City Nominees are incumbent members of the Board of Directors, then any individual(s) appointed by the Board of Directors to fill such a vacancy or such vacancies shall be approved to do so by a majority of the Second City Nominees then serving on the Board of Directors, and any director so elected or appointed shall be deemed a Second City Nominee.

D.	Charter and Bylaws to Be Consistent. The General Partner, acting through the Board of Directors, shall take or cause to be taken all lawful action necessary or appropriate to ensure that none of the Charter or Bylaws contains any provisions inconsistent with this Agreement or which would in any way nullify or impair the terms of this Agreement or the rights of Second City hereunder.

E.	Termination and Reinstatement of Nomination Rights. During any period in which Second City together with its Controlled Entities owns less than 10% of the outstanding REIT Shares, as determined in the same manner in which the percentage of outstanding REIT Shares is determined in Section 8.8.A(1), Second City shall not be entitled to exercise any designation rights set forth in this Section 8.8. If, subsequent to such period, Second City together with its Controlled Entities owns 10% or more of the outstanding REIT Shares, as determined in the same manner in which the percentage of outstanding REIT Shares is determined in Section 8.8A(1), then Second City shall again be entitled to exercise any designation or other applicable rights of Second City set forth in this Section 8.8. During any period in which Second City together with its Controlled Entities then owns at least 5% of the outstanding REIT Shares, as determined in the same manner in which the percentage of outstanding REIT Shares is determined in Section 8.8.A(1), Second City shall be entitled to identify an individual to attend and observe meetings of the Board of Directors of the General Partner. Notwithstanding the foregoing, if Second City together with its Controlled Entities own no outstanding REIT Shares, as determined in the same manner in which the percentage of outstanding REIT Shares is determined in Section 8.8A(1), for a period of one (1) year or more, then Second City’s designation or other applicable rights under this Section 8.8 shall terminate.

F.	Actions by Second City Recognizing that “Second City” is currently comprised of four separate entities, Second City General Partner II, L.P., CIO OP Limited Partnership, CIO REIT Stock Limited Partnership and Gibralt US, Inc. (the “Second City Entities”), all actions required of Second City under this Section 8.8 shall be taken by written consent of, or upon approval made or given in accordance with any means, method or other arrangement otherwise agreed to by, the Second City Entities (or their respective successors, as identified to and accepted by, the General Partner); and the failure of the Second City Entities (or such successors), acting as such or pursuant to any such means, method or other arrangement to act or to provide appropriate and timely direction hereunder in response to notice properly given or a request properly made shall constitute a waiver of the rights of Second City to exercise its rights in that particular instance, but not otherwise.

G.	Amendment. Notwithstanding anything to the contrary in this Agreement, for so long as Second City has the right or prospective right to exercise the designation rights set forth in this Section 8.8, this Section 8.8 may not be amended without the prior written Consent of Second City.

H.	Confirmation. Written confirmation by or from Second City, or from a majority of the Second City Nominees then serving on the Board of Directors, of compliance with the provisions of this Section 8.8 in electing or appointing directors from time to time (or as to waiver by Second City of any of the requirements of this Section 8.8), shall be conclusive for all purposes relevant hereto; provided however that the absence of any such confirmation shall in no event be construed to mean that the provisions hereof were not in fact complied with.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting.

A.

The General Partner shall keep or cause to be kept at the principal place of business of the Partnership those records and documents, if any, required to be maintained by the Act and any other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5.A, Section 9.3 or Article 13 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

B.	Except as otherwise provided in this Agreement, the books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2 Partnership Year. For purposes of this Agreement, “Partnership Year” means the fiscal year of the Partnership, which shall be the same as the tax year of the Partnership. The tax year shall be the calendar year unless otherwise required by the Code.

Section 9.3 Reports.

A.	As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner of record as of the close of the Partnership Year, financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B.	As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership for such calendar quarter, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.

C.	The General Partner shall have satisfied its obligations under Section 9.3.A and Section 9.3.B by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership or the General Partner, provided that such reports are able to be printed or downloaded from such website.

ARTICLE 10

TAX MATTERS

Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions,

losses and other items required of the Partnership for federal, state and local income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal, state and local income tax and any other tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties as is readily available to the Limited Partners, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3 Tax Matters Partner.

A.	The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder.

B.	Except as provided in those certain Tax Protection Agreements entered into by the Partnership on the date hereof, the tax matters partner is authorized, but not required:

(1)	to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner (as the case may be) or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));

(2)

in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “Final Adjustment”) is mailed to the tax matters partner, to seek judicial review of such Final Adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)	to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)	to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6)	to take any other action on behalf of the Partners or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law and as provided in those certain Tax Protection Agreements entered into by the Partnership on the date hereof, is a matter in the sole and absolute discretion of the tax matters partner. The provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

Section 10.4 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 Code Section 1446 or Code Sections 1471 through 1474. Any amount withheld with respect to a Limited Partner pursuant to this Section 10.4 and paid over to the appropriate taxing authorities shall be treated as paid or distributed, as applicable, to such Limited Partner for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Limited Partner, in excess of any such withheld amount, shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within thirty (30) days after the affected Limited Partner receives written notice from the General Partner that such payment must be made, provided that the Limited Partner shall not be required to repay such deemed loan if either (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Any amounts payable by a

Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., thirty (30) days after the Limited Partner receives written notice of such amount) until such amount is paid in full.

Section 10.5 Organizational Expenses. The General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Code Section 709.

ARTICLE 11

PARTNER TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer.

A.	No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B.	No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

C.	No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the Consent of the General Partner; provided, however, that, as a condition to such Consent, the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752 (provided that, for purpose of calculating the REIT Shares Amount in this Section 11.1.C, “Tendered Units” shall mean all such Partnership Units in which a security interest is held by such lender).

Section 11.2 Transfer of General Partner’s Partnership Interest.

A.

Except as provided in Section 11.2.B or Section 11.2.C, and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may not Transfer all or any portion of its Partnership Interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners.

It is a condition to any Transfer of a Partnership Interest of a General Partner otherwise permitted hereunder (including any Transfer permitted pursuant to Section 11.2.B or Section 11.2.C) that: (i) coincident with such Transfer, the transferee is admitted as a General Partner pursuant to Section 12.1 hereof; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired and the admission of such transferee as a General Partner.

B.	Certain Transactions of the General Partner. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may, without the Consent of the Limited Partners, Transfer all of its Partnership Interest in connection with (a) a merger, consolidation or other combination of its or the Partnership’s assets with another entity, (b) a sale of all or substantially all of its or the Partnership’s assets not in the ordinary course of the Partnership’s business or (c) a reclassification, recapitalization or change of any outstanding shares of the General Partner’s stock or other outstanding equity interests (each, a “Termination Transaction”) if:

(1)	in connection with such Termination Transaction, all of the Limited Partners will receive, or will have the right to elect to receive, for each Partnership Common Unit an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each holder of Partnership Common Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Partnership Common Units would have received had it exercised its right to Redemption pursuant to Article 15 hereof and received REIT Shares in exchange for its Partnership Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(2)

all of the following conditions are met: (w) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership and is classified as a partnership for federal income tax purposes (in each case, the “Surviving

Partnership”); (x) Limited Partners that held Partnership Common Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges in the Surviving Partnership of such Limited Partners are at least as favorable in all material respects as those in effect with respect to the Partnership Common Units immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (z) the rights of such Limited Partners include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2.B(i) or (b) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their Partnership Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares.

C.	Notwithstanding the other provisions of this Article 11 (other than Section 11.6.D hereof), the General Partner may Transfer all of its Partnership Interests at any time to any Person that is, at the time of such Transfer an Affiliate of the General Partner, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), without the Consent of any Limited Partners. The provisions of Section 11.2.B, 11.3, 11.4.A and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.2.C.

D.

If the Consent of the Limited Partners has not been obtained, then the General Partner may not engage in, or cause or permit, a Termination Transaction in connection with which the General Partner has or will seek the approval of its common stockholders (a “Stockholder Vote”) unless (i) the General Partner first provides the Designated Partners with advance notice at least equal in time to the advance notice given in the case of the Stockholder Vote, (ii) in connection with such advance notice, the General Partner provides the Designated Partners with written materials describing the proposed Termination Transaction as well as the tax effect of the consummation thereof on such Designated Partners and (iii) such Termination Transaction is approved (the “Partnership Vote”) by a number of affirmative votes cast by the Designated Partners, together with the deemed vote of the Partnership Common Units owned by the General Partner and its wholly-owned subsidiaries as described below, as would be sufficient (measured as a percentage of the total number of votes cast or entitled to be cast by the Designated Partners) to approve the Termination Transaction if such approval was to be given by the holders of REIT Shares. For purposes of the Partnership Vote, each Designated Partner holding Partnership Common Units shall be entitled to cast a number of votes equal to the total votes such Designated Partner would have been entitled to cast at the Stockholder Meeting had such Designated Partner presented its Partnership Common Units for redemption and such Partnership Common Units had been acquired by the General Partner for the REIT Shares Amount as of the record date for the Stockholder Meeting; provided, however, that the General Partner and all of its wholly-owned Subsidiaries shall not be entitled to vote with respect to any Partnership Vote and shall instead be deemed to have cast all votes that would otherwise have been entitled to be cast by them, in the aggregate, in proportion to the manner in which all outstanding REIT Shares were voted in the Stockholder Vote (such votes to be “For,” “Against,” “Abstain” and “Not Present”).

E.	The General Partner shall not engage in a Termination Transaction effected as a short-form merger without a Stockholder Vote pursuant to Section 3-106 of the Maryland General Corporation Law, unless the General Partner has previously obtained either the consent of Limited Partners with respect to such transaction.

F.	Except in connection with Transfers permitted in this Article 11 and as otherwise provided in Section 12.1 in connection with the Transfer of the General Partner’s entire Partnership Interest, the General Partner may not voluntarily withdraw as a general partner of the Partnership without the Consent of the Limited Partners.

Section 11.3 Limited Partners’ Rights to Transfer.

A.	General. No Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner (but subject to Section 11.1.C, Section 11.2.C and Section 11.6.D; provided, however, that any Limited Partner may, at any time, without the consent or approval of the General Partner, (i) Transfer all or part of its Partnership Interest to any Family Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), any Charity, any Controlled Entity or any Affiliate, or (ii) pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a “Permitted Transfer”). After such first Redemption Hold Period, each Limited Partner, and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its Partnership Interest to any Person, without the Consent of the General Partner but subject to the provisions of Section 11.4 hereof and to satisfaction of each of the following conditions:

(1)	General Partner Right of First Refusal. The transferor Limited Partner (or the Partner’s estate in the event of the Partner’s death) shall give written notice of the proposed Transfer to the General Partner, which notice shall state (i) the identity and address of the proposed transferee and (ii) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The General Partner shall have ten (10) Business Days upon which to give the transferor Limited Partner notice of its election to acquire the Partnership Units on the terms set forth in such notice. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash, the General Partner may at its election deliver in lieu of all or any portion of such cash a note from the General Partner payable to the transferor Limited Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the total dividends declared with respect to one (1) REIT Share for the four (4) preceding fiscal quarters of the General Partner, divided by the Value as of the closing of such purchase; and provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Act, if applicable, and any other applicable requirements of law. If it does not so elect, the transferor Limited Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(2)	Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; and provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3.A(4) hereof may be to a separate Qualified Transferee.

(3)

Opinion of Counsel. The transferor Limited Partner shall deliver or cause to be delivered to the General Partner an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred; provided, however, that the General Partner may, in its sole discretion, waive this condition upon the request of the transferor Limited Partner. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the

Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

(4)	Minimum Transfer Restriction. Subject to the provisions of this Section 11, any Transferring Partner must Transfer not less than the lesser of (i) five hundred (500) Partnership Units or (ii) all of the remaining Partnership Units owned by such Transferring Partner, without, in each case, the Consent of the General Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Limited Partner shall be considered to be owned by such Limited Partner.

(5)	Exception for Permitted Transfers. The conditions of Sections 11.3.A(1) through 11.3.A(4) hereof shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the first Redemption Hold Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, including any limitations on the Partnership Units, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the Consent of the General Partner. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any restrictions on ownership and transfer of stock of the General Partner contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

B.	Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C.	Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent the Partnership from being taxable as a corporation for federal income tax purposes. In furtherance of the foregoing, and notwithstanding anything to the contrary in this Agreement, except with the Consent of the General Partner, no Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any conversion of LTIP Units into Partnership Common Units, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to or by any Person if such Transfer could (i) result in the Partnership being treated as an association taxable as a corporation; (ii) result in a termination of the Partnership under Code Section 708; (iii) be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (iv) fail to be within at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704) (the “Safe Harbors”) or (v) based on the advice of counsel to the Partnership or the General Partner, adversely affect the ability of the General Partner to qualify as a REIT or continue to qualify as a REIT or subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981.

Section 11.4 Admission of Substituted Limited Partners.

A.	No Limited Partner shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of a Limited Partner Interest may be admitted as a Substituted Limited Partner only with the Consent of the General Partner. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as the General Partner may require in its sole discretion to effect such Assignee’s admission as a Substituted Limited Partner.

B.	Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and class and/or series of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

C.	A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 11.5 Assignees. If the General Partner does not Consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, or in the event that any Partnership Interest is deemed to have been Transferred notwithstanding the restrictions set forth in this Article 11, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee and the rights to Transfer the Partnership Interest provided in this Article 11, but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement (other than as expressly provided in Section 15.1 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Partnership Interest on any matter presented to the Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further Transfer of any such Partnership Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of a Limited Partner Interest.

Section 11.6 General Provisions.

A.	No Limited Partner may withdraw from the Partnership other than as a result of: (i) a permitted Transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article 11 with respect to which the transferee becomes a Substituted Limited Partner; (ii) pursuant to a redemption (or acquisition by the General Partner) of all of its Partnership Interest pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Partnership Unit Designation or (iii) the acquisition by the General Partner of all of such Limited Partner’s Partnership Interest, whether or not pursuant to Section 15.1.B hereof.

B.	Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Partnership Unit Designation or (iii) to the General Partner, whether or not pursuant to Section 15.1.B hereof, shall cease to be a Limited Partner.

C.	If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 15.1 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner in its sole and absolute discretion. Solely for purposes of making such allocations, unless the General Partner decides in its sole and absolute discretion to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner, or the Tendering Party (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

D.

In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest by any Partner (including any Redemption, any conversion of LTIP Units into Partnership Common Units, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made: (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the Consent of the General Partner, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer could cause either the General Partner or any General Partner Affiliate to cease to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)); (v) except with the Consent of the General Partner, if such Transfer could, based on the advice of counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (vi) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) except with the Consent of the General Partner, if such Transfer could (1) be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (2) cause the Partnership to become a “publicly traded partnership,” as such term is defined in Code Sections 469(k)(2) or 7704(b), or (3) fail to be within at least one of the Safe Harbors; (xi) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended. The General Partner shall, in its sole discretion, be permitted to take all action necessary to prevent the Partnership from being classified as a “publicly traded partnership” under Code Section 7704.

E.	Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise Consents.

ARTICLE 12

ADMISSION OF PARTNERS

Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to a Transfer permitted by Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such Transfer. Upon any such Transfer and the admission of any such transferee as a successor General Partner in accordance with this Section 12.1, the transferor General Partner shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without any separate Consent of the Limited Partners or the consent or approval of any other Partners. Any such successor General Partner shall carry on the business and affairs of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission of such Person as a General Partner. Upon any such Transfer, the transferee shall become the successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner. Concurrently with, and as evidence of, the admission of a successor General Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such successor General Partner. In the event that the General

Partner withdraws from the Partnership, or transfers its entire Partnership Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the general partner of the Partnership, a Majority in Interest of the Partners may elect to continue the Partnership by selecting a successor general partner in accordance with Section 13.1.A hereof.

Section 12.2 Admission of Additional Limited Partners.

A.	After the admission to the Partnership of the Original Limited Partners, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement or is issued LTIP Units in exchange for no consideration in accordance with Section 4.2.B hereof shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as the General Partner may require in its sole and absolute discretion in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such Additional Limited Partner.

B.	Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the Consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the Consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.2.A.

C.	If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Partnership Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

D.	Any Additional Limited Partner admitted to the Partnership that is an Affiliate of the General Partner shall be deemed to be a “General Partner Affiliate” hereunder and shall be reflected as such on the Register and the books and records of the Partnership.

Section 12.3 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to update the Register, amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4 Limit on Number of Partners. Unless otherwise permitted by the General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

Section 12.5 Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.

ARTICLE 13

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business and affairs of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A.	an event of withdrawal, as defined in Section 10-402(2) – (9) of the Act (including, without limitation, bankruptcy), or the withdrawal in violation of this Agreement, of the last remaining General Partner unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Partners remaining agree in writing, in their sole and absolute discretion, to continue the Partnership and to the appointment, effective as of the date of such withdrawal, of a successor General Partner;

B.	an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Partners;

C.	entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

D.	the Redemption or other acquisition by the Partnership or the General Partner of all Partnership Units other than Partnership Units held by the General Partner.

Section 13.2 Winding Up.

A.	Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(1)	First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

(2)	Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

(3)	Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and

(4)	Fourth, to the Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(4)).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as set forth in Section 7.4.

B.	Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C.	If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder, such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

D.	In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

(1)	distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(2)	withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

E.	The provisions of Section 7.8 hereof shall apply to any Liquidator appointed pursuant to this Article 13 as though the Liquidator were the General Partner of the Partnership.

Section 13.3 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Partnership Units to the Partners in the new partnership in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted a Transfer to an Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 or Section 13.3 hereof.

Section 13.4 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner or Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each Holder and, in the General Partner’s or Liquidator’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator), and the General Partner or Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator).

Section 13.6 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the SDAT, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Maryland shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the General Partner, as provided in Code Section 562(b)(2)(B), if necessary, in the sole and absolute discretion of the General Partner.

ARTICLE 14

PROCEDURES FOR ACTIONS AND CONSENTS

OF PARTNERS; AMENDMENTS; MEETINGS

Section 14.1 Procedures for Actions and Consents of Partners. The actions requiring Consent of any Partner or Partners pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2 Amendments. Amendments to this Agreement may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners and, except as set forth in Section 7.3.B and Section 7.3.C and subject to Section 7.3.D, Section 16.10 and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall be approved by the Consent of the Partners. Following such proposal, the General Partner shall submit to the Partners entitled to vote thereon any proposed amendment that, pursuant to the terms of this Agreement, requires the consent, approval or vote of such Partners. The General Partner shall seek the consent, approval or vote of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Limited Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Limited Partners shall be deemed a party to and bound by such amendment of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the General Partner.

Section 14.3 Actions and Consents of the Partners.

A.	Meetings of the Partners may be called only by the General Partner to transact any business that the General Partner determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, the affirmative vote of Partners holding a majority of the Percentage Interests held by the Partners entitled to act on any proposal shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the vote, consent or approval of Partners is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Partners or may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 14.3.B hereof.

B.	Any action requiring the Consent of any Partner or group of Partners pursuant to this Agreement or that is required or permitted to be taken at a meeting of the

Partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

C.	Each Partner entitled to act at a meeting of the Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

D.	The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than five (5) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

E.	Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the General Partner’s stockholders.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1 Redemption Rights of Qualifying Parties.

A.	After the applicable Redemption Hold Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Partnership Common Units held by such Tendering Party (Partnership Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. The Partnership may, in the General Partner’s sole and absolute discretion, redeem Tendered Units at the request of the Holder thereof prior to the end of the applicable Redemption Hold Period (subject to the terms and conditions set forth herein) (a “Special Redemption”); provided, however, that the General Partner first receives an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Partnership or the General Partner to violate any federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1.B of this Agreement. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership until the earlier of (i) the date the General Partner notifies the Tendering Party that the General Partner declines to acquire some or all of the Tendered Units under Section 15.1.B hereof following receipt of a Notice of Redemption and (ii) the Business Day following the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds, in each case, on or before the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 60 Business Days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount.

B.

Notwithstanding the provisions of Section 15.1.A hereof, on or before the close of business on the Cut-Off Date, the General Partner may, in the General Partner’s sole and absolute discretion but subject to the Ownership Limit, elect to acquire some or all (such percentage being referred to as the “Applicable Percentage”) of the Tendered Units from the Tendering Party in exchange for REIT Shares. If the General Partner elects to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the General Partner shall give written notice thereof to the

Tendering Party on or before the close of business on the Cut-Off Date. If the General Partner elects to acquire any of the Tendered Units for REIT Shares, the General Partner shall issue and deliver such REIT Shares to the Tendering Party pursuant to the terms of this Section 15.1.B, in which case (1) the General Partner shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right with respect to such Tendered Units and (2) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the General Partner in exchange for the REIT Shares Amount. If the General Partner so elects, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 60 Business Days to the extent required for the General Partner to cause additional REIT Shares to be issued. The Tendering Party shall submit (i) such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Ownership Limit to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the General Partner’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by the General Partner pursuant to this Section 15.1.B, the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units and, upon notice to the Tendering Party by the General Partner given on or before the close of business on the Cut-Off Date that the General Partner has elected to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the obligation of the Partnership to effect a Redemption of the Tendered Units as to which the General Partner’s notice relates shall not accrue or arise. A number of REIT Shares equal to the product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the General Partner as duly authorized, validly issued, fully paid and non-assessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the General Partner pursuant to this Section 15.1.B, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 15.1.B, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the General Partner pursuant to this Section 15.1.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the General Partner determines to be necessary or advisable in order to ensure compliance with such laws.

C.	Notwithstanding the provisions of Section 15.1.A and 15.1.B hereof, the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited by the Charter and shall have no rights to require the Partnership to redeem Common Units if the acquisition of such Common Units by the General Partner pursuant to Section 15.1.B hereof would cause any Person (including the Tendering Partner and regardless of whether the General Partner would exercise, or would be permitted to exercise, its rights under Section 15.1.B) to violate the Ownership Limit. To the extent that any attempted Redemption or acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof would be in violation of this Section 15.1.C, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the General Partner under Section 15.1.B hereof or cash otherwise payable under Section 15.1.A hereof.

D.	If the General Partner does not elect to acquire the Tendered Units pursuant to Section 15.1.B hereof:

(1)	The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the General Partner contribute to the Partnership funds from the proceeds of a registered public offering by the General Partner of REIT Shares sufficient to purchase the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership. The General Partner shall make a Capital Contribution of any such amounts to the Partnership for an additional General Partner Interest. Any such contribution shall entitle the General Partner to an equitable Percentage Interest adjustment.

(2)	If the Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate).

E.	Notwithstanding the provisions of Section 15.1.B hereof, the General Partner shall not, under any circumstances, elect to acquire any Tendered Units in exchange for REIT Shares if such acquisition would be prohibited under the Charter.

F.	Notwithstanding anything herein to the contrary (but subject to Section 15.1.C hereof), with respect to any Redemption (or any tender of Partnership Common Units for Redemption if the Tendered Units are acquired by the General Partner pursuant to Section 15.1.B hereof) pursuant to this Section 15.1:

(1)	All Partnership Common Units acquired by the General Partner pursuant to Section 15.1.B hereof shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of the same number of Partnership Common Units.

(2)	Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than one thousand (1,000) Partnership Common Units or, if such Tendering Party owns (as a Limited Partner or, economically, as an Assignee) less than one thousand (1,000) Partnership Common Units, all of the Partnership Common Units held by such Tendering Party, without, in each case, the Consent of the General Partner.

(3)	If (i) a Tendering Party surrenders its Tendered Units during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such Partnership distribution, and (ii) the General Partner elects to acquire any of such Tendered Units in exchange for REIT Shares pursuant to Section 15.1.B, such Tendering Party shall pay to the General Partner on the Specified Redemption Date an amount in cash equal to the portion of the Partnership distribution in respect of the Tendered Units exchanged for REIT Shares, insofar as such distribution relates to the same period for which such Tendering Party would receive a distribution in respect of such REIT Shares.

(4)	The consummation of such Redemption (or an acquisition of Tendered Units by the General Partner pursuant to Section 15.1.B hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act.

(5)	The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Partnership Common Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Partnership Common Units for all purposes of this Agreement, until such Partnership Common Units are either paid for by the Partnership pursuant to Section 15.1.A hereof or transferred to the General Partner and paid for, by the issuance of the REIT Shares, pursuant to Section 15.1.B hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof, the Tendering Party shall have no rights as a stockholder of the General Partner with respect to the REIT Shares issuable in connection with such acquisition.

G.	In connection with an exercise of Redemption rights pursuant to this Section 15.1, except as otherwise Consented to by the General Partner, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1)	A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) to the best of their knowledge any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of their knowledge any Related Party will own REIT Shares in violation of the Ownership Limit;

(2)	A written representation that neither the Tendering Party nor to the best of its knowledge any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof on the Specified Redemption Date;

(3)	An undertaking to certify, at and as a condition of the closing of (i) the Redemption or (ii) the acquisition of Tendered Units by the General Partner pursuant to Section 15.1.B hereof on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and to the best of its knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 15.1.G(1) or (b) after giving effect to the Redemption or the acquisition of Tendered Units by the General Partner pursuant to Section 15.1.B hereof, neither the Tendering Party nor, to the best of its knowledge, any other Person shall own REIT Shares in violation of the Ownership Limit; and

(4)	In connection with any Special Redemption, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Partnership or the General Partner to violate any federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1.B of this Agreement.

H.	Holders of LTIP Units shall not be entitled to the right of Redemption provided for in Section 15.1 of this Agreement, unless and until such LTIP Units have been converted into Partnership Common Units (or any other class or series of Partnership Common Units entitled to such right of Redemption) in accordance with their terms.

Section 15.2 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Partner, or Assignee at the address set forth in the Register or such other address of which the Partner shall notify the General Partner in accordance with this Section 15.2.

Section 15.3 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.4 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.5 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.7 Waiver.

A.	No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

B.

The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners holding such class or series of Partnership Units), (iv) resulting in the classification of the

Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

Section 15.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.

A.	This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

B.	Each Partner hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Maryland (collectively, the “Maryland Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Maryland Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.10 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding the immediately preceding sentence, the Partners hereby acknowledge and agree that the General Partner, without the approval of any Limited Partner, may enter into side letters or similar written agreements with Limited Partners that are not Affiliates of the General Partner, executed contemporaneously with the admission of such Limited Partner to the Partnership, affecting the terms hereof, as negotiated with such Limited Partner and which the General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

Section 15.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.12 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount to be paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

(i) an amount equal to the excess, if any, of (a) four percent (4%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Code Section 856(c)) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments or any amounts excluded from gross income pursuant to Code Section 856(c)); or

(ii) an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Code Section 856(c)) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments or any amounts excluded from gross income pursuant to Code Section 856(c));

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year if such carry over does not adversely affect the REIT Partner’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Partnership Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.

Section 15.13 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.14 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly provided herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.15 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.

ARTICLE 16

LTIP UNITS

Section 16.1 Designation. A class of Partnership Units in the Partnership designated as the “LTIP Units” is hereby established. The number of LTIP Units that may be issued is not limited by this Agreement.

Section 16.2 Vesting.

A.	Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of a an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Plan or any other Equity Plan or Stock Option Plan, if applicable. LTIP Units that were fully vested when issued or that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.”

B.	Forfeiture. Unless otherwise specified in the Vesting Agreement, the Plan or in any applicable Equity Plan or Stock Option Plan or other compensatory arrangement or incentive program pursuant to which LTIP Units are issued, upon the occurrence of any event specified in such Vesting Agreement, Plan, Equity Plan, Stock Option Plan, arrangement or program as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or upon the occurrence of the event causing forfeiture in accordance with the applicable Vesting Agreement, Plan, Equity Plan, Equity Plan, Stock Option Plan, arrangement or program, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable Vesting Agreement, Plan, Stock Option Plan, arrangement or program, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date and with respect to such units prior to the effective date of the forfeiture. Except as otherwise provided in this Agreement (including without limitation Section 6.4.A(ix)) or any agreement relating to the grant of LTIP Units, including any Vesting Agreement, in connection with any repurchase or forfeiture of such units, the balance of the portion of the Capital Account of the Holder of LTIP Units that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.2.D, calculated with respect to such Holder’s remaining LTIP Units, if any.

Section 16.3 Adjustments. The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Partnership Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter the special allocations pursuant to Section 6.2.D, differences between distributions to be made with respect to LTIP Units and Partnership Common Units pursuant to Section 13.2 and Section 16.4.B hereof in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to Partnership Common Units due to insufficient special allocation pursuant to Section 6.2.D or related provisions. If an Adjustment Event occurs, then the General Partner shall take any action reasonably necessary, including any amendment to this Agreement or update the Register adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP Units, to maintain a one-for-one conversion and economic equivalence ratio between Partnership Common Units and LTIP Units. The following shall be “Adjustment Events”: (i) the Partnership makes a distribution on all outstanding Partnership Common Units in Partnership Units, (ii) the Partnership subdivides the outstanding Partnership Common Units into a greater number of units or combines the outstanding Partnership Common Units into a smaller number of units, or (iii) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Common Units by way of a reclassification or recapitalization of its Partnership Common Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, the Plan and by any applicable Equity Plan or Stock Option Plan or other compensatory arrangement or incentive program pursuant to which LTIP Units are issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances. If an amendment is made to this Agreement adjusting the number of outstanding LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each Holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

Section 16.4 Distributions.

A.	Operating Distributions. Except as otherwise provided in this Agreement, the Plan, or any other applicable Equity Plan or Stock Option Plan, any applicable Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, Holders of LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) which may be made from time to time, in an amount per unit equal to the amount of any such distributions that would have been payable to such holders if the LTIP Units had been Partnership Common Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate).

B.	Liquidating Distributions. Holders of LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon the occurrence of a Liquidating Event or representing proceeds from a Terminating Capital Transaction in an amount per LTIP Unit equal to the amount of any such distributions payable on one Partnership Common Unit, whether made prior to, on or after the LTIP Unit Distribution Payment Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units.

C.	Distributions Generally. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “LTIP Unit Distribution Payment Date”); provided that the LTIP Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the Partnership Common Units. The record date for determining which Holders of LTIP Units are entitled to receive a distributions shall be the Partnership Record Date.

Section 16.5 Allocations. Holders of LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Partnership Common Unit. The allocations provided by the preceding sentence shall be subject to Sections 6.2.A and 6.2.B and in addition to any special allocations required by Section 6.2.D. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss under this Section 16.5, or to adjust the allocations made under this Section 16.5, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s LTIP Unit Distribution Payment Date falls (excluding special allocations under Section 6.2.D), to (ii) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to the ratio of (i) the Net Income and Net Loss allocated with respect to the General Partner’s Partnership Common Units in such taxable year to (ii) the amounts distributed to the General Partner with respect to such Partnership Common Units and such taxable year.

Section 16.6 Transfers. Subject to the terms of any Vesting Agreement, a Holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as Holders of Partnership Common Units are entitled to transfer their Partnership Common Units pursuant to Article 11.

Section 16.7 Redemption. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to LTIP Units unless and until they are converted to Partnership Common Units as provided in Section 16.9 below.

Section 16.8 Legend. Any certificate evidencing a LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

Section 16.9 Conversion to Partnership Common Units.

A.	A Qualifying Party holding LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Partnership Common Units; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such Qualifying Party owns less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such Qualifying Party. Qualifying Parties shall not have the right to convert Unvested LTIP Units into Partnership Common Units until they become Vested LTIP Units; provided, however, that when a Qualifying Party is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Qualifying Party may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into Partnership Common Units shall be subject to the conditions and procedures set forth in this Section 16.9.

B.

A Qualifying Party may convert his or her Vested LTIP Units into an equal number of fully paid and non-assessable Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to his or her ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise his or her Conversion Right, a Qualifying Party shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit D to the Partnership (with a copy to the General Partner) not less than 3 nor more than 10 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Qualifying Party notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.2. Each Qualifying Party seeking to convert Vested LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 16.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, if the Redemption Hold Period with respect to the Partnership Common Units into which the Vested LTIP Units are convertible has elapsed, a Qualifying Party may deliver a Notice of Redemption pursuant to Section 15.1.A relating to such Partnership Common Units in advance of the Conversion Date; provided, however, that the redemption of such Partnership Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if he or she so wishes, the Partnership Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership pursuant to Section 15.1.A simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Common Units under Section 15.1.B by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Partnership Common Units. The General Partner shall cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.

C.	The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such Qualifying Party pursuant to Section 16.9.B. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached hereto as Exhibit E to the applicable Holder of LTIP Units not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.2.

D.	A conversion of Vested LTIP Units for which the Holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of LTIP Units, other than the surrender of any certificate or certificates evidencing such Vested LTIP Units, as of which time such Holder of LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Partnership Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such Holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Partnership Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article 11 hereof may exercise the rights of such Limited Partner pursuant to this Section 16.9 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

E.	For purposes of making future allocations under Section 6.2.D and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

F.

If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Partnership Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Partnership Common Units shall be exchanged for or converted into the right, or the Holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each Holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Partnership Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Partnership Common Units, assuming such Holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that Holders of Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each Holder of LTIP Units of such opportunity, and shall use commercially reasonable efforts to afford the Holder of LTIP Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such Holder into Partnership Common Units in connection with such Transaction. If a Holder of LTIP Units fails to make such an election, such Holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of Partnership Common Units would receive if such Holder of Partnership Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the relevant terms of the Plan or any other applicable Equity Plan, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 16.9.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Holder of LTIP Units whose LTIP Units will not be converted into Partnership Common Units in connection with the Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Partnership Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the Holder of LTIP Units.

Section 16.10 Voting. LTIP Limited Partners shall have the same voting rights as Limited Partners holding Partnership Common Units, with the LTIP Units voting together as a single class with the Partnership Common Units and having one vote per LTIP Unit and Holders of LTIP Units shall not be entitled to approve, vote on or consent to any other matter. The foregoing voting provision will not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted or provision is made for such conversion to occur as of or prior to such time into Partnership Common Units.

Section 16.11 Section 83 Safe Harbor. Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(l) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is Transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest) if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as a final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend this Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including a LTIP Unit, is Transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership Interests Transferred in connection with the performance of services while such election remains in effect and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend this Agreement to modify Article 6 to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of a Partnership Interests in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Partner expressly confirms that it will be legally bound by any such amendment.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GENERAL PARTNER:

CITY OFFICE REIT, INC.,
a Maryland corporation,

By:
Name: James Farrar
Its: Chief Executive Officer

By:
Name: Anthony Maretic
Its: Chief Financial Officer

LIMITED PARTNER:

CITY OFFICE REIT, INC.,
a Maryland corporation,

By:
Name: James Farrar
Its: Chief Executive Officer

By:
Name: Anthony Maretic
Its: Chief Financial Officer

LIMITED PARTNER:

CIO OP LIMITED PARTNERSHIP,
a Delaware limited partnership

By:
Name: James Farrar
Its:

[Signatures continue on the next page.]

LIMITED PARTNER:

SECOND CITY GENERAL PARTNER II,
LP, a Maryland limited partnership

By:
Name: James Farrar
Its:

LIMITED PARTNER:

GIBRALT AMBERGLEN LLC,
a Delaware limited liability company,

By:
Name: Ryan Chan
Its: Chief Financial Officer

LIMITED PARTNER:

GIBRALT US, INC.,
a Colorado corporation

By:
Name: Ryan Chan
Its: Chief Financial Officer

LIMITED PARTNER:

Daniel Rapaport

Exhibit E

Form of Limited REIT Indemnity

[See attached.]

EXHIBIT E – Form of Limited REIT Indemnity

LIMITED REIT INDEMNITY

ATTACHED TO AND MADE A PART OF THAT CERTAIN SUBSTITUTE PROMOTE

AGREEMENT BETWEEN CENTRAL FAIRWINDS 135, LLC, A FLORIDA LIMITED

PARTNERSHIP, AND SECOND CITY CAPITAL PARTNERSHIP II, LIMITED

PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP, DATED             , 2013

The undersigned, by execution below, issues this Limited Reit Indemnity in satisfaction of City II’s obligations expressly set forth in the Substitute Promote Agreement to which this joinder page is attached. Specifically, the undersigned agrees to indemnify Central for any monetary losses which may be incurred by Central as a result of any legal proceeding, action or claim made by a lender to the undersigned or any of the undersigned’s subsidiaries and affiliates (each a “REIT Lender”) which may exercise remedies against the Property for reasons not caused by the performance, occupancy and/or condition of the Property, and for capital losses incurred by Central as a result of a foreclosure by the REIT Lender or the diversion and foreclosure of cash flow from the Property due to the liabilities relating to, or the performance or activities of, any other Property owned and/or controlled by the undersigned or its subsidiaries or affiliates, or any other liabilities of the undersigned or its subsidiaries or affiliates which are not issued and/or incurred in connection with actions taken by the Limited Partnership or the Property and/or which are cross-collateralized with the Property.

Any obligation under this Limited Reit Indemnity which (i) creates an obligation which is or includes the granting by the/REIT of a mortgage; or (ii) which is, in the judgment of the Trustees of the REIT (the “Trustees”) (as determined by the Trustees to be practicable and consistent with their fiduciary duties to act in the best interest of the Unitholders), a material obligation, is not personally binding upon the Trustees and resort will not be had to, nor will recourse or satisfaction be sought from, by lawsuit or otherwise, the private property of any of the Trustees, Unitholders, annuitants or beneficiaries under a plan of which a Unitholder acts as a trustee or carrier, or officers, employees or agents of the REIT, and recourse may only be had to the property of the REIT or a specific portion thereof; the REIT, however, is not required, but must use all reasonable efforts, to comply with this requirement in respect of obligations assumed by the REIT upon the acquisition of real property.

In Witness Whereof, the undersigned has caused its signature to be placed on the      day of             , 2014.

CITY OFFICE REIT OPERATING PARTNERSHIP, LP, A Maryland limited partnership

	By:	City Office Reit, Inc., sole General Partner

By:

Its:

Exhibit F

Form of Assignment and Assumption Agreement

[See attached.]

ASSIGNMENT AND ASSUMPTION OF OWNERSHIP INTERESTS

BY THIS INSTRUMENT, [CONTRIBUTOR], a [state of formation][type of entity] (“Assignor”), for value received and in compliance and in accordance with the terms and provisions of, and pursuant to Assignor’s obligations under the terms of that certain Contribution Agreement dated as of April 14, 2014 (the “Agreement”), by and among [CIO OP Limited Partnership, a Delaware limited partnership], [CIO REIT Stock Limited Partnership, a Delaware limited partnership], [Second City Capital Partners II, Limited Partnership, a Delaware limited partnership][Second City General Partner II, L.P., a Delaware limited partnership], City Office REIT Operating Partnership, L.P., a Maryland limited partnership, City Office REIT, Inc., a Maryland corporation and Assignor, hereby sells, assigns, transfers, conveys and delivers to [City Office REIT Operating Partnership, L.P.][City Office REIT, Inc.] (“Assignee”) all Ownership Interests owned by Assignor (hereinafter, this “Assignment”). Assignee hereby assumes all the rights and liabilities associated with such Ownership Interests from and after the date of this Assignment. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, Assignor has made and delivered the within and foregoing instrument as of the      day of April, 2014.

[CONTRIBUTOR]

By:
Its:

[CITY OFFICE REIT OPERATING PARTNERSHIP, L.P.] [CITY OFFICE REIT, INC.]

By:
Its:

Schedule 1.02(a)

Reimbursable Leases

[See attached.]

City Center

100 Second Avenue South

St. Petersburg, FL 33701

Supporting Schedule — Base Rent Abatements

																	Remaining
					Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12	As at
					Jan-2014	Feb-2014	Mar-2014	Apr-2014	May-2014	Jun-2014	Jul-2014	Aug-2014	Sep-2014	Oct-2014	Nov-2014	Dec-2014	28-Feb-14	31-Mar-14
Advanced System Design	S-0707	PARTIAL			2,110	2,110	2,110	2,110	2,110	2,110	2,110	2,110	2,110	1,634	0	0	16,404	14,294
Ameriprise Holdings, Inc.	S-0904	5,368.00	10/01/12	9/30/19	9,260	9,260	9,260	9,260	9,260	9,259	9,260	9,260	9,259	0	0	0	64,818	55,558
CRE Models						770	770	770	770	770	770	770	770	596			5,989	5,218
CRS Building Corporation	S-0301	2,375.00	10/01/11	9/30/18	1,579	1,579	1,580	1,579	1,580	1,579	1,580	1,579	1,580	0	0	0	11,057	9,477
GSA	N-0300				0	0	0	0	8,501	8,501	8,501	0	0	0	0	0	25,503	25,503
Kobie Marketing	S-0400		2/01/14	6/30/24	5,184	16,070	16,070	16,070	16,070	16,070	16,070	16,070	16,070	16,070	10,886	0	139,445	123,376
Kobie Marketing	S-1000		2/01/14	6/30/24	4,569	14,164	14,164	14,164	14,164	14,164	14,164	14,164	14,164	14,164	9,595	0	122,907	108,743
Kobie Marketing	S-1001		2/01/14	6/30/24	3,996	12,387	12,387	12,386	12,387	12,386	12,387	12,386	12,387	12,386	8,390	0	107,482	95,095
Maxey Law Offices	N-0401	3,900.00	8/01/13	2/28/19	6,500	6,500	0	0	0	0	0	0	0	0	0	0	—	—
McLain Foods, Inc.	S-0202	4,069.00	20414.8	6/30/18	3,652	3,652	3,651	3,652	3,652	3,651	0	0	0	0	0	0	14,606	10,955
Natures Table					1,300	1,300	1,300	346	0	0	0	0	0	0	0	0	1,646	346
O’Brien International Inc	N-0402		9/10/13	2/10/19	3,233	2,831	1,357	1,357	1,357	1,357	1,357	1,357	1,066	0	0	0	9,210	7,853
Paradigm Learning	S-1201	7,472.00	5/01/12	4/30/19	7,696	7,696	7,696	7,697	0	0	0	0	0	0	0	0	15,393	7,697
Perconti Data Services, I	S-0101	2,386.00	2/01/12	2/28/22	2,983	2,982	0	0	0	0	0	0	0	0	0	0	—	—
RBC Capital Markets Corp	S-0800	16,312.00	8/01/12	7/31/18	15,401	15,401	15,401	15,401	15,402	15,401	15,402	0	0	0	0	0	77,007	61,606
Reingruber & Company P.A	S-0300	6,123.00	10/01/11	9/30/18	5,552	5,552	5,551	5,552	5,551	5,552	5,551	5,552	5,551	0	0	0	38,860	33,309
Riesdorph Reporting Group	S-0104	1,401.00	10/01/11	10/31/17	0	0	0	0	0	0	0	0	0	0	0	0	—	—
SquareMouth, Inc.	S-1200	3,381.00	12/01/11	12/31/18	0	0	0	0	0	0	0	0	0	0	0	0	—	—
Strategic Innovative Solu	N-0201		4/1/2014	12/31/19	0	0	2,498	2,498	2,498	2,499	2,498	2,498	2,499	2,498	2,498	2,499	24,983	22,485
The Whittemore Law Group	S-0304	3,466.00	5/01/12	4/30/17	3,272	3,272	3,272	3,272	0	0	0	0	0	0	0	0	6,545	3,272
WELLS FARGO	N-0400		41671	44227	6,917	6,917	6,917	6,917	6916.67	6916.67	6916.67	6916.67	6916.67	6916.67	6916.67	6916.67	69,167	62,250
Westcare Foundation	S-0901	4,760.00	12/01/11	12/31/18	0	0	0	0	0	0	0	0	0	0	0	0	—	—
WTA Tour, Incl	S-1100	15,360.00	5/01/12	5/31/22	30,182	30,182	30,182	30,182	30,182	0	0	0	0	0	0	0	90,546	60,364

Total					111,276	140,516	132,057	131,104	128,291	98,106	94,457	70,553	70,263	52,631	38,286	9,416	841,568	707,401

City Center - TI’s / LC’s
	As at
	Feb 2014	Mar 2014
Tenant Improvement
Kobie	395,916	358,416
Deacon & Moulds	6,893	6,893
ASD	499	499
CRE Models	499	499
Ferber	499	499
O’Brian	750	750
Sound Atenuating AD< Ferber, CRE & O’Brian	2,392	2,392
McLain Foods	39,513	39,513
GSA TI	470,089	470,089
GSA Shell	126,235	126,235
Strategic Innovative Solutions	46,538	4,821
RBC	142,705	20,415
Wells Fargo	140,000	140,000

Total	1,372,528	1,171,021
Leasing Commissions
Strategic Innovative Solutions	8,157	8,157

Total	1,380,685	1,179,178

Central Fairwinds

135 W Central Blvd

Orlando, FL 32801

Supporting Schedule — Base Rent Abatements

											Remaining
	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12	As at
For the Months	Mar-2014	Apr-2014	May-2014	Jun-2014	Jul-2014	Aug-2014	Sep-2014	Oct-2014	Nov-2014	Dec-2014	28-Feb-14	31-Mar-14
Tenant
CoAdvantage Resources	0	9,532	9,532	9,532	9,531	9,532	9,531	0	0	0	57,190	57,190
Governmental Managemen	2,921	2,921	2,921	2,921	2,921	2,921	2,921	3,010	3,010	3,010	29,478	26,557

Total Amount Per Month	2,921	12,453	12,453	12,453	12,452	12,453	12,452	3,010	3,010	3,010	86,668	83,747

Amberglen

Beaverton, OR 97006

Supporting Schedule — Base Rent Abatements

											Remaining
	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12	As at
For the Months	Mar-2014	Apr-2014	May-2014	Jun-2014	Jul-2014	Aug-2014	Sep-2014	Oct-2014	Nov-2014	Dec-2014	28-Feb-14	31-Mar-14
Tenant
Avnera	22,955	22,954	22,955	22,955	22,954						114,773	91,818
Fluor	15,133	15,134	15,133	15,134							60,534	45,401
Pac	2,475	2,475	2,475								7,425	4,950
Avnera Expansion	2,227	2,227	2,227								6,681	4,454
MCAD Extension	4,619	4,619	4,619								13,856	9,237

Total Amount Per Month	47,409	47,409	47,409	38,089	22,954	0	0	0	0	0	203,269	155,860

TI’ & LC

As of February 28, 2013

AmberGlen
		Ti’s	LC’s	Total
Avnera - ROFO		11,530	6,560	18,090
Pac Soft		2,500	2,985	5,485

	-	14,030	9,545	23,575

Central Fairwinds
		Ti’s	LC’s	Total
CoAdvantage Resources		23,567	36,984	60,551

	-	23,567	36,984	60,551

Washington Group Plaza - Committed Capital by Project	Remaining Balance as at
	Feb-14	Mar-14
Exterior
Landscaping	112,820	112,820
Walkways and exteriors	15,384	15,384

	128,204	128,204
Central Plaza	—
Atrium Gasket & Edge Drainage. Repair	45,000	45,000
Caulking & sealant	45,000	45,000
Atrium Window Tinting (Completed)	20,061	(3,867)
Interior lobby upgrade	100,000	100,000

	210,061	186,134
Plaza II
Elevator modernization	381,000	381,000
Plaza II Elevator Cab Interior Upgrade	45,000	45,000

	426,000	426,000
Garage
Clean steel / repair concrete	25,000	25,000
Repair surface drive areas	83,000	83,000

	108,000	108,000
Code and related items
Plaza 1 & 2 Fire / Life Safety (additional egress lights)	50,000	50,000

	50,000	50,000
Plaza IV	—
Elevator modernization	448,500	448,500
Lobby Remodel	55,000	55,000

	503,500	503,500

Common area
Fitness facility	525,000	525,000
New training room (update from executive dining)	20,000	20,000
Auditorium projector	10,000	10,000
P1, CP and P4 Lobby Lighting retrofit	40,000	40,000

	595,000	595,000

Grand Total	2,020,765	1,996,838

Colorado Department of Health and Environment - TI Allowance Worksheet

Updated March 25, 2014

Original TF Balance from prior owner:	Balance	Approved\Paid	Vendor	Detail
Starting Balance:	$190,324.12
Withdrawal:	($14,140.29)	April 2013	Forum Engraving	Parking Signs for Garage\Bollards Outside

Balance Available:	$176,183.83
Withdrawal:	($25,691.84)	April 2013	Forum Engraving	Parking Signs for Garage

Balance Available:	$150,491.99
Withdrawal:	($687.50)	April 2013	Keiding	Space planning for Trash Enclosure

Balance Available:	$149,804.49
2012 CAM Credit Due to Tenant:	$141,087.00
Lease Renewal Tenant Improvement allowance:	$1,488,028.00
JLL commission TF credit:	$234,253.50

Total TF credit as of 6/1/13	$2,013,172.99

Withdrawal:	($13,765.00)	June 2013	J&M Sign	CDPHE Monument Sign

Balance:	$1,999,407.99
Withdrawal:	($600.00)	June 2013	Keiding	Space planning for cafeteria kitchen
Withdrawal:	($800.00)	June 2013	Keiding	Space planning for the Lobby \Conf rooms
Withdrawal:	($250.00)	June 2013	Forum Engraving	Additional Parking signs
Balance:	$1,998,807.99
Withdrawal:	($4,375.25)	August 2013	Student Movers	cafeteria kitchen
Withdrawal:	($38,411.00)	August 2013	A&B	cafeteria kitchen
Balance:	$1,956,021.74
Withdrawal:	($880.00)	August 2013	Keiding	Space planning for the Lobby \Conf rooms
Balance:	$1,955,141.74
Withdrawal:	($3,049.00)	September 2013	Forum Engraving	Additional Parking signs
Balance:	$1,952,092.74
Withdrawal:	($7,450.00)	September 2013	Brown Brothers	Parking sign posts\bollards
Withdrawal:	($5,989.51)	September 2013	Chris Electric	Additional Electrical Panels Bldg B
Balance:	$1,938,653.23
Withdrawal:	($2,580.00)	October 2013	Forum Engraving	Additional Parking signs
Withdrawal:	($747.50)	October 2013	Keiding	Space planning for the Cafeteria Seating Area
Withdrawal:	($1,674.00)	November 2013	MasterKlean	Cleaning
Withdrawal:	($672.50)	November 2013	Keiding	Space planning revisions for the cafeteria seating area
Withdrawal:	($440.75)	November 2013	Keiding	Space planning revisions for the lobby
Balance:	$1,932,538.48
Withdrawal:	($57,864.00)	December 2013	A&B	Trash Enclosure
Withdrawal:	($23,670.00)	December 2013	A&B	cafeteria kitchen exhaust venting
Balance:	$1,851,004.48
Withdrawal:	($38,020.55)	January 2014	PEAR	Cafeteria Seating area furniture
Withdrawal:	($400.00)	January 2014	Keiding	Space planning revisions for the lobby
Balance:	$1,812,583.93
	$14,140.29	Deleting the Forum invoice above
Revised Balance as of 01/07/14:	$1,826,724.22	Reconciled w\Heather
	($92,798.00)	January 2014	A&B	cafeteria eating area construction
Balance:	$1,733,926.22
Withdrawal:	($467.50)	February 2014	Keiding	Parking Plan Revision
Withdrawal:	($1,720.55)	February 2014	Forum Engraving	Various Parking Signs
Balance:	$1,731,738.17
Withdrawal:	($750.78)	March 2014	Mathias	Cafeteria Kitchen Area - Lock change
Ending Balance as at March 31, 2013	$1,730,987.39

Schedule 1.02(b)

Balance Sheet

[See attached.]

SCCP CENTRAL VALLEY LIMITED PARTNERSHIP

BALANCE SHEET

February 28, 2014

(Unaudited)

	Feb 28 2014	DEC 31 2013
ASSETS

Cash	$3,172	$11,509
Cash in Trust	347,654	262,654
Land	3,756,354	3,756,354
Building Improvements	16,964,181	16,964,181
Accumulated Depreciation: Building Improvements	(312,325)	(246,572)
Site Improvements	1,615,636	1,615,636
Accumulated Depreciation: Site Improvements	(213,174)	(168,295)
Tenant Improvements	1,909,302	1,909,302
Accumulated Depreciation: Tenant Improvements	(431,866)	(340,947)
Lease Intangibles	3,448,757	3,448,757
Accumulated Amortization: Lease Intangibles	(780,076)	(615,849)
Leasing Commissions	700,416	700,416
Accumulated Amortization: Leasing Commissions	(158,427)	(125,074)
Deferred Rent Receivables	89,373	94,398
Deferred Financing Cost	291,199	308,506
Prepaid Insurance	22,203	27,161
Other receivables	1	1

TOTAL ASSETS	$27,252,380	$27,602,138

LIABILITIES

Mortgage Payables	$18,916,667	$19,133,333
Interest Payable	114,288	108,139

TOTAL LIABILITIES	$19,030,955	$19,241,473

PARTNERS’ EQUITY

General Partner - SCCP Central Valley GP Corp (0.001%)	$1	$1
Limited Partner - SCCP II LP (99.999%)	9,873,167	9,873,167
Retained Earnings	(1,512,503)	—
Current Earnings	(139,240)	(1,512,503)

TOTAL PARTNERS’ EQUITY	$8,221,425	$8,360,665

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$27,252,380	$27,602,138

2014 FEBRUARY SCCP Central Valley LP REVISED

SCCP CENTRAL VALLEY LIMITED PARTNERSHIP

STATEMENT OF INCOME

February 28, 2014

	Feb 28 2014	DEC 31 2013
Revenue
Rental Income	$524,746	$1,914,016
Deferred Rental Income	(5,026)	94,398
Interest Income	0	1,154

	519,720	2,009,569

Expenses
Acquisition Cost	0	1,057,910
Mortgage interest expenses	236,689	875,666
Depreciation expenses	201,551	755,815
Insurance expenses	4,958	18,991
Amortization expenses	214,887	806,016
Travel expenses	0	5,610
Legal expenses	522	1,135
Bank charges	355	929

Total Expenses	658,961	3,522,071

Net Income	$(139,240)	$(1,512,503)

2014 FEBRUARY SCCP Central Valley LP REVISED

31/03/2014 11:13:35 AM	SCCP Central Valley Limited Partnership Trial Balance as of 28/02/2014	Page 1
Report (GLTRLR1)
In Functional Currency

Sort By	[Account No.]
Include Accounts With No Activity	[No]
For Year-Period	[2014 - 02]
From Account No.	[ ] To [ZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZZ]

From Account Group	[ ] To [ZZZZZZZZZZZZ]

Use Rolled Up Amounts	[No]

Account Number	Description	Debits	Credits

1000	BMO HARRIS BANK - 3990314	129.82
1001	BMO HARRIS BANK - 3991197	3.08
1002	BMO - Bank of Montreal USD 0004-4770858	3,039.26
1100	Clark Wilson LLP - Trust account	347,654.30
1200	Deferred Rent Receivables	89,372.70
1500	Inv in D&B Land - 3501 Corporate Parkway, Cent	3,756,354.00
1501	Inv in D&B Building Improvement	16,964,181.00
1502	Accumulated Depreciation - Building Improvement		312,325.04
1503	Deferred Financing Cost	291,198.83
1504	Prepaid Insurance - $17,895 (1 year 05/17/13-4/2	3,085.17
1505	Prepaid Insurance - $28,257.28 (4 year 05/17/13-	19,118.28
1506	Inv in D&B Site Improvement	1,615,636.00
1507	Accumulated Depreciation - Site Improvement		213,174.20
1508	Inv in D&B Tenant Improvement	1,909,302.00
1509	Accumulated Depreciation - Tenant Improvement		431,865.95
1510	Inv in D&B - Lease Intangibles	3,448,757.00
1511	Amortization - Lease Intangibles		780,075.98
1512	Inv in D&B - Leasing Commissions	700,416.00
1513	Amortization - Leasing Commissions		158,427.45
1550	Interest Payable		114,288.19
1600	Loan US$15,000,000 (TCE $15mm)		15,000,000.00
1602	Loan US$5,000,000 (Timbercreek)		5,000,000 00
1603	Amortization: Loan US$5,000,000 (TimberCreek)	1,083,333.30
1620	Limited Partner: SCCP II LP 99.999% (Profit/Loss		9,873,166.97
1622	General Partner: SCCP Central Valley GP Corp		1.00
1623	Due to SCCP Central Valley GP Corp 0.001%(Pr	1.00
2000	Rental income - D&B		524,746.00
2100	Deferred rental income - D&B	5,025.57
3000	Insurance	4,957.83
3029	Interest expense - Accrual	6,148.85
3030	Interest expense - Timbercreek	61,527.43
3031	Interest expense - TCE Beta Services Inc.	169,012.50
3032	Depreciation Expense	201,550.58
3033	Service Charge	354.50
3035	Amortization Expense - Financing Cost	17,307.41
3036	Amortization Expense - Lease Intangibles	164,226.52
3037	Amortization Expense - Leasing commissions	33,353.16
3500	Retained Earnings	1,512,502.69
3800	Legal Fee	522.00
4200	ACCOUNTS PAYABLE		0.00

	Net Income (Loss) for Accounts Listed:	139,240.35

Trial Balance (Accrual) CITY CENTER STF LP - (city) February 2014	Page 1 4/1/2014 10:12 AM

		Balance Forward	Debit	Credit	Ending Balance

1110	Cash - Operating	507,316.13	145,110.09		652,426.22
1120	Cash - Security Deposit	172,999.07			172,999.07
1125	Petty Cash	500.00			500.00
1130	Cash - Restricted	500,410.60	46.06		500,456.66
1140	Cash - CC Checking	325.33		19.98	305.35
1141	Cash - CC MM	365,750.95	14.03		365,764.98
1300	Rents Receivable (Net)	33,617.10	9,701.10		43,318.20
1305	Other Receivables	31,962.73	7,921.04		39,883.77
1315	Prepaid Expenses and Other	14,641.60		4,444.46	10,197.14
1317	Lease Inducement Costs	458,309.02		5,762.93	452,546.09
1610	Land	3,123,027.00			3,123,027.00
1620	Buildings	7,905,160.65			7,905,160.65
1622	Less: Accumulated Depreciation Bldg	-705,025.02		21,486.50	-726,511.52
1625	Building Improvements	2,408,358.92			2,408,358.92
1626	Building Improvements - WIP	226,206.67			226,206.67
1630	Tenant Improvements	3,893,995.31	13,760.00		3,907,755.31
1631	Tenant Improvements - WIP	1,038,547.32	2,546.25		1,041,093.57
1633	Less: Accum Depr (Tenant Improv)	-1,619,871.70		47,323.32	-1,667,195.02
1639	Furniture, Fixtures & Equipment	138,983.21			138,983.21
1642	Less: Accum Depr (FFE)	-37,548.19		1,654.56	-39,202.75
1670	Parking Deck	1,171,135.00			1,171,135.00
1671	Less: Accum Depr (Parking Deck)	-159,121.60		4,243.25	-163,364.85
1672	Site Improvements	99,787.64			99,787.64
1673	Less: Accum Depr (Site Improvemts)	-42,341.32		1,187.95	-43,529.27
1730	Straight Line Rent Receivable	2,289,644.69			2,289,644.69
1740	Other Fixed Assets	2,500.00			2,500.00
1810	Utility Deposits	11,541.00			11,541.00
1815	Lease In Place	2,198,365.00			2,198,365.00
1816	Less: Accum Depr (Lease In Place)	-1,873,606.71		49,962.84	-1,923,569.55
1817	Above/Below Market Leases - (Asset)	17,156.00			17,156.00
1818	Less: Accum Amort (Above/Below Mkt)	-16,245.98		433.22	-16,679.20
1820	Lease Commissions	1,717,346.59			1,717,346.59
1822	Less: Accum Amort (Lease Comm Other)	-413,368.81		17,916.47	-431,285.28
1823	Leasing Commission-PPA	562,151.00			562,151.00
1824	Less: Accum Amort (Leasing Comm) PPA	-357,022.40		5,362.82	-362,385.22
1841	Legal/Marketing Fees	83,263.00			83,263.00
1842	Less: Accum Amort (Legal/Mktg fees)	-83,263.00			-83,263.00
1843	Above/below market lease (liabilities)	-140,051.00			-140,051.00
1844	Less: Accum Amort (Above/below Liab)	111,250.82	1,024.94		112,275.76
1850	Loan Costs	522,296.87			522,296.87
1851	Amortization - Loan Costs	-494,132.87		9,388.00	-503,520.87
1860	R/E Tax Escrow	151,892.70	29,501.52		181,394.22
1861	Insurance Escrow	66,941.25	1,479.13		68,420.38
2200	Accounts Payable	-82,365.56	54,405.30		-27,960.26
2201	Accounts Payable - Other	-67,005.67			-67,005.67
2210	Accrued Interest Expense	-115,543.64	11,505.26		-104,038.38
2220	Accrued Expenses	-12,559.48		44,067.30	-56,626.78
2230	Security Deposits Payable	-684,655.22			-684,655.22
2260	Sales Tax Payable	5,322.60		1,275.13	4,047.47
2276	Prepaid Rent	-98,163.06	10,105.76		-88,057.30
2310	Mortgages Payable	-22,313,938.21		177,381.30	-22,491,319.51
2315	R/E Tax Payable	-25,475.00		25,475.00	-50,950.00
2316	Insurance Payable	24,366.75	2,807.57		27,174.32
3020	Current Earnings	2,950,777.71			2,950,777.71
3064	Member Cont - CCTFP - (10%)	-353,225.00			-353,225.00
3065	Member Cont - CCSTF GP (.0001%)	-2.82			-2.82

Trial Balance (Accrual) CITY CENTER STF LP - (city) February 2014	Page 2 4/1/2014 10:12 AM

		Balance Forward	Debit	Credit	Ending Balance

3070	Member Cont - SCCPII, LP (89.9999%)	-3,179,022.18			-3,179,022.18
4010	Anticipated Gross Rent	-392,571.00		393,000.98	-785,571.98
4015	Straight Line Rent	-79,072.57			-79,072.57
4016	Above/Below Market Income	-591.70		591.72	-1,183.42
4038	Operating Expense Escalation	-8,083.14		8,005.27	-16,088.41
4040	Operating Expenses - Prior Year	491.64			491.64
4041	HVAC OT Income	-660.00		430.00	-1,090.00
4042	Miscellaneous Ten. Svc. Income	-200.00		280.00	-480.00
4045	Storage Rent Income	-114.75		114.75	-229.50
4046	Parking Income	-34,347.23		41,256.77	-75,604.00
4048	Parking Income - Non Taxable	0.00		640.54	-640.54
4050	Rent Concessions / Allowances	136,111.18	142,625.85		278,737.03
4051	Leasing Inducement Costs	19,113.61	5,762.93		24,876.54
4100	Interest Income	-66.52		14.03	-80.55
4124	Additional Income	-30.00		30.00	-60.00
4150	Miscellaneous Income	-1,710.00		855.00	-2,565.00
5300	Maintenance Salary	6,394.37	5,775.56		12,169.93
5320	Administrative Salary	17,822.98	16,098.14		33,921.12
5380	Elevator Service Contract	0.00	1,985.00		1,985.00
5382	Elevator R & M	904.35	842.09		1,746.44
5400	HVAC Service Contract	3,715.44	3,715.44		7,430.88
5402	HVAC R & M	270.00			270.00
5422	Electrical R &M	996.00			996.00
5440	Plumbing R & M	209.01			209.01
5480	Fire & Sprinkler Svc. Contract	0.00	2,313.88		2,313.88
5516	Keys & Locks	2,641.30			2,641.30
5519	Lobby Music Contract	75.25	75.25		150.50
5520	Miscellaneous R & M	173.52	862.52		1,036.04
5542	Parking Lot R & M	10,100.69			10,100.69
5544	Parking Lot Supplies	0.00	432.84		432.84
5562	Exterior R & M	1,300.00	1,538.00		2,838.00
5564	Exterior Supplies	610.50			610.50
5600	Exterminating Service Contract	417.40	417.40		834.80
5611	Fitness Center	116.20	94.68		210.88
5620	Landscaping Service Contract	1,100.00	1,100.00		2,200.00
5623	Interior Plant Maintenance	417.30	224.70		642.00
5654	Signage & Directory Strips	643.50	929.18		1,572.68
5680	Electric - Common Area	37,529.80	40,854.39		78,384.19
5681	Electric - Tenant	-3,051.17		3,499.64	-6,550.81
5683	Water	2,256.66	3,427.58		5,684.24
5693	Security Contract	6,756.95	5,617.65		12,374.60
5716	Training	0.00	215.83		215.83
5720	Dues & Subscriptions	66.00	383.39		449.39
5722	Office Equipment Leasing	589.85	385.58		975.43
5726	Office Expense	0.00	518.66		518.66
5728	Telephone	1,044.14	956.78		2,000.92
5732	Postage & Messenger	71.45	139.47		210.92
5734	Office Supplies & Stationary	196.38	159.24		355.62
5736	Computer R & M	1,777.53			1,777.53
5742	Bank Charges	709.03	1,117.29		1,826.32
5744	Moving Expense	0.00	508.87		508.87
5748	Miscellaneous Admin. Expense	904.39	369.63		1,274.02
5750	Travel Expense	0.00	447.43		447.43
5752	Entertainment Expense	256.20			256.20
5793	Legal Fees-New Lease-Non-Reimb	2,569.88			2,569.88
5794	Legal Fees - General	1,164.38	150.00		1,314.38

Trial Balance (Accrual) CITY CENTER STF LP - (city) February 2014	Page 3 4/1/2014 10:12 AM

		Balance Forward	Debit	Credit	Ending Balance

5800	Janitorial Contract	10,541.91	10,865.26		21,407.17
5801	Janitorial Supplies	1,433.16	1,294.47		2,727.63
5804	Window Cleaning	64.20			64.20
5805	Rubbish Removal	1,046.41	1,232.47		2,278.88
5806	Other Cleaning	2,318.33	2,318.34		4,636.67
5820	Management Fees	7,756.10	8,626.46		16,382.56
5830	R/E Taxes	25,475.00	25,475.00		50,950.00
5835	Insurance	18,972.45	18,033.12		37,005.57
5851	Holiday Decorations	44.79			44.79
6100	Travel - Non-Operating	233.65			233.65
6140	Other Expenses	305.95	2,400.00		2,705.95
6145	Advertising-New Tenant Non-Rei	300.95	2,001.91		2,302.86
6147	Marketing Costs - NXT Escrow	0.00	1,319.31		1,319.31
8010	Mortgage Interest Expense	115,543.64	104,038.38		219,582.02
9055	Amortization Expense	59,350.85	59,350.84		118,701.69
9058	Amortization Exp - Other	21,739.66	23,279.29		45,018.95
9060	Depreciation Expense	63,558.36	75,895.58		139,453.94

		0.00	866,103.73	866,103.73	0.00

Trial Balance (Accrual) CENTRAL FAIRWINDS LIMITED PARTNERSHIP - (century) February 2014	Page 1 4/1/2014 09:08 AM

		Balance Forward	Debit	Credit	Ending Balance

1110	Cash - Operating	424,228.72	199,606.41		623,835.13
1115	Cash - R.E. Tax & Insurance Reserve	45,085.48	45,085.48		90,170.96
1120	Cash - Security Deposit	170,405.71			170,405.71
1300	Rents Receivable (Net)	30,963.20		17,133.52	13,829.68
1315	Prepaid Expenses and Other	82,623.01		25,531.80	57,091.21
1610	Land	1,746,721.00			1,746,721.00
1620	Buildings	9,024,725.00			9,024,725.00
1625	Building Improvements	359,696.56			359,696.56
1626	Building Improvements - WIP	219,493.57	7,491.98		226,985.55
1630	Tenant Improvements	875,475.94	74,740.25		950,216.19
1631	Tenant Improvements - WIP	56,913.27		27,280.55	29,632.72
1640	Furnitures and Fixtures	47,451.53			47,451.53
1750	Less: Accumulated Depreciation	-816,454.88		37,013.15	-853,468.03
1814	Straight Line Lease	247,716.97			247,716.97
1815	Lease In Place	1,230,255.00			1,230,255.00
1816	Less: Accum Depr (Lease In Place)	-958,474.44		191,694.89	-1,150,169.33
1817	Above/Below Market Leases - (Asset)	935,088.00			935,088.00
1818	Less: Accum Amort (Above/Below Mkt)	-418,872.97		19,946.33	-438,819.30
1823	Leasing Commission - PPA	479,454.00			479,454.00
1824	Less: Accum Amort (Leasing Comm) PPA	-226,084.86		8,732.84	-234,817.70
1831	Leasing Commissions - Other	161,972.77	4,687.53		166,660.30
1832	Less: Accumulated Amortization - Other	-35,595.96		4,543.40	-40,139.36
1850	Loan Costs	268,067.93			268,067.93
1851	Amortization - Loan Costs	-133,249.40		6,419.93	-139,669.33
1866	Interest Escrow	625,042.91			625,042.91
2200	Accounts Payable	-21,680.57		21,232.62	-42,913.19
2220	Accrued Expenses	-58,275.08	43,555.94		-14,719.14
2230	Security Deposits Payable	-170,405.71			-170,405.71
2240	Deferred Charges	-2,073.88	2,073.88		0.00
2260	Sales Tax Payable	2,059.09		85.17	1,973.92
2276	Prepaid Rent	-39,719.68		3,638.83	-43,358.51
2310	Mortgages Payable	-10,000,000.00			-10,000,000.00
2315	R/E Tax Payable	-30,064.00		30,064.00	-60,128.00
3020	Current Earnings	776,898.67			776,898.67
3075	Member Cont - SCCPII, LP (89.999)	-4,607,375.00		179,998.00	-4,787,373.00
3076	Member Cont - CF GP (.001%)	-5,125.00		2.00	-5,127.00
3077	Member Cont - CF 135 LLC (10%)	-512,500.00		20,000.00	-532,500.00
4010	Anticipated Gross Rent	-219,704.80		223,056.38	-442,761.18
4016	Above/Below Market Income	19,946.33	19,946.33		39,892.66
4040	Operating Expenses - Prior Year	0.00	2,464.69		2,464.69
4041	HVAC OT Income	-3,300.00		6,600.00	-9,900.00
4042	Miscellaneous Ten. Svc. Income	-50.00		50.00	-100.00
4046	Parking Income	-2,794.05		8,505.12	-11,299.17
4048	Parking Income - Non Taxable	-16,141.27		16,369.63	-32,510.90
4050	Rent Concessions / Allowances	2,921.31	2,921.31		5,842.62
4124	Additional Income	-30.00		30.00	-60.00
5300	Maintenance Salary	8,107.50	7,050.00		15,157.50
5320	Administrative Salary	13,196.62	11,475.34		24,671.96
5380	Elevator Service Contract	4,229.70	340.07		4,569.77
5382	Elevator R & M	0.00	860.13		860.13
5400	HVAC Service Contract	319.50	367.96		687.46
5402	HVAC R & M	481.23	5,779.03		6,260.26
5422	Electrical R & M	279.02	4.24		283.26
5424	Electrical Supplies	0.00	84.35		84.35
5440	Plumbing R & M	0.00	309.85		309.85
5442	Plumbing Supplies	125.93			125.93

Trial Balance (Accrual) CENTRAL FAIRWINDS LIMITED PARTNERSHIP - (century) February 2014	Page 2 4/1/2014 09:08 AM

		Balance Forward	Debit	Credit	Ending Balance

5480	Fire & Sprinkler Svc. Contract	707.03	393.67		1,100.70
5482	Fire & Sprinkler R & M	655.63	295.00		950.63
5516	Keys & Locks	190.10	484.58		674.68
5518	Doors & Glass	0.00	394.67		394.67
5519	Lobby Music Contract	58.58	58.58		117.16
5520	Miscellaneous R & M	194.44	259.04		453.48
5541	Parking Lot Rental	24,793.20	24,793.20		49,586.40
5542	Parking Lot R & M	153.25	1,022.28		1,175.53
5544	Parking Lot Supplies	0.00	50.66		50.66
5562	Exterior R & M	-174.66			-174.66
5600	Exterminating Service Contract	85.20	85.20		170.40
5620	Landscaping Service Contract	1,257.00	1,190.00		2,447.00
5623	Interior Plant Maintenance	158.87	158.57		317.44
5653	Uniforms	0.00	204.48		204.48
5654	Signage & Directory Strips	3,673.01	458.00		4,131.01
5680	Electric - Common Area	19,473.62	21,294.46		40,768.08
5683	Water	2,757.56	3,163.34		5,920.90
5693	Security Contract	6,698.77	8,378.57		15,077.34
5720	Dues & Subscriptions	0.00	250.00		250.00
5726	Office Expense	8.79	6.03		14.82
5728	Telephone	59.48	113.12		172.60
5732	Postage & Messenger	24.03	40.22		64.25
5734	Office Supplies & Stationary	42.59			42.59
5742	Bank Charges	145.00	60.00		205.00
5746	Permits & Fees	0.00	100.00		100.00
5748	Miscellaneous Admin. Expense	300.00	300.00		600.00
5752	Entertainment Expense	188.27	93.49		281.76
5794	Legal Fees - General	1,558.50			1,558.50
5795	Architectural Fees - Non-Reimb	101.25	228.09		329.34
5800	Janitorial Contract	6,537.18	6,698.96		13,236.14
5801	Janitorial Supplies	377.08	226.87		603.95
5804	Window Cleaning	174.66	174.66		349.32
5805	Rubbish Removal	347.39	349.92		697.31
5820	Management Fees	7,039.24	7,936.55		14,975.79
5830	R/E Taxes	30,064.00	30,064.00		60,128.00
5835	Insurance	9,973.54	9,269.64		19,243.18
6156	R&M-General-Non-Reimb	1,100.00			1,100.00
8010	Mortgage Interest Expense	52,083.33	52,083.33		104,166.66
9055	Amortization Expense	204,783.64	204,971.13		409,754.77
9057	Amortization Expense - Loan Costs	6,419.93	6,419.93		12,839.86
9060	Depreciation Expense	36,016.58	37,013.15		73,029.73

		0.00	847,928.16	847,928.16	0.00

CORE Cherry Limited Partnership

Budget Comparison Income Statement

For the period ending 2/28/14

	ACTUAL-CURR.	BUDGET-CURR.	VARIANCE-CURR.	ACTUAL-YTD	BUDGET-YTD	VARIANCE-YTD	ANNUAL BUDGET	ANNUAL BGDT PSF
			INCOME / REVENUE

RENTAL INCOME
Base Rent	$486,499.43	$486,499	$0	$957,207.63	$972,998	($15,790)	$5,906,610	$16.61
Straight-Line Rent Adjustment/Revenue	57,801.00	0	57,801	115,602.00	0	115,602	0	0.00
Straight-Line Rent Adjustment/Lease Inducements 2M	(12,508.00)	0	(12,508)	(25,016.00)	0	(25,016)	0	0.00
Straight-Line Rent Adjustment/Lease Inducements 1M	(673.85)	0	(674)	(1,347.70)	0	(1,348)	0	0.00
Parking Rent	1,040.00	1,040	0	2,046.45	2,080	(34)	12,480	0.04
CAM Reimbursements	39,125.00	39,241	(116)	71,891.77	78,482	(6,590)	470,892	1.32
Utilities Reimbursements	(800.31)	4,800	(5,600)	9,578.49	9,600	(22)	57,600	0.16

TOTAL RENTAL INCOME	$570,483.27	$531,580	$38,903	$1,129,962.64	$1,063,160	$66,803	$6,447,582	$18.13

OTHER INCOME/REIMB
Misc Expense Recoveries	525.00	0	525	525.00	0	525	0	0.00
Other Income	0.00	0	0	4,474,644.00	0	4,474,644	0	0.00

TOTAL OTHER INCOME/REIMB	525.00	0	525	4,475,169.00	0	4,475,169	0	0.00

TOTAL INCOME	571,008.27	531,580	39,428	5,605,131.64	1,063,160	4,541,972	6,447,582	10.13

			REIMBURSEABLE EXPENSES

UTILITIES
Gas (Common Area)	12,389.83	6,575	(5,815)	31,895.26	13,150	(18,745)	54,400	0.15
Electricity (Common Area)	20,547.87	41,850	21,302	54,500.60	83,700	29,199	496,800	1.40
Sewer (& Water,if combnd)	0.00	0	0	0.00	11,095	11,095	66,570	0.19

TOTAL UTILITIES	32,937.70	48,425	15,487	86,395.86	107,945	21,549	617,770	1.74

CLEANING & PROPERTY SVCS
Cleaning Contract/Supply	38,085.37	35,105	(2,980)	79,355.85	70,210	(9,146)	421,260	1.18
Trash Removal	1,698.60	1,541	(158)	3,352.98	3,082	(271)	18,492	0.05
Snow Removal	26,638.50	11,000	(15,639)	50,868.00	22,000	(28,868)	54,000	0.15
Window Cleaning	0.00	0	0	0.00	0	0	7,840	0.02
Sweeping Contract/Service	250.00	250	0	491.94	500	8	3,000	0.01
Security Systems/Services	3,632.00	3,590	(42)	5,341.51	7,180	1,838	43,080	0.12
Fire Protection Systems	2,680.69	4,075	1,394	4,248.75	4,750	501	18,300	0 05
Extermination Services	347.00	0	(347)	447.00	0	(447)	0	0.00
Interior Plants	160.00	172	12	474.84	344	(131)	2,064	0.01
Other Contract Services	419.52	0	(420)	4,824.48	0	(4,024)	0	0.00

TOTAL PROPERTY SERVICES	73,911.68	55,733	(18,179)	149,405.35	108,066	(41,339)	568,036	1.59

REPAIRS AND MAINTENANCE
General R & M	8,831.10	5,000	(3,831)	22,160.73	10,000	(12,161)	68,970	0.19
Landscaping	2,500.00	1,343	(1,157)	4,713.52	2,686	(2,028)	35,916	0.10
HVAC Systems	5,493.33	31,160	25,667	15,826.30	37,660	21,834	174,755	0.49
Parking Lot & Sidewalk	11.91	0	(12)	7,777.91	0	(7,770)	5,000	0.01
Roof R & M	0.00	0	0	0.00	0	0	1,200	0.00
Elevator Systems	1,204.60	900	(305)	2,380.33	1,800	(580)	64,800	0.18
Int/Ext Lighting Systems	0.00	0	0	0.00	0	0	4,000	0.01

TOTAL REPAIRS & MAINT.	18,040.94	38,403	20,362	52,850.79	52,146	(713)	354,641	0.98

ADMINISTRATIVE COSTS
Management Fees	10,740.86	10,757	16	20,830.49	21,514	684	130,452	0.37

P.S.F. amount on this report are based on Rental Square Feet

Applicable square footages may differ between line items.

CORE Cherry Limited Partnership

Budget Comparison Income Statement

For the period ending 2/28/14

	ACTUAL-CURR.	BUDGET-CURR.	VARIANCE-CURR.	ACTUAL-YTD	BUDGET-YTD	VARIANCE-YTD	ANNUAL BUDGET	ANNUAL BGDT PSF
General Office Svcs/Costs	5,494.93	12,092	6,597	10,083.58	24,184	14,100	146,604	0.41

TOTAL ADMINIST. COSTS	16,235.79	22,849	6,613	30,914.07	45,698	14,784	277,056	0.78

TAXES, INSURANCE, & FEES
Real Estate Taxes	5,289.00	5,289	0	10,578.00	10,578	0	63,468	0.18
Insurance - Liability	2,888.00	2,888	0	5,776.00	5,776	0	35,520	0.10

TOTAL TAXES, INS, & FEES	8,177.00	8,177	0	16,354.00	16,354	0	98,988	0.28

TOTAL REIMBURSEABLE EXPS	$149,303.11	$173,587	$24,284	$335,928.07	$330,209	($5,719)	$1,916,491	$5.37

NET OPERATING INCOME	421,705.16	357,993	63,712	5,269,203.57	732,951	4,536,253	4,531,091	12.76

P.S.F. amount on this report are based on Rental Square Feet

Applicable square footages may differ between line items.

CORE Cherry Limited Partnership

Budget Comparison Income Statement

For the period ending 2/28/14

	ACTUAL-CURR.	BUDGET-CURR.	VARIANCE-CURR.	ACTUAL-YTD	BUDGET-YTD	VARIANCE-YTD	ANNUAL BUDGET	ANNUAL BGDT PSF

OWNER EXPENSES (NON-OP)
Legal & Professional	0.00	0	0	808,203.95	0	(808,204)	2,000	0.01
General Office & Admin	2,976.94	975	(2,002)	3,501.94	1,950	(1,552)	11,700	0.03
Interest Exp - Creditors	208,083.01	81,500	(126,583)	416,416.34	163,000	(253,416)	978,000	2.75
Amortization Expenses	0.00	0	0	22,609.46	0	(22,609)	0	0.00
Amortization Expense-Leasing Commissions	39,522.84	0	(39,523)	79,045.68	0	(79,046)	0	0.00
Amortization Expense-ln Place Leases	79,055.86	0	(79,056)	158,111.72	0	(158,112)	0	0.00
Amortization-Loan Fees	19,547.57	0	(19,548)	39,095.14	0	(39,095)	0	0.00
Depreciation Expense-Building	32,185.81	0	(32,186)	64,371.62	0	(64,372)	0	0.00
Depreciation Expense-Land/Site Improvements	38,895.94	0	(38,896)	77,791.88	0	(77,792)	0	0.00
Depreciation Expense-Tenant Improvements	37,237.20	0	(37,237)	74,474.40	0	(74,474)	0	0.00

TOTAL OWNER EXPENSES	457,505.17	82,475	(375,030)	1,743,622.13	164,950	(1,578,672)	991,700	2.79

NET INCOME (LOSS)	(35,800.01)	275,518	(311,318)	3,525,581.44	568,001	2,957,580	3,539,391	9.97

P.S.F. amount on this report are based on Rental Square Feet

Applicable square footages may differ between line items.

CORE Cherry Limited Partnership

BALANCE SHEET

As of 2/28/14

ASSETS

AVAILABLE CASH
Oper- KeyBank		$1,829,226.27

TOTAL AVAILABLE CASH			$1,829,226.27

RESTRICTED CASH
Lender Escrow-Taxes		121,098.99
Lender Escrow-Insurance		73,731.99
Lender Escrow-Reserve		11,856.24
Lender Escrow-Repair Reserves		9,375.00

TOTAL RESTRICTED CASH			216,062.22

ACCTS & NOTES RECEIVABLE
A/R-Tenants (Property Management)		14,544.03
A/R - Straight Line Rent Receivable		115,602.00

TOTAL ACCTS & NOTES REC.			130,146.03

PREPAID/REFUNDABLE ITEMS
Prepaid Insurance		(5,776.00)

TOTAL PREPAIDS/REFUNDABLE			(5,776.00)

LAND & DEPRECIABLE ASSETS
Land		25,745,012.40
Buildings & Related Costs	13,904,271.97
Accum.Depr-Building Costs	(64,371.62)	13,839,900.35
Land / Site Improvements	1,867,004.72
Accum.Depr-Land/Site Impr	(77,791.88)	1,789,212.84
Tenant Improvements	4,372,849.20
Accum.Depr-Tenant Imprs	(74,474.40)	4,298,374.80

NET LAND & DEPR. ASSETS			45,672,500.39

AMORTIZABLE ASSETS
Lease Commissions/Costs	5,345,783.89
Accum.Amort-Lease Comms	(79,045.68)	5,266,738.21
In Place Leases	6,640,692.08
Accum. Amort-In Place Leases	(158,111.72)	6,482,580.36
Loan Fees & Related Costs	1,172,764.11
Accum.Amort-Loan Costs	(39,095.14)	1,133,668.97
Legal / Marketing Fees	22,609.46
Accum. Amortortization-Legal/Marketing Fees	(22,609.46)	0.00

NET AMORTIZABLE ASSETS			12,882,987.54

TOTAL ASSETS			$60,725,146.45

CORE Cherry Limited Partnership

BALANCE SHEET

As of 2/28/14

LIABILITIES

A/P & ACCRUED LIABILITIES
A/P - Expense Accruals		120,501.01
Management Fees Payable		10,740.86
Deferred Rent Liability-Lease Inducements 2M	25,016.00
Deferred Rent Liability-TI Constr. Costs Applied	(133,406.60)	(108,390.60)
Deferred Rent Liability-Lease Inducements 1M		13,514.00
Accrued Property Taxes		185,730.84

TOTAL A/P & ACCRUED LIABS			$222,096.11

TENANT DEPOSITS & DEF.REV
Above/Below Market Leases	249,408.95
Accum Amortization-Above/Below Market Leases	(12,166.30)	237,242.65
Security Deposits		133,985.75

TOTAL DEPOSITS & DEF.REV.			371,228.40

MORTGAGES & NOTES PAYABLE
1st Mortgage-Midland National Life		49,879,594.72

TOTAL MORTGAGES & N/P’s			49,879,594.72

TOTAL LIABILITIES			$50,472,919.23

OWNERS’/PARTNERS’ EQUITY

OWNERS’ CAPITAL/CONTRIBS
TOTAL OWNERS’ CAPITAL		6,726,645.78

DISTRIBUTIONS TO OWNERS
Curr. Yr. Earnings (Loss)		3,525,581.44

TOTAL EQUITY			10,252,227.22

TOTAL LIABS & EQUITY			$60,725,146.45

CORE Cherry Limited Partnership

Budget Comparison Income Statement

For the period ending 2/28/14

	ACTUAL-CURR	BUDGET-CURR	VARIANCE-CURR	ACTUAL-YTD	BUDGET-YTD	VARIANCE-YTD	ANNUAL BUDGET	ANNUAL BGDT PSF

CASH FLOW FROM OPERATIONS
Rents Received	532,158.58	487,539	44,620	1,048,492.38	975,078	73,414	5,919,090	16.65
Escalation Reimbursement	38,324.69	44,041	(5,716)	81,470.26	88,082	(6,612)	528,492	1.48
Reimbursable Expenses	(149,303.11)	(173,587)	24,284	(335,928.07)	(330,209)	(5,719)	(1,916,491)	(5.37)
Owner Expenses	(211,059.95)	(82,475)	(128,585)	(1,228,122.23)	(164.950)	(1,063,172)	(991,700)	(2.79)

TOTAL OPERATING CASH FLOW	210,120.21	275,518	(65,398)	(434,087.66)	568,001	(1,002,089)	3,539,391	9.97

OTHER NON-OPER REVENUE	525.00	0	525	4,475,169.00	0	4,475,169	0	0.00

CASH FLOW ADJUSTMENTS
Lender Escrow (Taxes)	(10,091.58)	0	(10,092)	(121,098.99)	0	(121,099)	0	0.00
Lender Escrow (Insurance)	(6,144.33)	0	(6,144)	(73,731.99)	0	(73,732)	0	0.00
Lender Escrow-Reserve	(5,928.12)	0	(5,928)	(11,856.24)	0	(11,856)	0	0.00
Lender Escrow-Repair Reserves	0.00	0	0	(9,375.00)	0	(9,375)	0	0.00
A/R-Tenants (Property Management)	(14,544.03)	0	(14,544)	(14,544.03)	0	(14,544)	0	0.00
Tenant Reimbursables	10,497.18	0	10,497	0.00	0	0	0	0.00
A/R-Straight Line Receivable	(57.801.00)	0	(57,801)	(115,602.00)	0	(115,602)	0	0.00
Prepaid Insurance	2,888.00	0	2,888	5,776.00	0	5,776	0	0.00
Land	0.00	0	0	(25,745,012.40)	0	(25,745,012)	0	0.00
Building Improvements	0.00	0	0	(13,904,271.97)	0	(13,904,272)	0	0.00
Land/Site Improvements	0.00	0	0	(1,867,004.72)	0	(1,867,005)	0	0.00
Tenant Improvements	0.00	0	0	(4,372,849.20)	0	(4,372,849)	0	0.00
Lease Commissions	0.00	0	0	(5,345,783.89)	0	(5,345,784)	0	0.00
In Place Leases	0.00	0	0	(6,640,692.08)	0	(6,640,692)	0	0.00
Loan Fees & Related	0.00	0	0	(1,172,764.11)	0	(1,172,764)	0	0.00
Legal/Marketing Fees	0.00	0	0	(22,609.46)	0	(22,609)	0	0.00
A/P-Expense Accruals	10,276.04	0	10,276	120,501.01	0	120,501	0	0.00
Management Fees Payable	651.23	0	651	10,740.86	0	10,741	0	0.00
Deferred Rent Liability-Lease Inducements 2M	12,508.00	0	12,508	25,016.00	0	25,016	0	0.00
Deferred Rent Liability-TI Const Costs Applied	(1,720.55)	0	(1,721)	(133,406.60)	0	(133,407)	0	0.00
Deferred Rent Liability-Lease Inducements 1M	6,757.00	0	6,757	13,514.00	0	13,514	0	0.00
Accrued Property Taxes	5,289.00	0	5,289	185,730.84	0	185,731	0	0.00
Above/Below Market Leases	0.00	0	0	249,408.95	0	249,409	0	0.00
Amortization of Above/Below Market Leases	(6,083.15)	0	(6,083)	(12,166.30)	0	(12,166)	0	0.00
Security Deposits	0.00	0	0	133,985.75	0	133,986	0	0.00
Loan Principal	(60,327.80)	0	(60,328)	49,879,594.72	0	49,879,595	0	0.00

TOTAL ADJUSTMENTS TO CASH	96,871.10	275,518	(178,647)	(4,897,419.51)	568,001	(5,465,421)	3,539,391	9.97
CHANGES TO EQUITY/DISTRIB	0.00	0	0	6,726,645.78	0	6,726,646	0	0.00

NET CASH FLOW	96,871.10	275,518	(178,647)	1,829,226.27	568,001	1,261,225	3,539,391	9.97

CHANGES TO CASH POSITION
Beginning Cash Balance	1,732,355.17	0	(1,732,355)	0.00	0	0	0	0.00
NET CASH FLOW	96,871.10	0	(96,871)	1,829,226.27	0	(1,829,226)	0	0.00

ENDING CASH BALANCE	1,829,226.27	0	(1,829,226)	1,829,226.27	0	(1,829,226)	0	0.00

P.S.F. amount on this report are based on Rental Square Feet

Applicable square footages may differ between line items.

Washington Group Plaza

Balance Sheet (Accrual)

As Of February 28, 2014

ASSETS

Land
Land	12,748,491.00

Total Land	12,748,491.00

Buildings
Buildings	16,593,274.00
Accum Depr - Buildings	(429,136.39)
Site Improvements	1,406,381.00
Accum Depr - Site Improvements	(105,478.57)
Building Improvements	347,108.78
Accum Depr - Bldg Improvements	(1,991.69)
BLDG Leasehold Improvements	121,686.44
Accum Depr - Leasehold Imprmnt	(9,511.51)
Tenant Improvements	2,717,043.00
Accum Depr - Tenant Improvmnts	(605,945.59)
Leases in Place	6,255,647.00
Accum Amort - In Place Leases	(1,193,600.56)
Below Market Leases	1,203,696.00
Accum Amort - Below Mkt Leases	(198,710.88)
Above Market Leases	(17,936.00)
Accum Amort Above Market Lease	3,116.52
Lease Commissions - PPA	3,011,096.00
Accum Amort - Lease Comm PPA	(620,168.26)
Lease Commissions - Others	38,681.60
Accum Amort - Lease Comm - Oth	(8,014.27)

Total Buildings	28,507,236.62

Restricted Cash
Real Estate Tax Escrow	541,910.64
Insurance Escrow	112,464.80
Reserves - Immediate Repairs	772,056.74
Reserves - Replacement	64,892.22
Reserves - TI/LC Obligations	866,070.60
Reserves - TI/LC Rollovers	2,384,492.10

Total Restricted Cash	4,741,887.10

Management Purposes Only Page 1	3/31/2014 5:30 PM

Washington Group Plaza

Balance Sheet (Accrual)

As Of February 28, 2014

Accounts Receivable
Accounts Receivable Account	125,619.01
Tenant TI Reimb Receivable	10,656.97
SL Rent Receivable	8,697.00

Total Accounts Receivable	144,972.98

Cash and Cash Equivalents
Wells Fargo - Operating Ckg	2,049,323.98
Wells Fargo - Sec Deposit Ckg	44,613.13
Wells Fargo - DACA Checking	5,000.00

Total Cash and Cash Equivalents	2,098,937.11

Other Current Assets
Prepaid Insurance	34,521.72
Prepaid Expenses	8,856.23

Total Other Current Assets	43,377.95

TOTAL ASSETS	48,284,902.76

Management Purposes Only Page 2	3/31/2014 5:30 PM

Washington Group Plaza

Balance Sheet (Accrual)

As Of February 28, 2014

LIABILITIES & EQUITY

Mortgages Payable
Mortgage - Natixis	34,219,055.35
Loan Fees	(339,439.24)
Accum Amort - Loan Fees	25,000.71

Total Mortgages Payable	33,904,616.82

Current Portion of Mtg Payable
Current Portion of Mtg Payable	631,591.80

Total Current Portion of Mtg Payable	631,591.80

Tenant Rental Deposits
Tenant Security Deposits	44,613.13

Total Tenant Rental Deposits	44,613.13

Prepaid Rent
Prepaid Rent	815,144.90

Total Prepaid Rent	815,144.90

Accounts Payable and Accrued Liability
Accounts Payable Account	232,734.62
Accrued Expenses	46,000.00
Accrued Interest	93,168.60
Accrued Property Taxes	462,063.97
Commissions Payable	29,504.48
URS TI’s Payable	767,935.17

Total Accounts Payable and Accrued Liability	1,631,406.84

Total Liabilities	37,027,373.49

Equity
Draw - SCCP Boise GP Inc	(15.00)
Draw - SCCP II LP	(1,348,318.33)
Draw - WGP LLC LP	(40,555.56)
Draw - GLDC (2012) Trust LP	(111,111.11)
Contribution - SCCP Boise GP	135.00
Contribution - SCCP II LP	12,134,865.00
Contribution - WGP LLC LP	365,000.00
Contribution - GLDC Trust LP	1,000,000.00
Past Earnings	(656,705.62)
Current Earnings - Accrual Bas	(85,765.11)

Total Equity	11,257,529.27

TOTAL LIABILITIES & EQUITY	48,284,902.76

Management Purposes Only Page 3	3/31/2014 5:30 PM

Washington Group Plaza

Income Statement (Accrual)

February 2014

	Month to Date	%	Year to Date	%
INCOME
Rental Income
Rent	705,008.63	95.25	1,414,345.37	96.29
Above/Below Mkt Rent Adj	(21,732.68)	-2.94	(43,465.36)	-2.96
Roof Rent	9,153.75	1.24	18,307.50	1.25
Tenant Improvement Rent	5,343.33	0.72	10,686.66	0.73
Storage Rent	297.34	0.04	(805.32)	-0.05
Parking Income	19,490.00	2.63	19,490.00	1.33
Miscellaneous Income	228.42	0.03	764.83	0.05

Total Rental Income	717,788.79	96.98	1,419,323.68	96.63

Expense Recovery Income
Operating Expense Recovery	19,915.16	2.69	40,362.79	2.75
Tenant Expense Recovery	2,450.20	0.33	9,080.31	0.62

Total Expense Recovery Income	22,365.36	3.02	49,443.10	3.37

TOTAL INCOME	740,154.15	100.00	1,468,766.78	100.00

EXPENSES
Operating Exp - Recoverable
Property Taxes
Property Taxes	57,829.23	7.81	115,587.23	7.87

Total Property Taxes	57,829.23	7.81	115,587.23	7.87

Insurance
Insurance	10,918.91	1.48	21,837.82	1.49

Total Insurance	10,918.91	1.48	21,837.82	1.49

Utilities / HVAC / Contracts
Electric	46,148.49	6.23	92,515.84	6.30
Electric-Parking Lot	210.81	0.03	390.46	0.03
Natural Gas	26,225.66	3.54	55,996.94	3.81
Water	3,170.47	0.43	3,754.67	0.26
Sewer	2,354.54	0.32	4,959.07	0.34
Trash Removal	1,904.94	0.26	4,402.11	0.30
HVAC Contract	1,871.25	0.25	1,871.25	0.13
HVAC Repair & Maintenance	10,979.34	1.48	10,979.34	0.75
Security Contract	11,162.35	1.51	23,395.42	1.59

Total Utilities / HVAC / Contracts	104,027.85	14.05	198,265.10	13.50

Janitorial
Janitorial	29,810.14	4.03	59,545.28	4.05
Cleaning Supplies	5,400.18	0.73	9,362.20	0.64
Window Cleaning	2,780.00	0.38	4,390.00	0.30

Total Janitorial	37,990.32	5.13	73,297.48	4.99

Repairs & Maintenance
Carpet Cleaning	375.00	0.05	750.00	0.05

Management Purposes Only Page 1	3/31/2014 5:30 PM

Washington Group Plaza

Income Statement (Accrual)

February 2014

	Month to Date	%	Year to Date	%
Doors	2,923.69	0.40	3,606.47	0.25
Electrical Repairs	510.20	0.07	1,885.42	0.13
Elevator Contract	4,699.23	0.63	9,398.46	0.64
Elevator Repairs & Maintenance	—	0.00	109.10	0.01
Equipment Supplies	3,818.04	0.52	4,481.93	0.31
Lighting Repairs & Maintenance	99.47	0.01	359.44	0.02
Maint Payroll & Benefits	44,443.38	6.00	88,524.39	6.03
Pest Control	304.15	0.04	608.30	0.04
Plant Maintenance - Interior	1,525.21	0.21	2,317.31	0.16
Landscape Maintenance	5,638.75	0.76	11,277.50	0.77
General Maint - Grounds	169.38	0.02	327.33	0.02
Snow Removal	17,760.50	2.40	48,738.45	3.32
Fire Protection	12,102.98	1.64	17,233.18	1.17
Plumbing Repairs & Maintenance	452.16	0.06	1,193.99	0.08
Signage	37.10	0.01	597.00	0.04
Repairs & Maint-Tnt Specific	120.63	0.02	543.31	0.04
Misc Repairs & Maintenance	—	0.00	2,355.70	0.16
Cafeteria Expense	2,527.00	0.34	2,527.00	0.17
Cafeteria Repair & Maintenance	1,941.28	0.26	2,545.69	0.17

Total Repairs & Maintenance	99,448.15	13.44	199,379.97	13.57

Property Management Fees
Property Management Fees	13,348.85	1.80	27,295.04	1.86

Total Property Management Fees	13,348.85	1.80	27,295.04	1.86

Other Recoverable Expenses
Phone Line	284.66	0.04	825.33	0.06
Security Miscellaneous	(3,219.00)	-0.43	75.00	0.01
Licenses & Permits	—	0.00	655.03	0.04
Mgmt/Admin Payroll & Benefits	10,257.96	1.39	24,793.38	1.69
Administrative Supplies	1,850.56	0.25	2,124.89	0.14
Misc Management & Admin	2,160.50	0.29	3,892.95	0.27

Total Other Recoverable Expenses	11,334.68	1.53	32,366.58	2.20

Total Oper Exp - Recoverable	334,897.99	45.25	668,029.22	45.48

Operating Exp - Nonrecoverable
Bank Charges	690.30	0.09	1,248.12	0.08

Total Oper Exp - NonRecoverable	690.30	0.09	1,248.12	0.08

TOTAL OPERATING EXPENSES	335,588.29	45.34	669,277.34	45.57

NET OPERATING INCOME	404,565.86	54.66	799,489.44	54.43

Depreciation Expense
Depreciation Expense	128,334.22	17.34	256,447.11	17.46
Amort - Lease Comm/Closng Fees	201,977.93	27.29	403,955.86	27.50

Total Depreciation Expense	330,312.15	44.63	660,402.97	44.96

Management Purposes Only Page 2	3/31/2014 5:30 PM

Washington Group Plaza

Income Statement (Accrual)

February 2014

	Month to Date	%	Year to Date	%

Interest Expense
Interest Expense - Natixis	94,592.14	12.78	210,225.66	14.31
Deferred Financing Cost Amort	2,828.66	0.38	5,657.32	0.39

Total Interest Expense	97,420.80	13.16	215,882.98	14.70

Landlord Expenses
Legal Fees - Other	—	0.00	7,380.00	0.50
Professional Services	625.33	0.08	625.33	0.04
Space Planning	—	0.00	963.27	0.07

Total Landlord Expenses	625.33	0.08	8,968.60	0.61

NET INCOME	(23,792.42)	-3.21	(85,765.11)	-5.84

Management Purposes Only Page 3	3/31/2014 5:30 PM

Schedule 1.02(b)(i)

Net Working Capital

Basis of Presentation

•	All amounts reflected in the Closing Date Net Working Capital shall be determined on a consolidated basis as of 12:01 a.m. on the Closing Date. The Closing Date Net Working Capital shall be prepared as if they were being prepared at a year-end and will include all accruals and adjustments, prorated as appropriate to take into account the number of days in the current year elapsed through the Closing Date as a percentage of the entire year.

•	For purposes of calculating Closing Date Net Working Capital pursuant to the Agreement, account balances are denominated in United States Dollars (USD).

Calculation of Closing Date Net Working Capital

Assets

For purposes of this Schedule 1.02(b)(i) and this Agreement, “Current Assets” shall mean the aggregate balances as of 12:01 a.m. on the Closing Date of each of the following assets of the Initial Property Owners: (i) restricted cash, (ii) Cash and Cash Equivalents, (iii) Rents Receivable, net, excluding straight line rent receivables and (iv) Prepaid Expenses and other assets, in each case, as such amount is determined in accordance with the methodologies set forth below.

Restricted cash:

•	Restricted cash will be included in Closing Date Net Working Capital.

Cash and Cash Equivalents:

•	Cash and cash equivalents shall consist of cash and highly liquid instruments with remaining maturities of 90 days or less when purchased and consist of all bank accounts.

•	Deposits in transit will be included in cash and outstanding checks and other payments that have been released will reduce the cash balance.

Rents receivable, net:

•	Valid rent receivables arising in the ordinary course of business, that are not subject to setoffs or counterclaims, will be included in Closing Date Net Working Capital, except that any receivables due from affiliates, straight line rent receivables and lease inducement costs will be excluded from Closing Date Net Working Capital.

•	All rent receivables will be net of reserves for doubtful accounts. For purposes of calculating Closing Date Net Working Capital, the allowance will be based on the specific identification method, plus an additional allowance equal to 50% of the rent receivable balances that are more than 60 days but less than or equal to 90 days outstanding plus 100% of the accounts receivable balances that are more than 90 days outstanding.

Prepaid Expenses and Other Assets:

•	Prepaid expenses will be included in the Closing Date Net Working Capital, only to the extent that the Initial Property Owners retain a future benefit for such prepaid expenses and will be valued as of the Closing Date based on such future benefit.

Liabilities

For purposes of these Methods of Calculating WC and the Agreement, “Current Liabilities” shall mean the aggregate balances as of 12:01 a.m. on the Closing Date of each of the following liabilities of the Initial Property Owners: (i) accounts payable and accrued liabilities, (ii) deferred rent, (iii) tenant rent deposits, and (iv) Reserves – free rent funded at closing, capital reserve, tenant improvements, and letters of credit.

Accounts Payable and accrued liabilities:

•	All accounts payable will be included in the Closing Date Net Working Capital, except that (i) any accounts payable due to affiliates will be excluded from the Closing Date Net Working Capital, unless otherwise required to be paid by any Initial Property Owners, (ii) all legal, accounting and other professional fees or expenses that are paid at or prior to Closing will be excluded from the Closing Date Net Working Capital, and (iii) all payables related to contracts for which no Initial Property Owner will have any continuing obligations or liability will be excluded from the Closing Date Net Working Capital.

•	Accounts payable are recorded at the aggregate amount due with respect to the obligation.

•	Any rent payable in arrears will be included in the Closing Date Net Working Capital.

•	Accrued interest payable will be included in the Closing Date Net Working Capital to the extent not paid prior to the Closing Date.

Deferred Rent:

•	All deferred rent will be included in the Closing Date Net Working Capital.

Tenant Rent Deposits:

•	All tenant rent deposits will be included in the Closing Date Net Working Capital.

Reserves

•	All remaining reserves set forth on Exhibit A hereto relating to free rent, capital reserves, tenant improvements associated with leases signed before January 15, 2014, and letters of credit reserves will be included in the Closing Date Net Working Capital.

Other Adjustments

For purposes of calculating Closing Date Net Working Capital pursuant to the Agreement, for the avoidance of doubt:

•	Closing Date Net Working Capital shall exclude all liabilities associated with the Agreement if and only to the extent that the obligations of the Initial Property Owners with respect to the same are fully discharged or assigned such that the Initial Property Owner shall have no additional liability on and following the Closing Date.

•	Closing Date Net Working Capital shall exclude all intercompany and affiliate receivables and liabilities/payables to the extent that the same are not paid on or satisfied prior to the Closing Date.

•	Closing Date Net Working Capital shall exclude any assets related to prior organization costs or costs recorded for prior purchases of investments, deferred financing costs, management contracts, property interests, partnership interests or any other assets not owned by the Initial Property Owners immediately following the Closing.

•	Closing Date Net Working Capital shall exclude all prepaid assets and other assets not owned by the Initial Property Owners immediately following the Closing.

•	Closing Date Net Working Capital shall exclude any furniture, fixtures and equipment.

WORKING CAPITAL SUMMARY

As at February 28, 2014

	Corporate Parkway	AmberGlen	Central Fairwinds	City Center	Washington Plaza	Cherry Creek	Total
Current Assets
Restricted cash	347,657	920,753	885,620	923,270	4,801,811	216,062	8,095,173
Cash & cash equivalents	3,172	1,716,855	623,835	1,018,997	2,049,324	1,829,226	7,241,409
Accounts receivable (billed)	—	181,976	15,804	43,931	136,276	130,146	508,133
Prepaid expenses and other assets	22,203	35,465	57,091	48,912	43,378	(5,776)	201,274

	373,033	2,855,050	1,582,350	2,035,111	7,030,789	2,169,659	16,045,990

Current Liabilities
Accounts payable and accrued liabilities	(114,288)	(71,937)	(57,632)	(255,631)	(1,631,407)	(316,973)	(2,447,868)
Deferred rent	—	(196,618)	(43,359)	(44,739)	(815,145)	—	(1,099,861)
Tenant rent deposits	—	(446,808)	(170,406)	(684,655)	(44,613)	(133,986)	(1,480,468)

	(114,288)	(715,362)	(271,397)	(985,025)	(2,491,165)	(450,959)	(5,028,196)
Net working capital (before reserves
	258,745	2,139,687	1,310,953	1,050,085	4,539,624	1,718,700	11,017,794
Reserves
Free Rent Funded at Closing	—	(203,269)	(86,668)	(841,568)	—	—	(1,131,505)
Capital Reserve	—	—	(345,054)	—	(2,020,765)	—	(2,365,818)
TI’s / LC’s	—	(23,575)	(60,551)	(1,380,685)	(2,384,492)	(1,731,738)	(5,581,042)
Accounts receivable reserve	—	(22,012)	—	(5,106)	(8,334)	—	(35,452)

	—	(248,855)	(492,273)	(2,227,360)	(4,413,591)	(1,731,738)	(9,113,818)

Net Working Capital Surplus / Deficit	258,745	1,890,832	818,680	(1,177,275)	126,033	(13,038)	1,903,976

Ownership Interest	100%	76%	90%	95%	100%	100%

SCCP Share	258,745	1,437,032	736,812	(1,118,411)	126,033	(13,038)	1,427,172

Corporate Parkway

28-Feb-13

Acquisition Date: May 17, 2013

	FINAL
	TB
BMO HARRIS BANK	132.90	CASH
BMO - Bank of Montreal USD	3,039.26	CASH
BMO HARRIS BANK	3.08	RESTRICTED CASH
Clark Wilson LLP - Trust account	347,654.30	RESTRICTED CASH
Deferred Rent Receivables	89,372.70	RENTS RECEIVABLE, NET
Prepaid Insurance - $17,895 (1 year 05/17/13-4/29/14)	3,085.17	PREPAID AND OTHER ASSETS
Prepaid Insurance - $28,257.28 (4 year 05/17/13-05/16/17)	19,118.28	PREPAID AND OTHER ASSETS
Interest payable	(114,288.19)	AP AND ACCRUALS

Total Current Assets and Liabilities	348,117.50
Deduct non-working capital accounts:
Deferred Rent Receivables - Straight Line	(89,372.70)

	258,744.80
Reserves
Free Rent	—
Capital Reserve	—
Tis/LCs	—
Accounts receivable reserve	—

Net Working Capital Surplus / Deficit	258,744.80

Ownership Interest	100%

SCCP Share	258,744.80

Check	—

WORKING CAPITAL CLASSIFICATION	28-Feb-13
CASH	3,172
RESTRICTED CASH	347,657
RENTS RECEIVABLE, NET	—
PREPAID AND OTHER ASSETS	22,203
AP AND ACCRUALS	(114,288)
DEFERRED RENT	—
TENANT RENT DEPOSITS	—

TOTAL	258,745

Current Assets	373,033
Current Liabilities	(114,288)

Aged receivables	Reserve %	Balance	Reserve
0-30 Days	0%	0	—
30-60 Days	0%	0	—
60-90 Days	50%	0	—
90+ Days	100%	0	—

			—

Amberglen

28-Feb-13

Acquisition Date: December 11, 2009

	FINAL
	TB
CASH-OPERATING	1,716,855.02	CASH
CASH-SECURITY DEPOSITS	446,807.92	RESTRICTED CASH
RESERVES-T.I. & LEASING	365,109.18	RESTRICTED CASH
RESERVES-TAXES	40,113.88	RESTRICTED CASH
RESERVES-INSURANCE	68,721.99	RESTRICTED CASH
ACCOUNTS RECEIVABLE	43,132.36	RENTS RECEIVABLE, NET
OTHER A/R-FM LENDER	150,545.56	RENTS RECEIVABLE, NET
OTHER A/R-MISC	(11,701.63)	RENTS RECEIVABLE, NET
DEFERRED RENT-GAAP	—	RENTS RECEIVABLE, NET
PREPAID INSURANCE	28,739.44	PREPAID AND OTHER ASSETS
PREPAID LEASE	6,725.89	PREPAID AND OTHER ASSETS
ACCOUNTS PAYABLE	(30,299.48)	AP AND ACCRUALS
ACCRUED TAXES	(0.05)	AP AND ACCRUALS
ACCRUED EXPENSES-OTHER	(41,637.00)	AP AND ACCRUALS
SECURITY DEPOSITS	(446,807.92)	TENANT RENT DEPOSITS
PREPAID RENT	(196,617.99)	DEFERRED RENT

Total Current Assets and Liabilities	2,139,687.17
Deduct non-working capital accounts:
DEFERRED RENT-GAAP - Straight Line	—

	2,139,687.17

Reserves
Free Rent	(203,268.50)
Capital Reserve	—
Tis/LCs	(23,575.34)
Accounts receivable reserve	(22,011.63)

Net Working Capital Surplus / Deficit	1,890,831.71

Ownership Interest	76%

SCCP Share	1,437,032.10

Check	—

WORKING CAPITAL CLASSIFICATION	28-Feb-13
CASH	1,716,855
RESTRICTED CASH	920,753
RENTS RECEIVABLE, NET	181,976
PREPAID AND OTHER ASSETS	35,465
AP AND ACCRUALS	(71,937)
DEFERRED RENT	(196,618)
TENANT RENT DEPOSITS	(446,808)

TOTAL	2,139,687

Current Assets	2,855,050
Current Liabilities	(715,362)

Aged receivables	Reserve %	Balance	Reserve
0-30 Days	0%	530	—
30-60 Days	0%	5,486	—
60-90 Days	50%	30,377	15,188
90+ Days	100%	6,823	6,823

Total		43,216	22,012

Central Fairwinds

28-Feb-13

Acquisition Date: May 9, 2012

	FINAL
	TB
1110 Cash - Operating	623,835.13	CASH
1115 Cash - R.E. Tax & Insurance Reserve	90,170.96	RESTRICTED CASH
1120 Cash - Security Deposit	170,405.71	RESTRICTED CASH
1866 Interest Escrow	625,042.91	RESTRICTED CASH
1300 Rents Receivable (Net)	13,829.68	RENTS RECEIVABLE, NET
1814 Straight Line Lease	247,716.97	RENTS RECEIVABLE, NET
2260 Sales Tax Payable	1,973.92	RENTS RECEIVABLE, NET
1315 Prepaid Expenses and Other	57,091.21	PREPAID AND OTHER ASSETS
2240 Deferred Charges	—	AP AND ACCRUALS
2200 Accounts Payable	(42,913.19)	AP AND ACCRUALS
2220 Accrued Expenses	(14,719.14)	AP AND ACCRUALS
2276 Prepaid Rent	(43,358.51)	DEFERRED RENT
2230 Security Deposits Payable	(170,405.71)	TENANT RENT DEPOSITS

Total Current Assets and Liabilities	1,558,669.94
Deduct non-working capital accounts:
1814 Straight Line Lease	(247,716.97)

	1,310,952.97

Reserves
Free Rent	(86,668.06)
Capital Reserve	(345,053.82)
Tis/LCs	(60,551.40)
Accounts receivable reserve	—

Net Working Capital Surplus / Deficit	818,679.69

Ownership Interest	90%

SCCP Share	736,811.72

WORKING CAPITAL CLASSIFICATION	12/31/13
CASH	623,835
RESTRICTED CASH	885,620
RENTS RECEIVABLE, NET	15,804
PREPAID AND OTHER ASSETS	57,091
AP AND ACCRUALS	(57,632)
DEFERRED RENT	(43,359)
TENANT RENT DEPOSITS	(170,406)

TOTAL	1,310,953

Current Assets	1,582,350
Current Liabilities	(271,397)

Aged receivables	Reserve %	Balance	Reserve
0-30 Days	0%	22,414	—
30-60 Days	0%	3,687	—
60-90 Days	50%	0	—
90+ Days	100%	(12,271)	—

Total		13,830	—

City Center

28-Feb-13

Acquisition Date: December 14, 2010

	FINAL
	TB
1110 Cash - Operating	652,426	CASH
1125 Petty Cash	500.00	CASH
1140 Cash - CC Checking	305.35	CASH
1141 Cash - CC MM	365,764.98	CASH
1120 Cash - Security Deposit	172,999.07	RESTRICTED CASH
1130 Cash - Restricted	500,456.66	RESTRICTED CASH
1860 R/E Tax Escrow	181,394.22	RESTRICTED CASH
1861 Insurance Escrow	68,420.38	RESTRICTED CASH
1305 Other Receivables	39,883.77	RENTS RECEIVABLE, NET
1317 Lease Inducement Costs	452,546.09	RENTS RECEIVABLE, NET
1730 Straight Line Rent Receivable	2,289,644.69	RENTS RECEIVABLE, NET
2260 Sales Tax Payable	4,047.47	RENTS RECEIVABLE, NET
1810 Utility Deposits	11,541.00	PREPAID AND OTHER ASSETS
2316 Insurance Payable	27,174.32	PREPAID AND OTHER ASSETS
1315 Prepaid Expenses and Other	10,197.14	PREPAID AND OTHER ASSETS
2200 Accounts Payable	(27,960.26)	AP AND ACCRUALS
2201 Accounts Payable - Other	(67,005.67)	AP AND ACCRUALS
2210 Accrued Interest Expense	(104,038.38)	AP AND ACCRUALS
2220 Accrued Expenses	(56,626.78)	AP AND ACCRUALS
1300 Rents Receivable (Net)	43,318.20	DEFERRED RENT
2276 Prepaid Rent	(88,057.30)	DEFERRED RENT
2230 Security Deposits Payable	(684,655.22)	TENANT RENT DEPOSITS

Total Current Assets and Liabilities	3,792,275.95
Deduct non-working capital accounts:
1317 Lease Inducement Costs	(452,546.09)
1730 Straight Line Rent Receivable	(2,289,644.69)

	1,050,085.17
Reserves
Free Rent	(841,568.33)
Capital Reserve	—
Tis/LCs	(1,380,685.00)
Accounts receivable reserve	(5,106.45)

Net Working Capital Surplus /Deficit	(1,177,274.61)

Ownership Interest	95%

SCCP Share	(1,118,410.88)

WORKING CAPITAL CLASSIFICATION	12/31/13
CASH	1,018,997
RESTRICTED CASH	923,270
RENTS RECEIVABLE, NET	43,931
PREPAID AND OTHER ASSETS	48,912
AP AND ACCRUALS	(255,631)
DEFERRED RENT	(44,739)
TENANT RENT DEPOSITS	(684,655)

TOTAL	1,050,085

Current Assets	2,035,111
Current Liabilities	(985,025)

Aged receivables	Reserve %	Balance	Reserve
0-30 Days	0%	18,424	—
30-60 Days	0%	16,070	—
60-90 Days	50%	7,434	3,717
90+ Days	100%	1,389	1,389

Total		43,318	5,106

Washington Group Plaza

28-Feb-13

Acquisition Date: June 7, 2013

	FINAL
	TB
Wells Fargo - Operating Ckg	2,049,323.98	CASH
Wells Fargo - Sec Deposit Ckg	44,613.13	RESTRICTED CASH
Wells Fargo - DACA Checking	5,000.00	RESTRICTED CASH
Real Estate Tax Escrow	541,910.64	RESTRICTED CASH
Insurance Escrow	112,464.80	RESTRICTED CASH
Reserves - Immediate Repairs	772,057.00	RESTRICTED CASH
Reserves - Replacement	64,892.22	RESTRICTED CASH
Reserves - TI/LC Obligations	876,381.00	RESTRICTED CASH
Reserves - TI/LC Rollovers	2,384,492.10	RESTRICTED CASH
Accounts Receivable Account	125,619.01	RENTS RECEIVABLE, NET
Tenant TI Reimb Receivable	10,656.97	RENTS RECEIVABLE, NET
SL Rent Receivable	8,697.00	RENTS RECEIVABLE, NET
Prepaid Insurance	34,521.72	PREPAID AND OTHER ASSETS
Prepaid Expenses	8,856.23	PREPAID AND OTHER ASSETS
Accounts Payable Account	(232,734.62)	AP AND ACCRUALS
Accrued Expenses	(46,000.00)	AP AND ACCRUALS
Accrued Interest	(93,168.60)	AP AND ACCRUALS
Accrued Property Taxes	(462,063.97)	AP AND ACCRUALS
Commissions Payable	(29,504.48)	AP AND ACCRUALS
URS TI’s Payable	(767,935.17)	AP AND ACCRUALS
Prepaid Rent	(815,144.90)	DEFERRED RENT
Tenant Security Deposits	(44,613.13)	TENANT RENT DEPOSITS

Total Current Assets and Liabilities	4,548,320.93
Deduct non-working capital accounts:
SL Rent Receivable	(8,697.00)

	4,539,623.93
Reserves
Free Rent	—
Capital Reserve	(2,020,764.50)
Tis/LCs	(2,384,492.10)
Accounts receivable reserve	(8,334.25)

Net Working Capital Surplus /Deficit	126,033.08

Ownership Interest	100%

SCCP Share	126,033.08

WORKING CAPITAL CLASSIFICATION	12/31/13
CASH	2,049,324
RESTRICTED CASH	4,801,811
RENTS RECEIVABLE, NET	136,276
PREPAID AND OTHER ASSETS	43,378
AP AND ACCRUALS	(1,631,407)
DEFERRED RENT	(815,145)
TENANT RENT DEPOSITS	(44,613)

TOTAL	4,539,624

Current Assets	7,030,789
Current Liabilities	(2,491,165)

Aged receivables	Reserve %	Balance	Reserve
0-30 Days	0%	117,219	—
30-60 Days	0%	66	—
60-90 Days	50%	—	—
90+ Days	100%	8,334	8,334

Total		125,619	8,334

Cherry Creek

28-Feb-13

Acquisition Date: July 27, 2011

	FINAL
	TB
Oper-KeyBank	1,829,226	CASH
Lender Escrow - Taxes	121,099	RESTRICTED CASH
Lender Escrow - Insurances	73,732	RESTRICTED CASH
Lender Escrow - Reserve	11,856	RESTRICTED CASH
Lender Escrow - Repair Reserves	9,375	RESTRICTED CASH
Accounts Receivable Tenants	14,544	RENTS RECEIVABLE, NET
AR - SL Rent Receivable	115,602	RENTS RECEIVABLE, NET
Prepaid Insurance	(5,776)	PREPAID AND OTHER ASSETS
A/P - Expense Accrual	(120,501)	AP AND ACCRUALS
Management Fees Payable	(10,741)	AP AND ACCRUALS
Deferred Rent Liability - Lease Inducements 2M	(25,016)	DEFERRED RENT
Deferred Rent Liability - TI Construction / Costs applied	133,407	DEFERRED RENT
Deferred Rent Liability - Lease Inducements 1M	(13,514)	DEFERRED RENT
Accrued Property Taxes	(185,731)	AP AND ACCRUALS
Security Deposits	(133,986)	TENANT RENT DEPOSITS

Total Current Assets and Liabilities	1,813,576
Deduct non-working capital accounts:
Deferred Rent Liability - Lease Inducements 2M	25,016
Deferred Rent Liability - TI Construction / Costs applied	(133,407)
Deferred Rent Liability -Lease Inducements 1M	13,514

	1,718,700

Reserves
Lease inducement ($2M)	(1,731,738)
Accounts receivable reserve	—

Net Working Capital Surplus / Deficit	(13,038.36)

Ownership Interest	100%

SCCP Share	(13,038.36)

	(0.00)

WORKING CAPITAL CLASSIFICATION	12/31/2013
CASH	1,829,226
RESTRICTED CASH	216,062
RENTS RECEIVABLE, NET	130,146
PREPAID AND OTHER ASSETS	(5,776)
AP AND ACCRUALS	(316,973)
DEFERRED RENT	—
TENANT RENT DEPOSITS	(133,986)

1,718,700

Current Assets	2,169,659
Current Liabilities	(450,959)

Aged receivables	Reserve %	Balance	Reserve
0-30 Days	0%	14,425.65	—
30-60 Days	0%	118.38	—
60-90 Days	50%	—	—
90+ Days	100%	—	—

Total		14,544.03	—

Schedule 1.05

Central Fairwinds Property

[See attached.]

Central Fairwinds

135 W Central Blvd

Orlando, FL 32801

Tenant Rent Roll

Tenant Name	Suite	Lease Type	Lease Status	Tenant Size	% of NRA
Bryant, Miller, & Olive P.A.	700	Office	Contract	7,737	4.6%
Clark & Washington	650	Office	Contract	2,750	1.6%
CoAdvantage Resources 24, Inc.	600	Office	Contract	5,320	3.2%
Cuban-American Cafe	160	Office	Contract	829	0.5%
EDSA, Inc. (410)	410	Office	Contract	3,574	2.1%
Fairwinds Credit Unions (100)	100	Office	Contract	7,438	4.4%
Fairwinds Credit Unions (120)	120	Office	Contract	2,116	1.3%
Fairwinds Credit Unions (1200)	1,200	Office	Contract	14,406	8.5%
Fairwinds Credit Unions (140)	140	Office	Contract	1,103	0.7%
Fairwinds Credit Unions (200)	200	Office	Contract	14,368	8.5%
Governmental Management Service	320	Office	Contract	3,261	1.9%
GSA - ATF	740	Office	Contract	4,656	2.8%
Kissinger Campo & Associates	300	Office	Contract	3,259	1.9%
Mitel Technologies, Inc.	720	Office	Contract	1,989	1.2%
Office - Attorney General (100	1,000	Office	Contract	14,412	8.5%
Pitney Bowes Management	340	Office	Contract	1,000	0.6%
RJ Reynolds Tobacco Company	1,100	Office	Contract	5,805	3.4%
The Association Law Firm	1,150	Office	Contract	8,800	5.2%
Tindale - Oliver	450	Office	Contract	2,779	1.6%

In-place leases at the time of closing				105,602	62.6%

Vacant
Vacant (460)	460	Office	Speculative	2,012	1.2%
Vacant (840)	840	Office	Speculative	4,524	2.7%
Vacant (800)	800	Office	Speculative	9,923	5.9%
Vacant (345)	345	Office	Speculative	1,569	0.9%
Vacant (670)	670	Office	Speculative	6,314	3.7%
Vacant (310)	310	Office	Speculative	2,261	1.3%
Vacant (430)	430	Office	Speculative	4,530	2.7%
Vacant (500)	500	Office	Speculative	14,496	8.6%
Vacant (900)	900	Office	Speculative	14,506	8.6%
Vacant (330)	330	Office	Speculative	3,039	1.8%

Vacant				63,174	31.8%

Total NRA				168,776	94%
In-place and committed occupancy				62.6%

Management Office and additional potentially leasable SF				824

				169,600

Schedule 1.05(b)(vii)

Net Operating Income

[See attached.]

FAIRWINDS TOWER

2014 Budget

	Jan-2014	Feb-2014	Mar-2014	Apr-2014	May-2014	Jun-2014	Jul-2014	Aug-2014	Sep-2014	Oct-2014	Nov-2014	Dec-2014	Total Yr
Net Rentable SF: 169,600
REVENUES	59.61%	62.39%	66.47%	66.47%	66.47%	66.47%	70.33%	71.66%	71.66%	76.12%	76.12%	81.97%	Total
Gross Potential Rent	222,529	231,164	243,710	243,687	243,941	243,941	255,926	260,071	259,780	274,310	275,236	293,983	3,048,279
Bad Debt/Rent Write-Off/Credit Loss[1]	—	—	—	—	—	—	—	—	—	—	—	—	—
Reimbursable Expenses	1,050	1,050	1,350	1,050	1,050	1,050	1,050	1,050	1,050	1,050	1,050	1,050	12,900
Rent Concessions/Allowances	(2,921)	(11,556)	(21,088)	(24,801)	(27,640)	(27,640)	(35,910)	(28,581)	(25,024)	(29,325)	(25,180)	(43,372)	(303,040)
TI Reimbursement[2]	—	—	—	—	—	—	—	—	—	—	—	—	—

Net Rental Revenue	220,658	220,658	223,973	219,936	217,351	217,351	221,066	232,540	235,806	246,035	251,106	251,660	2,758,139

Other Revenue	18,423	18,423	74,698	15,123	15,123	15,123	15,123	15,123	15,123	15,123	15,123	15,123	247,647

TOTAL REVENUES	239,081	239,081	298,671	235,058	232,473	232,473	236,188	247,663	250,929	261,157	266,229	266,783	3,005,785

OPERATING EXPENSES

Payroll and Benefits	27,788	18,525	18,525	18,525	18,525	18,525	27,788	18,525	18,525	18,525	18,525	27,788	250,091
Repairs and Maintenance	33,925	30,898	31,997	33,569	29,525	31,052	34,972	29,748	31,052	34,014	32,608	31,175	384,538
Utilities	26,500	27,500	27,500	29,500	29,500	29,500	29,500	29,500	29,500	27,500	27,500	27,500	341,000
Security	7,300	6,347	6,665	3,885	4,856	3,885	3,885	4,856	3,885	4,856	3,885	3,885	58,192
Administrative	712	812	762	712	1,362	762	712	1,317	762	712	712	1,761	11,098
Marketing/Promotions	—	—	—	—	—	—	—	1,200	—	—	—	—	1,200
Cleaning	10,762	8,632	9,219	9,219	9,219	9,219	11,744	9,614	9,614	9,808	9,765	10,816	117,632
Management Fees	7,172	7,172	8,959	7,051	6,973	6,973	7,085	7,429	7,527	7,834	7,986	8,003	90,163
Real Estate Taxes	30,064	30,064	30,064	30,064	30,064	30,064	30,064	30,064	30,064	30,064	30,064	30,064	360,770
Real Estate Tax - Other	—	500	—	—	—	—	—	—	—	—	—	—	500
Insurance	9,270	9,270	9,270	9,270	9,700	9,700	9,700	9,700	9,700	9,700	9,700	9,700	114,681
Professional Fees	—	—	2,000	—	—	2,000	—	—	2,000	—	—	2,000	8,000
Miscellaneous	—	—	—	—	—	—	—	—	—	—	—	—	—

TOTAL OPERATING EXPENSES	153,492	139,720	144,962	141,796	139,726	141,682	155,450	141,954	142,630	143,015	140,747	152,692	1,737,864

NET OPERATING INCOME	85,588	99,360	153,709	93,263	92,747	90,792	80,739	105,709	108,299	118,143	125,482	114,091	1,267,921

Note 1: Bad debt expense is evaluated on a case by case basis.

Note 2: Recognize when cash is received from tenant.

SCHEDULE 3.03

SUMMARY OF REQUIRED CONSENTS

1.	Consent of Central Fairwinds 135, LLC, a Florida limited liability company (same being a limited partner of Central Fairwinds Limited Partnership), to the transfer by Second City Capital Partners II, Limited Partnership to Operating Partnership, said consent having been obtained pursuant to consent to Assignment and Waiver of Rights dated October 10, 2013, as amended by a letter agreement dated March 3, 2014.

2.	Consent of CC Tower Feldman Partners, LLC, a Florida limited liability company (a limited partner in City Center STF, LP, a Florida limited partnership), to the transfer by Second City Capital Partners II, Limited Partnership to Operating Partnership, which consent has been obtained pursuant to consent to Assignment and Waiver of Rights dated September 18, 2013, as amended by letter agreement dated February 3, 2014.

3.	Consent of Midland Loan Servicing as servicing agent for U.S. Bank National Association, as Trustee, for the Benefit of Holders of Comm 2013-LC13 Mortgage Trust Commercial Mortgage Pass-Through Certificates, as the holder of the first position mortgage loan on the real property owned by SCCP Boise Limited Partnership, a Delaware limited partnership, which consent has been obtained pursuant to documents ready to be dispersed from escrow upon the consummation of the contribution agreement.

4.	Consent of SCCP Boise GP, Inc., a Delaware corporation, as general partnership of SCCP Boise limited partnership to the admission of Operating Partnership of a Substitute of Limited Partnership, which consent has been obtained.

5.	Consent of SCCP Boise Outlot GP, Inc., a Delaware corporation, to the admission of Operating Partnership as a substitute limited partner which consent has been obtained.

6.	Consent of Central Fairwinds GP Corporation, a Florida Corporation to the admission of OP as a substitute limited partner which consent has been obtained.

7.	Consent of CORE Cherry GP Corp., a Delaware corporation, to the admission of Operating Partnership as a substitute limited partner which consent has been obtained.

8.	Consent of SCCP Central Valley GP Corp., a Delaware corporation, to the admission of Operating Partnership as a substitute limited partner which consent has been obtained.

9.	Consent of City Center STF GP Corp., a Florida corporation, to the admission of Operating Partnership as a substitute limited partner which consent has been obtained.

SCHEDULE 4.04(a)(i)

OWNED REAL PROPERTY

Property Owner	Property Address	Unpermitted Liens

Core Cherry Limited Partnership	4300 Cherry Creek Drive South; 700 South Ash Street; and 710 South Ash Street, Denver, CO	None

Central Fairwinds Limited Partnership	135 W Central Blvd, Orlando, FL	None

City Centre STF, LP	100 Second Avenue South, St. Petersburg, FL	None

SCCP Boise Limited Partnership	400 Broadway Avenue; 701 Morrison Drive; 720 Park Blvd.; and 800 Park Blvd., Boise, ID	None

SCCP Boise Limited Partnership	Boise Outlot – Vacant Land	None

SCCP Central Valley Limited Partnership	3501 Corporate Parkway, Allentown, PA	None

SCHEDULE 4.04(a)(ii)

RIGHTS TO ACQUIRE PROPERTY

Property Owner	Property Address	Rights to Acquire Property

Amberglen Properties Limited Partnership	1050, 1195, 1400, and 1600 NW Compton Drive, 2345 Amberbrook Drive, and 2430 NW 206th Avenue, Hillsboro, Oregon 97124	Planar Systems, Inc. pursuant to Addendum to Lease Agreement - Section 35 of the Lease Agreement dated August 23,2001, as amended, by and between Planar Systems, Inc. as Tenant and Amberglen Properties Limited Partnership (successor in interest to original landlord), as Landlord for property located at 1195 Northwest Compton Drive Tenant has a Right of First Opportunity to Purchase as to the occupied property only

SCHEDULE 4.04(c)

Schedule of Title Insurance Policies

Insured Property Owner	Property Address	Leasehold or Fee Interest	Title Policy Information

Core Cherry Limited Partnership	4300 Cherry Creek Drive South; 700 South Ash Street; and 710 South Ash Street, Denver, CO	Fee	Owner’s Title Insurance Policy issued by First American Title Insurance Company Policy Number: NCS-612429-CAST Date of Policy: January 6, 2014 Policy Amount: $59,500,000.00

Central Fairwinds Limited Partnership	135 W Central Blvd, Orlando, FL	Fee	Owner’s Title Insurance Policy issued by Chicago Title Insurance Company Policy Number: FL6750-46-3434043-2012.7230609-86196818 Date of Policy: May 11, 2012 Policy Amount: $14,200,000.00

City Centre STF Limited Partnership	100 Second Avenue South, St. Petersburg, FL	Fee	Owner’s Title Insurance Policy issued by Chicago Title Insurance Company Policy Number: 7210609-82858435 Date of Policy: December 16, 2010 Policy Amount: $16,500,000.00

SCCP Boise Limited Partnership	400 Broadway Avenue; 701 Morrison Drive; 720 Park Blvd.; and 800 Park Blvd., Boise, ID	Fee	Owner’s Title Insurance Policy issued by First American Title Insurance Company Policy Number: NCS-565917-MPLS Date of Policy: June 10, 2013 Policy Amount: $39,500,000.00

SCCP Boise Limited Partnership	Boise Outlot – Vacant Land	Fee	Owner’s Title Insurance Policy issued by First American Title Insurance Company Policy Number: NCS-565917-1 MPLS Date of Policy: June 10, 2013 Policy Amount: $250,000.00

SCCP Central Valley Limited Partnership	3501 Corporate Parkway, Allentown, PA	Fee	Owner’s Title Insurance Policy issued by Old Republic National Title Insurance Company Policy Number: A31409-SV-00016040 Date of Policy: May 20, 2013 Policy Amount: $28,400,000.00

SCHEDULE 4.04(d)

MATERIAL AGREEMENTS

Property Owner	Property Address	Defaults Under Material Agreements

Core Cherry Limited Partnership	4300 Cherry Creek Drive South; 700 South Ash Street; and 710 South Ash Street, Denver, CO	None

Central Fairwinds Limited Partnership	135 W Central Blvd, Orlando, FL	None

City Centre STF, LP	100 Second Avenue South, St. Petersburg, FL	None

SCCP Boise Limited Partnership	400 Broadway Avenue; 701 Morrison Drive; 720 Park Blvd.; and 800 Park Blvd., Boise, ID	None

SCCP Boise Limited Partnership	Boise Outlot – Vacant Land	None

SCCP Central Valley Limited Partnership	3501 Corporate Parkway, Allentown, PA	None

Schedule 4.04(e)

Leases

[See attached.]

69

Central Fairwinds

135 W Central Blvd

Orlando, FL 32801

Tenant Rent Roll

Tenant Name	Suite	Lease Type	Lease Status	Tenant Size	% of NRA
Bryant, Miller, & Olive P.A.	700	Office	Contract	7,737	4.6%
Clark & Washington	650	Office	Contract	2,750	1.6%
CoAdvantage Resources 24, Inc.	600	Office	Contract	5,320	3.2%
Cuban-American Cafe	160	Office	Contract	829	0.5%
EDSA, Inc. (410)	410	Office	Contract	3,574	2.1%
Fairwinds Credit Unions (100)	100	Office	Contract	7,438	4.4%
Fairwinds Credit Unions (120)	120	Office	Contract	2,116	1.3%
Fairwinds Credit Unions (1200)	1,200	Office	Contract	14,406	8.5%
Fairwinds Credit Unions (140)	140	Office	Contract	1,103	0.7%
Fairwinds Credit Unions (200)	200	Office	Contract	14,368	8.5%
Governmental Management Servic	320	Office	Contract	3,261	1.9%
GSA-ATF	740	Office	Contract	4,656	2.8%
Kissinger Campo & Associates	300	Office	Contract	3,259	1.9%
Mitel Technologies, Inc.	720	Office	Contract	1,989	1.2%
Office - Attorney General (100	1,000	Office	Contract	14,412	8.5%
Pitney Bowes Management	340	Office	Contract	1,000	0.6%
RJ Reynolds Tobacco Company	1,100	Office	Contract	5,805	3.4%
The Association Law Firm	1,150	Office	Contract	8,800	5.2%
Tindale-Oliver	450	Office	Contract	2,779	1.6%

In-place leases at the time of closing				105,602	62.6%

Vacant
Vacant (460)	460	Office	Speculative	2,012	1.2%
Vacant (840)	840	Office	Speculative	4,524	2.7%
Vacant (800)	800	Office	Speculative	9,923	5.9%
Vacant (345)	345	Office	Speculative	1,569	0.9%
Vacant (670)	670	Office	Speculative	6,314	3.7%
Vacant (310)	310	Office	Speculative	2,261	1.3%
Vacant (430)	430	Office	Speculative	4,530	2.7%
Vacant (500)	500	Office	Speculative	14,496	8.6%
Vacant (900)	900	Office	Speculative	14,506	8.6%
Vacant (330)	330	Office	Speculative	3,039	1.8%

Vacant				63,174	37.4%

Total NRA				168,776	100%
In-place and committed occupancy				62.6%

Management Office and additional potentially leasable SF				824

				169,600

RENT ROLL

3501 Corporate Parkway

a)	Lease dated October 12, 1999, as amended, between SCCP Central Valley, Limited Partnership (successor in interest to Rosewood Real Estate Enterprises, L.P., a DE limited partnership), as landlord, and Dun & Bradstreet, Inc., a Delaware corporation, as tenant.

Entire building occupancy
Lease Commencement Date:	November 22, 2006
Rent Commencement Date:	November 22, 2006
Expiration Date:	November 30, 2016
Current Basic Monthly Rental:	$262,273.00 (through November 30, 2014)

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TENANT	BLDG	UNIT	TENANT NAME								RENT INCREASES		MONTHLY REIMB	SECURITY DEPOSIT
	SQUARE FEET	LEASE DATE	% GLA	COMMENCEMT DATE	EXPIRATION DATE	MONTHLY BASE RENT	ANNUALIZED BASE RENT	RENT PER SQ FT		RENEWAL OPTIONS
								MONTHLY	YEARLY		DATE	AMOUNT

URS1100	1	000001	URS E&C HOLDINGS, INC.							N			772.62	OPERATING
	125,568	01/05/2005	22.52%	09/12/2003	12/31/2015	172,656.00	2,071,872.00	1.38	16.50				772.62	2,000.00

BLDG 1
* TOTAL	125,568					172,656.00	2,071,872.00	1.38	16.50				772.62	2,000.00

HMSBSI	2	000100	HMS BUSINESS SYSTEMS, INC							N			173.59	OPERATING
	6,510	06/01/2013	1.16	06/01/2013	06/30/2014	9,222.50	110,670.00	1.42	17.00				173.59	.00

URS2101	2	000101	URS E&C HOLDINGS, INC.							N			37.66	OPERATING
	6,130	07/09/2004	1.09	07/09/2004	12/31/2015	8,428.75	101,145.00	1.38	16.50				37.66	.00

MEXICAN	2	000102	CONSULATE OF MEXICO IN BOISE							N			103.92	OPERATING
	6,395	04/21/2008	1.14	04/17/2004	04/16/2014	9,592.50	115,110.00	1.50	18.00				103.92	9,592.50

~000001	2	000103	VACANT UNIT 103							N
	6,075	01/01/2013	1.08	01/01/2013	M-T-M	.00	.00	.00	.00				.00	.00

~000011	2	000104	VACANT UNIT 104							N
	2,200	06/01/2013	0.39	06/01/2013	M-T-M	.00	.00	.00	.00				.00	.00

URS2200	2	000200	URS E&C HOLDINGS, INC.							N			172.19	OPERATING
	28,022	01/05/2005	5.02	09/12/2003	12/31/2015	38,530.25	462,363.00	1.38	16.50				172.19	.00

IGI2	2	000300	IGI RESOURCES, INC							N			46.77	OPERATING
	10,022	05/21/2013	1.79	07/01/2013	02/28/2017	14,197.48	170,369.76	1.42	17.00				46.77	.00

~000012	2	000303	VACANT UNIT 303							N
	5,095	07/01/2013	0.91	07/01/2013	M-T-M	.00	.00	.00	.00				.00	.00

~000002	2	000305	VACANT UNIT 305							N
	2,301	01/01/2013	0.41	01/01/2013	M-T-M	.00	.00	.00	.00				.00	.00

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TENANT	BLDG	UNIT	TENANT NAME								RENT INCREASES		MONTHLY REIMB	SECURITY DEPOSIT
	SQUARE FEET	LEASE DATE	% GLA	COMMENCEMT DATE	EXPIRATION DATE	MONTHLY BASE RENT	ANNUALIZED BASE RENT	RENT PER SQ FT		RENEWAL OPTIONS
								MONTHLY	YEARLY		DATE	AMOUNT

URS2310	2	000310	URS E&C HOLDINGS, INC.							N			17.46	OPERATING
	2,871	07/09/2004	0.51	07/09/2004	12/31/2015	3,947.63	47,371.56	1.38	16.50				17.46	.00

URS2320	2	000320	URS E&C HOLDINGS, INC.							N			60.25	OPERATING
	9,732	07/09/2004	1.74	07/09/2004	12/31/2015	13,381.50	160,578.00	1.38	16.50				60.25	.00

TSYSTEM	2	000400	TOTAL SYSTEM SERVICES, INC							Y	06/01/2015	30,549.00	3,594.67	OPERATING
	20,366	01/22/2013	3.65	06/01/2008	05/31/2018	29,700.42	356,405.04	1.46	17.50				3,594.67	.00

COOPER	2	000410	COOPER NORMAN CPAS PLLC							Y			111.15	OPERATING
	6,800	08/31/2008	1.21	12/01/2008	01/11/2016	10,766.67	129,200.04	1.58	19.00				111.15	.00

~000003	2	000415	VACANT UNIT 415							N
	2,343	01/01/2013	0.42	01/01/2013	M-T-M	.00	.00	.00	.00				.00	.00

BLDG 2
* TOTAL	114,862					137,767.70	1,653,212.40	1.20	14.39				4,317.66	9,592.50

SPECTAG	3	000102	SPECTAGUARD ACQUISITIONS LLC							N	08/01/2014	2,124.79
	1,645	06/30/2012	0.29	08/01/2012	09/30/2017	2,056.25	24,675.00	1.25	15.00				.00	2,467.50

TOK MGR	3	000104	TOK PROPERTY MANAGEMENT OFFICE							N
		01/01/2001	0.00	01/01/2001	M-T-M	.00	.00	.00	.00				.00	.00

NNU	3	000105	NORTHWEST NAZARENE UNIVERSITY							N	10/01/2016	7,522.09
	5,158	04/06/2011	0.92	09/15/2011	09/30/2021	7,092.25	85,107.00	1.38	16.50				.00	.00

~000015	3	000107	VACANT 3-107							N
	2,878	02/01/2014	0.51	02/01/2014	M-T-M	.00	.00	.00	.00				.00	.00

~000004	3	000108	VACANT UNIT 108							N
	10,045	01/01/2013	1.80	01/01/2013	M-T-M	.00	.00	.00	.00				.00	.00

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TENANT	BLDG	UNIT	TENANT NAME								RENT INCREASES		MONTHLY REIMB		SECURITY DEPOSIT
	SQUARE FEET	LEASE DATE	% GLA	COMMENCEMT DATE	EXPIRATION DATE	MONTHLY BASE RENT	ANNUALIZED BASE RENT	RENT PER SQ FT		RENEWAL OPTIONS
								MONTHLY	YEARLY		DATE	AMOUNT

TAX3110	3	000110	IDAHO STATE TAX COMMISSION							N			51.81	-	ANNUAL PR
	1,405	08/01/2000	0.25	07/01/2000	06/30/2017	1,726.98	20,723.76	1.23	14.75				51.81	-	.00

AUDITOR	3	000114	AUDITORIUM							N
		01/01/2013	0.00	01/01/2013	M-T-M	.00	.00	.00	.00				.00		.00

~000005	3	000115	VACANT UNIT 115							N
	5,935	01/01/2013	1.06	01/01/2013	M-T-M	.00	.00	.00	.00				.00		.00

QUALIS	3	000120	QUALIS HEALTH							Y			12.32		OPERATING
	1,998	11/25/2008	0.35	05/01/1998	09/30/2014	3,080.25	36,963.00	1.54	18.50				12.32		6,736.04

GALLAG1	3	000125	GALLAGHER BASSETT SERVICES, IN							Y			53.51		OPERATING
	3,293	05/01/2013	0.59	06/01/2008	04/30/2018	4,802.29	57,627.48	1.46	17.50				53.51		.00

BMHC	3	000200	BUILDING MATERIALS HOLDING COR							Y			131.52		OPERATING
	27,413	11/29/2012	4.91	10/01/2009	02/29/2016	39,977.29	479,727.48	1.46	17.50				131.52		.00

TRUSTEE	3	000220	US TRUSTEES							Y	11/28/2014	8,071.00
	4,612	11/25/2009	0.82	07/28/2004	11/29/2019	7,494.50	89,934.00	1.63	19.50		11/29/2019	8,455.33	.00		.00

DCAA	3	000230	GSA – DCAA							N	09/28/2014	3,849.00	1,858.21		TI RENT/R
	2,566	12/14/2012	0.46	01/01/2007	09/27/2018	3,688.63	44,263.56	1.44	17.25				1,858.21		.00

PLUSONE	3	000240	PlusOne SOLUTIONS, INC							Y
	4,068	05/23/2011	0.72	07/01/2011	06/30/2015	5,593.50	67,122.00	1.38	16.50				.00		5,000.00

~000013	3	000245	VACANT UNIT 245							N
	2,409	05/01/2013	0.43	05/01/2013	M-T-M	.00	.00	.00	.00				.00		.00

NANA’MA	3	000250	NANA’MA’I LLC							N
	3,099	01/08/2014	0.55	07/15/2013	07/13/2014	2,000.00	24,000.00	.65	7.74				.00		3,000.00

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TENANT	BLDG	UNIT	TENANT NAME								RENT INCREASES		MONTHLY REIMB		SECURITY DEPOSIT
	SQUARE FEET	LEASE DATE	% GLA	COMMENCEMT DATE	EXPIRATION DATE	MONTHLY BASE RENT	ANNUALIZED BASE RENT	RENT PER SQ FT		RENEWAL OPTIONS
								MONTHLY	YEARLY		DATE	AMOUNT

ARMYCOR	3	000255	ARMY CORPS OF ENGINEERS							N
	1,591	07/27/2010	0.28	07/30/2010	07/29/2015	2,154.48	25,853.76	1.35	16.25				.00		.00

SSA 260	3	000260	GSA – SOCIAL SECURITY ADMIN							N			961.41		CPI ESCAL
	1,803	06/14/2012	0.32	07/01/2012	09/21/2025	1,660.10	19,921.20	.92	11.05				961.41		.00

~000014	3	000265	VACANT SUITE 265							N
	1,580	10/19/2013	0.28	10/19/2013	M-T-M	.00	.00	.00	.00				.00		.00

SSA 275	3	000275	GSA SOCIAL SECURITY ADMINSTRAT							N			1,840.13		TI RENT/R
													2,417.11		CPI ESCAL
	4,533	07/01/2012	0.81	09/23/2010	09/21/2025	4,363.02	52,356.24	.96	11.55				4,257.24		.00

URS3B01	3	B01	URS E&C HOLDINGS, INC.							N			112.28		OPERATING
	18,260	01/05/2005	3.27	07/09/2004	12/31/2015	25,107.50	301,290.00	1.38	16.50				112.28		.00

BLDG 3
* TOTAL	104,291					110,797.04	1,329,564.48	1.06	12.75				7,334.68		17,203.54

TAX410 0	4	000100	IDAHO STATE TAX COMMISSION							N			4,062.87	-	ANNUAL PR
	90,286	11/01/1992	16.19	11/01/1992	06/30/2017	135,429.00	1,625,148.00	1.50	18.00				4,062.87	-	.00

USDA	4	000150	USDA							N	06/29/2014	17,325.00	6,114.65		CPI ESCAL
											06/29/2015	17,325.00
											06/29/2016	17,325.00
											06/29/2017	17,325.00
											06/29/2018	17,325.00
											06/29/2019	17,325.00
	11,488	06/28/2011	2.06	06/26/1990	06/28/2020	11,285.17	135,422.04	.98	11.79				6,114.65		.00

FINANC	4	000200	DEPARTMENT OF FINANCE							N			797.24	-	ANNUAL PR
	18,814	06/06/2011	3.37	08/01/2005	07/31/2016	26,574.78	318,897.36	1.41	16.95				797.24	-	.00

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TENANT	BLDG	UNIT	TENANT NAME										MONTHLY REIMB		SECURITY DEPOSIT
	SQUARE FEET	LEASE DATE	% GLA	COMMENCEMT DATE	EXPIRATION DATE	MONTHLY BASE RENT	ANNUALIZED BASE RENT	RENT PER SQ FT		RENEWAL OPTIONS	RENT INCREASES
								MONTHLY	YEARLY		DATE	AMOUNT

HUD	4	000220	HUD							N			1,644.99		TI REIMB
													3,149.98		CPI ESCAL
	5,393	08/16/2011	0.96	12/17/1990	08/31/2015	5,586.69	67,040.28	1.04	12.43				4,794.97		.00

USATTY1	4	000600	US ATTORNEYS							N	05/21/2014	58,110.50	1,667.60		CPI ESCAL
	33,206	06/12/2009	5.95	05/21/2004	05/20/2019	52,576.17	630,914.04	1.58	19.00				1,667.60		.00

USATTY2	4	000700	US ATTORNEYS							N	05/21/2014	8,407.00	244.45		CPI ESCAL
	4,804	06/12/2009	0.86	11/01/2003	05/20/2019	7,606.33	91,275.96	1.58	19.00				244.45		.00

CRDL	4	000706	CRADLEPOINT							N
	8,718	03/01/2014	1.56	03/01/2014	02/28/2015	12,000.00	144,000.00	1.38	16.52				.00		12,000.00

~000009	4	000710	VACANT UNIT 710							N
	581	01/01/2013	0.10	01/01/2013	M-T-M	.00	.00	.00	.00				.00		.00

FAST	4	000720	FAST ENTERPRISES, LLC							N
	5,761	08/22/2011	1.03	06/01/2000	07/31/2017	8,401.46	100,817.52	1.46	17.50				.00		3,602.09

R HALF	4	000770	ROBERT HALF INT’L INC							Y
	2,469	09/24/2010	0.44	04/23/2001	04/30/2016	3,446.31	41,355.72	1.40	16.75				.00		.00

~000010	4	000775	VACANT UNIT 775							N
	1,471	01/01/2013	0.26	01/01/2013	M-T-M	.00	.00	.00	.00				.00		.00

COSHO	4	000790	COSHO HUMPHREY LLC							N
	9,362	10/27/2010	1.67	02/01/2005	01/31/2016	12,872.75	154,473.00	1.38	16.50				.00		12,215.00

TAX400A	4	00A	IDAHO STATE TAX COMMISSION							N			599.80	-	ANNUAL PR
	13,329	07/01/1998	2.39	07/01/1998	06/30/2017	19,993.50	239,922.00	1.50	18.00				599.80	-	.00

TAX4B01	4	B01	IDAHO STATE TAX COMMISSION							N			170.95	-	ANNUAL PR
	6,361	11/01/1992	1.14	11/01/1992	06/30/2017	5,698.40	68,380.80	.90	10.75				170.95	-	.00

Washington Group Plaza COMMERCIAL RENT ROLL THURSDAY, MARCH 27, 2014 2:54 PM AS OF 03/27/2014 USING MOVE IN/OUT	PAGE 6 PM696 / 7.30

TENANT	BLDG	UNIT	TENANT NAME										MONTHLY REIMB	SECURITY DEPOSIT
	SQUARE FEET	LEASE DATE	% GLA	COMMENCEMT DATE	EXPIRATION DATE	MONTHLY BASE RENT	ANNUALIZED BASE RENT	RENT PER SQ FT		RENEWAL OPTIONS	RENT INCREASES
								MONTHLY	YEARLY		DATE	AMOUNT

HUDSTOR	4	B02	HUD STORAGE							N
	300	08/16/2011	0.05	12/17/1990	08/31/2015	.00	.00	.00	.00				.00	.00

AT&T	4	ROOF1	AT&T							N	02/01/2018	3,300.00	2,800.00	ROOF RENT
		01/31/2013	0.00	02/01/2003	01/31/2018	.00	.00	.00	.00				2,800.00	.00

CRICKET	4	ROOF2	CRICKET COMMUNICATIONS, INC							Y			2,300.00	ROOF RENT
		07/07/2011	0.00	09/01/2001	08/31/2016	.00	.00	.00	.00				2,300.00	.00

UBIQUIT	4	ROOF3	UBIQUITEL LEASING COMPANY							Y			2,070.00	ROOF RENT
		05/25/2011	0.00	10/01/2002	01/16/2017	.00	.00	.00	.00				2,070.00	.00

VOICE	4	ROOF4	T-MOBILE							N			1,983.75	ROOF RENT
		05/03/2002	0.00	10/01/2002	09/30/2017	.00	.00	.00	.00				1,983.75	.00

COSTSTO	4	STORAG COSHO HUMPHREY LLC								N			297.34	STORAGE R
	446	01/01/2011	0.08	01/01/2011	01/31/2016	.00	.00	.00	.00				297.34	.00

BLDG 4

* TOTAL	212,789					301,470.56	3,617,646.72	1.42	17.00				16,641.90	27,817.09

* TOTAL	557,510					722,691.30	8,672,295.60	1.30	15.56				29,066.86	56,613.13

Washington Group Plaza COMMERCIAL RENT ROLL THURSDAY, MARCH 27, 2014 2:54 PM AS OF 03/27/2014 USING MOVE IN/OUT	PAGE 7 PM696 / 7.30

** PROJECT SUMMARY **

Project: WGP	Washington Group Plaza

June 2013 leaseable 556,105 sf.    July 2013 change to 557,099

Total Square Footage:	557,510.0000
Total Occupied Units:	44
Total Occupied Square Feet:	514,597
Percent of Project Occupied:	92.30%
Total Rent Potential:	722,691.30/Month	8,672,295.60/Year
Avg. Rent/Square Foot:	1.40/Month	16.85/Year

Total Vacant Units:	12
Total Vacant Square Feet:	42,913
Percent of Project Vacant:	7.70%

Total Units:	56
Total Square Feet:	557,510
Total Percentage:	100.00%

4/1/2014	DPC Companies	9:41:59AM
User: HEATHER		Page 1 of 2

Rent Roll Report

Property: CORE Cherry Creek Campus

Unit Reference Number	Occupant Name	Monthly Rent	Square Feet	Rent Per Square Feet	Lease Starting Date	Lease Exp Date	Deposits Held
420-A100	State of CO DoPH&E	448,725.59	312,338	17.24/yr	5/01/2013	4/30/2026	0.00
				1.44/mth
420-B100	State of CO DoPH&E(see Bldg A)	0.00	0	0.00/yr	5/01/2013	4/30/2026	0.00
				0.00/mth
420-C100	State of CO DoPH&E(see Bldg A)	0.00	0	0.00/yr	5/01/2013	4/30/2026	0.00
				0.00/mth
420-C150	State of CO DoPH&E(see Bldg A)	0.00	0	0.00/yr	5/01/2013	4/30/2026	0.00
				0.00/mth
420-C170	Physio Pro, PC	8,117.71	6,661	14.62/yr	6/01/2008	12/31/2014	11,717.81
				1.22/mth
420-C200	Lenderlive Network, Inc.	29,656.13	36,688	9.70/yr	7/01/2010	6/30/2017	122,267.94
				0.81/mth
420-C220	State of CO DoPH&E(see Bldg A)	0.00	0	0.00/yr	5/01/2013	4/30/2026	0.00
				0.00/mth
420-C230	State of CO DoPH&E(see Bldg A)	0.00	0	0.00/yr	5/01/2013	4/30/2026	0.00
				0.00/mth
420-C250	State of CO DoPH&E(see Bldg A)	0.00	0	0.00/yr	5/01/2013	4/30/2026	0.00
				0.00/mth

PROPERTY TOTALS:

Total Occupied Rents	486,499.43

Total Vacant Rents	0.00

Total Gross Rents	486,499.43

Total Square Footage	355,687

Average Rent/Sq. Ft. /Yr.	16.41

Average Rent/Sq. Ft. /Mth	1.37

Total Security Deposits	133,985.75

Percentage of Occupied Units

Total Occupied Units	9

Total Vacant Units	0

Total Units	9

Percentage Occupied	100%

Percentage of Occupied Sq. Feet

Total Occupied Sq. Feet	355,687

Total Vacant Sq. Feet	0

Total Square Footage	355,687

Percentage Occupied	100%

4/1/2014 User: HEATHER	DPC Companies	9:41:59AM Page 2 of 2

Rent Roll Report

Property: CORE Cherry Creek Campus

Unit Reference Number	Occupant Name	Monthly Rent	Square Feet	Rent Per Square Feet	Lease Starting Date	Lease Exp Date	Deposits Held

GRAND TOTALS:

Total Occupied Rents	486,499.43

Total Vacant Rents	0.00

Total Gross Rents	486,499.43

Total Square Footage	355,687

Average Rent/Sq. Ft. /Yr.	16.41

Average Rent/Sq. Ft. /Mth	1.37

Total Security Deposits	133,985.75

Percentage of Occupied Units

Total Occupied Units	9

Total Vacant Units	0

Total Units	9

Percentage Occupied	100%

Percentage of Occupied Sq. Feet

Total Occupied Sq. Feet	355,687

Total Vacant Sq. Feet	0

Total Square Footage	355,687

Percentage Occupied	100%

Rent Roll city - CITY CENTER STF LP As of Date: 04/01/2014 Select By: Lease From Date	Page 1 4/2/2014 03:53 PM

Unit	Unit Type	Code	Name	Sqft	Potential Rent	Actual Rent	Rent/Sqft	Deposit	Lease From	Lease To

ANTENNA		sirius	Sirius XM Radio, Inc.	0.0	1,900.15	1,900.15	0.00	0.00	01/01/06	12/31/15
ANTENNA		verizon	Verizon Wireless Personal	0.0	3,364.05	3,364.05	0.00	0.00	07/01/08	06/30/28
ANTENNA		tw	TW Telecom of Florida, L.	0.0	200.00	200.00	0.00	0.00	06/01/12	05/31/17
N0101		northno	The Northern Trust Compa	8,106.0	18,272.26	18,272.26	27.05	1,000.00	07/26/93	10/31/18
N0102			VACANT	640.0	0.00
N0103		nature	Nature’s Table	2,022.0	953.33	953.33	5.66	1,300.00	04/09/13	04/30/23
N0104		info	Infoquest Publishing, Inc.	794.0	1,404.06	1,404.06	21.22	1,323.67	09/01/11	08/31/16
N0200			VACANT	7,191.0	0.00
N0201			VACANT	1,499.0	0.00
N0202		confroom	Conference Room	1,385.0	0.00	0.00	0.00	0.00	05/01/08
N0203		4points	4Points Dental Design, Inc.	1,731.0	3,174.94	3,174.94	22.01	5,333.33	08/01/11	07/31/18
N0204			VACANT	1,716.0	4,076.14
N0300			VACANT	3,061.0	0.00
N0301			VACANT	3,416.0	0.00
N0302			VACANT	2,445.0	0.00
N0303		mgmtoffc	Management Office	2,579.0	0.00	0.00	0.00	0.00	01/01/08
N0304			VACANT	936.0	0.00
N0305			VACANT	1,101.0	0.00
N0400		wellsf	Wells Fargo Advisors, LLC	8,000.0	6,916.66	6,916.66	10.37	0.00	12/14/12	01/31/21
N0401		maxey	Maxey Law Offices, PLLC	3,900.0	6,500.00	6,500.00	20.00	0.00	08/02/13	03/31/19
N0402		obrian	O’Brian International, Inc.	1,940.0	1,876.00	1,876.00	11.60	3,459.67	09/23/13	02/28/19
S0100		deacstg	Deacon & Moulds, P.A.	1,225.0	0.00	0.00	0.00	0.00	11/01/09	03/31/19
S0101		perconti	Perconti Data Services, Inc	2,386.0	4,076.08	4,076.08	20.50	0.00	02/17/12	02/28/22
S0103		fitness1	Fitness Center	1,300.0	0.00	0.00	0.00	0.00	12/01/10
S0104		reisdor	Riesdorph Reporting Grou	1,401.0	2,477.44	2,477.44	21.22	1,704.56	10/21/11	10/30/17
S0105		northso	The Northern Trust Compa	1,510.0	3,403.79	3,403.79	27.05	0.00	04/26/93	10/31/18
S0200		powerch	Powerchord, Inc.	10,354.0	18,765.00	18,765.00	21.75	11,792.00	09/16/11	09/30/16
S0201			VACANT	1,429.0	0.00
S0202		mclain	McLain Foods, Inc.	4,069.0	3,650.94	3,650.94	10.77	7,211.31	07/01/12	06/30/18
S0300		reingru	Reingruber & Company P.	6,123.0	5,546.42	5,546.42	10.87	10,460.13	10/01/11	09/30/18
S0301		crs	CRS Building Corporation	2,375.0	2,756.00	2,756.00	13.93	3,972.50	10/01/11	09/30/18
S0302		aqua	Aqua Marketing & Commu	1,485.0	2,691.56	2,691.56	21.75	2,536.88	02/01/12	10/31/15
S0303		humanr	Human Resources, Inc.	3,528.0	6,861.96	6,861.96	23.34	0.00	05/01/11	02/28/17
S0304		whit	The Whittemore Law Grou	3,466.0	3,474.67	3,474.67	12.03	6,354.33	05/01/12	04/30/17
S0400		kobie4	Kobie Marketing, Inc.	9,764.0	0.00	0.00	0.00	500,000.00	10/25/13	03/31/24
S0401			VACANT	8,158.0	0.00
S0500		statefar	State Farm Mutual Automo	9,415.0	18,822.16	18,822.16	23.99	0.00	05/01/96	09/30/16
S0501			VACANT	4,553.0	0.00
S0502		bonezzi	Bonezzi Switzer Murphy P	1,651.0	2,919.52	2,919.52	21.22	2,944.28	02/03/12	02/28/17
S0503		barbara	Barbara Clark & Company	951.0	1,682.48	1,682.48	21.23	1,635.00	10/01/12	09/30/17
S0600		gregory	Gregory, Sharer & Stuart,	16,192.0	34,408.00	34,408.00	25.50	0.00	11/01/89	06/30/19
S0701		fisher	Fisher & Sauls, P.A.	8,981.0	20,178.62	20,178.62	26.96	0.00	07/01/04	11/30/14
S0704		insco	Insco Insurance Services, I	3,050.0	6,110.17	6,110.17	24.04	6,603.67	01/01/11	11/30/17
S0704A		inscoexp	Insco Insurance Services, I	552.0	1,073.64	1,073.64	23.34	0.00	07/01/12	11/30/17
S0705		ferber	The Ferber Company	936.0	1,647.36	1,647.36	21.12	1,599.00	08/01/12	07/31/15
S0706		cre	CREModels, LLC	842.0	632.92	632.92	9.02	3,003.13	10/25/13	10/31/18
S0707		advsys2	Advanced System Design	2,532.0	2,110.00	2,110.00	10.00	1,835.00	10/25/13	04/30/19
S0708			VACANT	395.0	0.00
S0800		rbc800	RBC Capital Markets Corp.	16,312.0	15,401.25	15,401.25	11.33	0.00	07/08/05	07/31/18
S0901		westcare	WESTCARE Foundation, I	4,760.0	9,583.47	9,583.47	24.16	9,123.34	12/13/11	12/31/18
S0902		deacon	Deacon & Moulds, P.A.	5,312.0	10,960.43	10,960.43	24.76	7,746.67	11/01/99	03/31/19
S0903		public	Public Resources Advisory	1,310.0	2,432.23	2,432.23	22.28	0.00	07/01/11	06/30/16
S0904		amer	Ameriprise Holdings, Inc.	5,368.0	3,086.60	3,086.60	6.90	0.00	10/01/12	09/30/19
S1000		kobie	Kobie Marketing, Inc.	16,132.0	0.00	0.00	0.00	0.00	07/01/03	03/31/24
S1100		wta	WTA Tour, Inc.	15,360.0	0.00	0.00	0.00	29,440.00	05/29/12	05/31/22
S1103		mph	MPH Hotels, INC.	2,773.0	5,328.78	5,328.78	23.06	5,199.38	02/01/13	01/31/18
S1200		square	SquareMouth, Inc.	3,381.0	6,874.90	6,874.90	24.40	12,650.00	12/16/11	12/31/18
S1201		paradigm	Paradigm Learning, Inc.	7,472.0	7,696.16	7,696.16	12.36	28,944.00	05/01/12	04/30/21
S1202		gibb	B. Gray Gibbs & Elite Air, I	1,968.0	4,175.44	4,175.44	25.46	5,764.80	08/01/11	07/31/18
S1203		marcus	Marcus & Associates, LLC	2,330.0	4,271.67	4,271.67	22.00	4,570.69	10/01/12	09/30/17
STORAG			VACANT	0.0	0.00

61			Total - Less Excluded Units	243,563.0	261,737.25	257,661.11	12.69	677,507.34

47			Total Occupied	207,023.0	257,661.11	257,661.11	14.94
77.05			% Occupied	85.00	98.44	98.44

14			Total Vacant	36,540.0	4,076.14		1.34
22.95			% Vacant	15.00	1.56

CITY CENTER TENANT RENEWAL OPTIONS

TENANT	SUITE #	RENEWAL OPTIONS

Verizon Wireless	Antenna	3 – 5 year renewal terms

TW Telecom	Antenna	1 – 5 year renewal term

The Northern Trust Company	N101 & S105	2 – 5 year renewal terms

Nature’s Table	N103	1 – 5 year renewal term

Wells Fargo Advisors, LLC	N400	2 – 5 year renewal terms

Maxey Law Office, PLLC	N401	1 – 5 year renewal term

Deacon & Moulds, PA	S100 & S902	1 – 5 year renewal term

Powerchord, Inc.	S200	1 – 5 year renewal term

McLain Foods, Inc.	S202	1 – 4 year renewal term

Aqua Marketing & Communications	S302	1 – 5 year renewal term

The Whittmore Law Group	S304	1 – 5 year renewal term

Kobie Marketing, Inc.	S400 & S1000	2 – 5 year renewal terms

State Farm Mutual Automotive	S500	1 – 5 year renewal term

Gregory, Sharer, Stuart	S600	1 – 5 year renewal term

Insco Insurance Services, Inc.	S704 & S704A	1 – 3 year renewal term

The Ferber Company	S705	1 – 3 year renewal term

RBC Capital Markets Corporation	S800	2 – 5 year renewal terms

Public Resources Advisory	S903	1 – 5 year renewal term

Ameriprise Holdings, Inc.	S904	2 – 5 year renewal terms

MPH Hotels, Inc.	S1103	1 – 5 year renewal term

SCHEDULE 4.04(g)

MATERIAL DEFECTS

Property Owner	Property Address	Material Defects

Core Cherry Limited Partnership	4300 Cherry Creek Drive South; 700 South Ash Street; and 710 South Ash Street, Denver, CO	None, unless otherwise referenced in the Property Condition Report for the Property

Central Fairwinds Limited Partnership	135 W Central Blvd, Orlando, FL	None, unless otherwise referenced in the Property Condition Report for the Property

City Centre STF, LP	100 Second Avenue South, St. Petersburg, FL	None, unless otherwise referenced in the Property Condition Report for the Property

SCCP Boise Limited Partnership	400 Broadway Avenue; 701 Morrison Drive; 720 Park Blvd.; and 800 Park Blvd., Boise, ID	None, unless otherwise referenced in the Property Condition Report for the Property

SCCP Boise Limited Partnership	Boise Outlot – Vacant Land	None, unless otherwise referenced in the Property Condition Report for the Property

SCCP Central Valley Limited Partnership	3501 Corporate Parkway, Allentown, PA	None, unless otherwise referenced in the Property Condition Report for the Property

SCHEDULE 4.11

COMPLIANCE WITH LAWS

Property Owner	Property Address	Non-Compliance with Laws

Core Cherry Limited Partnership	4300 Cherry Creek Drive South; 700 South Ash Street; and 710 South Ash Street, Denver, CO	None, unless otherwise identified in the Zoning Report prepared by Zoning-Info. dated April 8, 2014

Central Fairwinds Limited Partnership	135 W Central Blvd, Orlando, FL	None, unless otherwise identified in the Zoning Report prepared by Zoning-Info. dated April 8, 2014

City Centre STF, LP	100 Second Avenue South, St. Petersburg, FL	None, unless otherwise identified in the Zoning Report prepared by Zoning-Info. dated April 8, 2014

SCCP Boise Limited Partnership	400 Broadway Avenue; 701 Morrison Drive; 720 Park Blvd.; and 800 Park Blvd., Boise, ID	None

SCCP Boise Limited Partnership	Boise Outlot – Vacant Land	None

SCCP Central Valley Limited Partnership	3501 Corporate Parkway, Allentown, PA	None, unless otherwise identified in the Zoning Report prepared by Zoning-Info. dated April 8, 2014

SCHEDULE 4.14

ENVIRONMENTAL COMPLIANCE

Property Owner	Property Address	Adverse Environmental Conditions or Non-Compliance with Environmental Laws or Permits

Core Cherry Limited Partnership	4300 Cherry Creek Drive South; 700 South Ash Street; and 710 South Ash Street, Denver, CO	None, unless otherwise identified in the Phase I Environmental Site Assessment prepared by PSI dated December 31, 2014

Central Fairwinds Limited Partnership	135 W Central Blvd, Orlando, FL	None, unless otherwise identified in the Phase I Environmental Site Assessment prepared by PSI dated May 22, 2013

City Centre STF, LP	100 Second Avenue South, St. Petersburg, FL	None, unless otherwise identified in the Phase I Environmental Site Assessment prepared by PSI dated December 20, 2013

SCCP Boise Limited Partnership	400 Broadway Avenue; 701 Morrison Drive; 720 Park Blvd.; and 800 Park Blvd., Boise, ID	None, unless otherwise identified in the Phase I Environmental Site Assessment prepared by EMG dated May 14, 2013

SCCP Boise Limited Partnership	Boise Outlot – Vacant Land	None, unless otherwise identified in the Phase I Environmental Site Assessment prepared by EMG dated May 14, 2013

SCCP Central Valley Limited Partnership	3501 Corporate Parkway, Allentown, PA	None, unless otherwise identified in the Phase I Environmental Site Assessment prepared by Enercon dated December 31, 2013

SCHEDULE 4.15

TANGIBLE PERSONAL PROPERTY

Property Owner	Property Address	Unpermitted Liens

Core Cherry Limited Partnership	4300 Cherry Creek Drive South; 700 South Ash Street; and 710 South Ash Street, Denver, CO	None

Central Fairwinds Limited Partnership	135 W Central Blvd, Orlando, FL	None

City Centre STF, LP	100 Second Avenue South, St. Petersburg, FL	None

SCCP Boise Limited Partnership	400 Broadway Avenue; 701 Morrison Drive; 720 Park Blvd.; and 800 Park Blvd., Boise, ID	None

SCCP Boise Limited Partnership	Boise Outlot – Vacant Land	None

SCCP Central Valley Limited Partnership	3501 Corporate Parkway, Allentown, PA	None

SCHEDULE 4.16

ZONING

Property Owner	Property Address	Exceptions to Zoning Compliance or Notice of Zoning Violations

Core Cherry Limited Partnership	4300 Cherry Creek Drive South; 700 South Ash Street; and 710 South Ash Street, Denver, CO	None

Central Fairwinds Limited Partnership	135 W Central Blvd, Orlando, FL	None

City Centre STF, LP	100 Second Avenue South, St. Petersburg, FL	None

SCCP Boise Limited Partnership	400 Broadway Avenue; 701 Morrison Drive; 720 Park Blvd.; and 800 Park Blvd., Boise, ID	None

SCCP Boise Limited Partnership	Boise Outlot – Vacant Land	None

SCCP Central Valley Limited Partnership	3501 Corporate Parkway, Allentown, PA	None

SCHEDULE 4.18

EXISTING LOANS

Insured Property Owner	Property Address	Existing Debt

SCCP Boise Limited Partnership	400 Broadway Avenue; 701 Morrison Drive; 720 Park Blvd.; and 800 Park Blvd., Boise, ID	Loan in the original principal amount of $35,200,000.00 by and between SCCP Boise Limited Partnership as Borrower and Natixis Real Estate Capital LLC as Lender secured by a Promissory Note dated June 7, 2013 with a maturity date of July 5, 2018; and a Deed of Trust, Assignment of Leases and Rents and Security Agreement dated June 7, 2013 and recorded June 10, 2013